Registration Statement No. 333-226421
Rule 424(b)(2)

Prospectus Supplement

To Prospectus dated August 20, 2018

Deutsche Bank Aktiengesellschaft

$500,000,000 Fixed to Floating Reset Rate

Subordinated Tier 2 Notes due 2031

We, Deutsche Bank Aktiengesellschaft, acting through our New York Branch, are issuing $500,000,000 aggregate principal amount of fixed to floating reset rate subordinated Tier 2 notes, which we refer to as the “Subordinated Notes,” due July 8, 2031, which we refer to as the “Maturity Date.” Subject to the imposition of a Resolution Measure (as defined herein) or any redemption prior to the Maturity Date in the limited circumstances described herein, the Subordinated Notes will bear interest:

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(i) from (and including) the date of issuance to (but excluding) July 8, 2030, which we refer to as the “Reset Date”, at a rate of 5.882% per year, payable semi-annually in arrears on January 8 and July 8 of each year, commencing on January 8, 2021; and

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(ii) from (and including) the Reset Date to (but excluding) the Maturity Date, at a variable rate per year which will be equal to Compounded SOFR (which we define below) plus 5.438%, payable quarterly in arrears on January 8, April 8, July 8 and October 8, commencing on the Reset Date.

The Subordinated Notes constitute our unsecured and subordinated obligations, ranking pari passu among themselves and, subject to applicable law from time to time, pari passu with all of our other equally subordinated obligations under other instruments issued as, and qualifying from time to time as, Tier 2 capital within the meaning of Article 63 of the CRR (as defined below). In the event Resolution Measures (as defined below) are imposed on us or in the event of the dissolution, liquidation, insolvency (Insolvenzverfahren), composition or other proceedings for the avoidance of insolvency of, or against, us, the obligations under the Subordinated Notes shall be fully subordinated to all obligations which do not qualify as own funds within the meaning of the CRR; in any such event, no amounts shall be payable in respect of the Subordinated Notes until all senior ranking obligations (as described in this Prospectus Supplement) have been satisfied in full. Obligations which rank senior to the obligations under the Subordinated Notes include (i) all claims of our unsubordinated creditors (including claims against us under our unsecured and unsubordinated non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including our obligations under any such debt instruments that were issued by us before July 21, 2018 and that are subject to Section 46f(9) sentence 2 of the German Banking Act) (or any successor provision thereof)), (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung) (or any successor provision thereof) and (iii) our contractually subordinated obligations within the meaning of Section 39(2) of the German Insolvency Code (or any successor provision thereof) which do not qualify as own funds (within the meaning of the CRR) at the time Resolution Measures are imposed on us or in the event of a dissolution, liquidation, insolvency, composition or other proceedings for the avoidance of insolvency of, or against, us (any such senior-ranking claims and obligations, the “Priority Claims”). The Subordinated Notes shall rank equally and pari passu with all other unsecured and equally subordinated debt (it being understood that no Priority Claims constitute such equally subordinated obligations) of ours, except as otherwise provided by applicable law or the terms of any other indebtedness, and in particular, if such debt is expressed to rank junior to the Subordinated Notes, then the Subordinated Notes shall rank senior to such junior debt, but junior to the Priority Claims, except as otherwise provided by applicable law. The ranking of our obligations will be as provided in the subordinated indenture among us, Wilmington Trust, National Association, as trustee (which we refer to as the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, transfer agent and registrar and authenticating agent (which we refer to as the “agents”).

The Subordinated Notes may be written down, be converted into ordinary shares or other instruments of ownership or become subject to other Resolution Measures. You may lose part or all of your investment if any Resolution Measure becomes applicable to us. For more information regarding the potential imposition of Resolution Measures by our competent resolution authority, please see “Description of the Subordinated Notes—Resolution Measures” herein.

By your acquisition of the Subordinated Notes, you will be deemed irrevocably to have agreed, and you will agree:

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to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of the Subordinated Notes to give effect to any Resolution Measure;

•	that you will have no claim or other right against us arising out of any Resolution Measure; and

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that the imposition of any Resolution Measure will not constitute a default or an event of default (i) under the Subordinated Notes, (ii) under the subordinated indenture or (iii) for the purpose, but only to the fullest extent permitted by, of the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act,” (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act).

By your acquisition of the Subordinated Notes, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee and the agents for, agree not to initiate a suit against the Trustee or the agents in respect of, and agree that the Trustee and agents will not be liable for, any action that the Trustee or any of the agents takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the Subordinated Notes.

Subject to the prior consent of our competent supervisory authority, we may redeem all, but not some, of the Subordinated Notes at our option at 100% of their principal amount (subject to the imposition of any Resolution Measure) plus accrued but unpaid interest (i) on the Reset Date, (ii) for certain tax reasons or (iii) for certain regulatory reasons, as described further herein.

The Subordinated Notes will not be listed on any securities exchange.

Investing in the Subordinated Notes involves risks. See “Risk Factors” beginning on page PS-14 and as incorporated by reference herein for a discussion of certain factors that you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Subordinated Notes are not deposits or savings accounts but are our unsecured obligations. The Subordinated Notes are not insured by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency.

	Price to Public(1)	Underwriting Discount	Proceeds, before Expenses, to us(1)
Per Subordinated Note	$200,000	$900	$199,100
Total	$500,000,000	$2,250,000	$497,750,000

(1)

We will pay the underwriter compensation of $900 per Subordinated Note. The total underwriting discount payable by us will be $2,250,000. See “Underwriting (Conflicts of Interest)” for a description of all compensation payable to the Underwriters.

The initial price to public set forth above does not include accrued interest, if any. Interest on the Subordinated Notes will accrue from July 8, 2020 and must be paid by the purchaser if the Subordinated Notes are delivered after that date.

We expect that the Subordinated Notes will be ready for delivery through the book-entry facilities of The Depository Trust Company and its participants on or about July 8, 2020. We will issue the Subordinated Notes in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Because Deutsche Bank Securities Inc. is both our affiliate and a member of the Financial Industry Regulatory Authority, Inc., which we refer to as “FINRA,” the offering of the Subordinated Notes will be conducted in accordance with the applicable provisions of FINRA Rule 5121. For more information, see the “Underwriting (Conflicts of Interest)” section of this prospectus supplement.

Lead Book-Running Manager

Deutsche Bank Securities

Joint-Lead Managers

Citigroup	BBVA	COMMERZBANK	Morgan Stanley

Santander	Standard Chartered Bank	TD Securities

Co-Managers

Academy Securities	AmeriVet Securities	Bancroft Capital	BNY Mellon Capital Markets, LLC

CAPIS	Citizens Capital Markets	KeyBanc Capital Markets	Mischler Financial Group, Inc.

Multi-Bank Securities, Inc.	Regions Securities LLC	R. Seelaus & Co., LLC	Siebert Williams Shank

The date of this Prospectus Supplement is June 29, 2020.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement supplements the accompanying prospectus dated August 20, 2018. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any additional or different information. The information in this prospectus supplement and the accompanying prospectus may be accurate only as of the dates of each of these documents, respectively.

The Subordinated Notes are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers.

In this prospectus supplement, “we,” “us,” “our” and the “Bank” refer to Deutsche Bank AG, including, as the context requires, acting through its New York Branch.

We are offering to sell, and are seeking offers to buy, the Subordinated Notes only in jurisdictions where such offers and sales are permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer to sell, or a solicitation of an offer to buy, any Subordinated Notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank AG since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this prospectus supplement and the accompanying prospectus and the purchase, offer or sale of the Subordinated Notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the Subordinated Notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the underwriters shall have any responsibility therefor.

PROHIBITION OF SALES TO EEA AND UK RETAIL INVESTORS—The Subordinated Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distributive Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Subordinated Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the Subordinated Notes or otherwise making them available to any retail investor in the EEA or the UK may be unlawful under the PRIIPs Regulation.

MIFID II PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET—Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Subordinated Notes has led to the conclusion that: (i) the target market for the Subordinated Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Subordinated

Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Subordinated Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment, however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Subordinated Notes (by either adopting or refining the manufacturers’ target market assessment) and determining the appropriate distribution channels.

This prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Subordinated Notes are only available to, and any invitation, offer or agreement to subscribe for, purchase or otherwise acquire such Subordinated Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus, or any of their respective contents.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-226421) that we have filed with the Securities and Exchange Commission (which we refer to as the “SEC”) under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”). This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is an important part of this prospectus supplement. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to “Where You Can Find Additional Information” on page 16 of the accompanying prospectus.

In addition to the specific documents incorporated by reference listed on page 16 of the accompanying prospectus, we incorporate by reference in this prospectus supplement and the accompanying prospectus, the Annual Report on Form 20-F of Deutsche Bank AG for the year ended December 31, 2019, filed on March 20, 2020, and the Current Reports on Form 6-K of Deutsche Bank AG dated June 29, 2020, April 29, 2020 and March 25, 2020, in each case only to the extent expressed therein to be incorporated by reference into a then-effective registration statement of Deutsche Bank AG.

In addition to the documents listed in the accompanying prospectus and described above, we incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), from the date of this prospectus supplement until the offering is completed. Reports on Form 6-K we furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus supplement.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49-800-910-8000).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the information incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are statements that are not historical facts, including statements about our beliefs and expectations. We use words such as “believe,” “anticipate,” “expect,” “intend,” “seek,” “estimate,” “project,” “should,” “potential,” “reasonably possible,” “plan,” “aim” and similar expressions to identify forward-looking statements. In addition, we may from time to time make forward-looking statements in our periodic reports to the SEC on Forms 20-F and 6-K, annual and interim reports, invitations to annual shareholders’ meetings and other information sent to shareholders, offering circulars and prospectuses, press releases and other written materials. Our Management Board, Supervisory Board, officers and employees may also make oral forward-looking statements to third parties, including financial analysts.

Such forward-looking statements may include, without limitation, statements relating to the following:

•	the potential development and impact on us of economic and business conditions and the legal and regulatory environment to which we are subject;

•	the implementation of our strategic initiatives and other responses thereto;

•	the development of aspects of our results of operations;

•	our expectations of the impact of risks that affect our business, including the risks of losses on our trading processes and credit exposures; and

•	other statements relating to our future business development and economic performance.

By their very nature, forward-looking statements involve risks and uncertainties, both general and specific. We base these statements on our current plans, estimates, projections and expectations. You should therefore not place too much reliance on them. Our forward-looking statements speak only as of the date we make them, and we undertake no obligation to update any of them in light of new information or future events.

We caution you that a number of important factors could cause our actual results to differ materially from those we describe in any forward-looking statement. These factors include, among others, the following:

•	the potential development and impact on us of economic and business conditions;

•	other changes in general economic and business conditions;

•	changes and volatility in currency exchange rates, interest rates and asset prices;

•	changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions, including with regard to the current COVID-19 pandemic;

•	the potential development and impact on us of legal and regulatory proceedings to which we are or may become subject;

•	changes in our competitive environment;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

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our success in implementing our strategic initiatives and other responses to economic and business conditions and the legal and regulatory environment and realizing the benefits anticipated therefrom; and

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other factors, including those we refer to in “Item 3: Key Information—Risk Factors” of our most recent Annual Report on Form 20-F, elsewhere in that Annual Report on Form 20-F, this prospectus supplement or the accompanying prospectus, and others to which we do not refer.

SUMMARY

The following summary describes the Subordinated Notes in general terms only. You should read the summary together with the more detailed information contained in this prospectus supplement and the accompanying prospectus.

We expect to issue the Subordinated Notes under a subordinated indenture (which we refer to as the “Subordinated Indenture”) comprising a base subordinated indenture (which we refer to as the “Base Subordinated Indenture”) entered into on May 21, 2013 among us, Wilmington Trust, National Association, as trustee (which we refer to as the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, transfer agent and registrar and authenticating agent (which we refer to as the “agents”), a third supplement to the Base Subordinated Indenture adding certain provisions thereto and modifying certain provisions thereof (which we refer to as the “Third Supplemental Subordinated Indenture”) entered into on December 1, 2017, among us, the Trustee and the agents, a fifth supplement to the Base Subordinated Indenture modifying certain provisions thereof (which we refer to as the “Fifth Supplemental Subordinated Indenture”) expected to be entered into on or about July 8, 2020 among us, the Trustee and the agents, and a sixth supplement to the Base Subordinated Indenture relating to the Subordinated Notes (which we refer to as the “Sixth Supplemental Subordinated Indenture”) expected to be entered into on or about July 8, 2020, among us, the Trustee and the agents. The Subordinated Notes will constitute a separate series of subordinated debt securities under the Subordinated Indenture. We filed the Base Subordinated Indenture on May 21, 2013 as an exhibit to a post-effective amendment to our prior registration statement on Form F-3, File No. 333-184193, we filed the Third Supplemental Subordinated Indenture as an exhibit to a Current Report on Form 6-K on December 1, 2017, we filed the form of the Fifth Supplemental Subordinated Indenture with the SEC on June 29, 2020 as an exhibit to a Current Report on Form 6-K, and we intend to file the Fifth Supplemental Subordinated Indenture and the Sixth Supplemental Subordinated Indenture with the SEC on or about July 8, 2020 as exhibits to a Current Report on Form 6-K. The terms of the Subordinated Notes include those stated in the Subordinated Indenture and those terms made part of the Subordinated Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

Issuer	Deutsche Bank AG, acting through its New York Branch.

Securities Offered	$500,000,000 aggregate principal amount of fixed to floating reset rate subordinated Tier 2 notes due 2031, which we refer to as the “Subordinated Notes.”

Issue Date	July 8, 2020.

Maturity Date	We will repay the Subordinated Notes at 100% of their principal amount (subject to the imposition of any Resolution Measure) plus accrued and unpaid interest on July 8, 2031, unless we redeem them earlier in the limited circumstances described in “Description of the Subordinated Notes—Redemption; Repurchase.”

Price to Public	100.000%.

Fixed Interest Rate	From (and including) the Issue Date to (but excluding) the Reset Date, at a rate of 5.882% per year.

Floating Reset Interest Rate	From (and including) the Reset Date to (but excluding) the Maturity Date (the “Floating Rate Period”), at a variable rate per year which will be equal to Compounded SOFR (as defined below) plus 5.438% (the “Floating Reset Interest Rate”) (which we describe in “Description of the Subordinated Notes—Payments on the Subordinated Notes” below).

Compound SOFR	A compounded average of daily Secured Overnight Financing Rate (“SOFR”) determined for each quarterly Interest Period in accordance with the specific formula described in the section “Description of the Subordinated Notes—Compounded SOFR.”

For purposes of calculating Compounded SOFR, the daily SOFR for each calendar day in the period from, and including, the Rate Cut-Off Date to, but excluding, the Maturity Date will be the daily SOFR as determined in respect of such Rate Cut-Off Date.

Interest Periods	With respect to the Floating Rate Period, each period from, and including, the Reset Date to, but excluding, the following Interest Payment Date (or the Maturity Date in the case of the final Interest Period).

Interest Payment Dates	With respect to the Fixed Rate Period, January 8 and July 8 of each year, commencing on January 8, 2021, and ending on the Reset Date.

With respect to the Floating Rate Period, January 8, April 8, July 8, and October 8, commencing on the Reset Date, provided that the Interest Payment Date with respect to the final Interest Period will be the Maturity Date.

Rate Cut-Off Date	The date that is the second U.S. Government Securities Business Day prior to the Maturity Date.

Regular Record Dates	The Business Day preceding the relevant interest payment date. The term “Business Day” means a day on which (i) the Trans-European Automatic Real-time Gross settlement Express Transfer system (TARGET2) is open for business and (ii) commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City.

Ranking

The Subordinated Notes constitute our unsecured and subordinated obligations, ranking pari passu among themselves and, subject to applicable law from time to time, pari passu with all of our other equally subordinated obligations under other instruments issued as, and qualifying from time to time as, Tier 2 capital within the meaning of Article 63 of the CRR (as defined below). In the event Resolution Measures (as defined below) are imposed on us or in the event of the dissolution, liquidation, insolvency (Insolvenzverfahren), composition or other proceedings for the avoidance of insolvency of, or against, us, the obligations under the Subordinated Notes shall be fully subordinated to all obligations which do not qualify as own funds within the meaning of the CRR; in any such event, no amounts shall be payable in respect of the Subordinated Notes until all senior ranking obligations (as described in this Prospectus Supplement) have been satisfied in full. Obligations which rank senior to the obligations under the Subordinated Notes include (i) all claims of our unsubordinated creditors (including claims against us under our unsecured and unsubordinated non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including our obligations under any such debt instruments that were issued by us before July 21, 2018 and that are subject to Section 46f(9) sentence 2 of the German Banking Act) (or any successor provision thereof)), (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung) (or any successor provision thereof) and (iii) our contractually subordinated obligations (within the meaning of Section 39(2) of the German Insolvency Code (or any successor provision thereof) which do not qualify as own funds (within the meaning of the CRR) at the time Resolution Measures are imposed on us or in the event of a dissolution, liquidation, insolvency, composition or other proceedings for the avoidance of insolvency of, or against, us (any such senior-ranking claims and obligations, the “Priority Claims”). The Subordinated Notes shall rank equally and pari passu with all other unsecured and equally subordinated debt (it being understood that no Priority Claims constitute such equally subordinated obligations) of ours, except as otherwise provided by applicable law or the terms of any other indebtedness, and in particular, if such debt is expressed to rank junior to the Subordinated Notes, then the Subordinated Notes shall rank senior to such junior debt, but junior to the Priority Claims, except as otherwise provided by applicable law. In the event any Resolution Measures are imposed on us or in the event of our bankruptcy or insolvency, suspension of payments, dissolution, liquidation or winding up, no amounts will be payable under the Subordinated Notes until the claims of all creditors of Priority Claims have been satisfied in full.

Any right to set off any claims for interest, repayment and any other claims under the Subordinated Notes, which we refer to as “Payment Claims,” against claims of ours will be excluded (see “Description of the Subordinated Notes—Waiver of Right to Set-Off”). No subsequent agreement may limit the subordination pursuant to the provisions set out under “Description of the Subordinated Notes—Status” or shorten the term of the Subordinated Notes or any applicable notice period. No collateral or guarantee will be provided at any time to secure claims of the Holders under the Subordinated Notes; any collateral or guarantee already provided or granted in the future in connection with our other liabilities may not be used for claims under the Subordinated Notes.

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in this Prospectus Supplement shall refer to such amended provisions or successor provisions.

Resolution Measures	By subscribing for or otherwise acquiring the Subordinated Notes, the holders will be bound by and will be deemed to consent to the imposition of any Resolution Measure (as defined below) by our competent resolution authority.

Under the relevant resolution laws and regulations as applicable to us from time to time, the Subordinated Notes may be subject to the powers exercised by our competent resolution authority to:

•	write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of the Subordinated Notes;

•

convert the Subordinated Notes into ordinary shares of (i) the Bank or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital (and the issue to or conferral on the holders (including the beneficial owners) of such ordinary shares or instruments); and/or

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apply any other resolution measure, including, but not limited to, (i) any transfer of the Subordinated Notes to another entity, (ii) the amendment, modification or variation of the terms and conditions of the Subordinated Notes or (iii) the cancellation of the Subordinated Notes.

We refer to each of these measures as a “Resolution Measure.” When we refer to a “group entity,” we mean an entity that is included in the corporate group subject to a Resolution Measure, and when we refer to a “bridge bank,” we mean a newly chartered German bank that would receive some or all of our equity securities, assets, liabilities and material contracts, including those attributable to our branches and subsidiaries, in a resolution proceeding. Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the European Union directive of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms. For the avoidance of doubt, any non-payment by us arising out of any such Resolution Measure will not constitute a failure by us under the terms of the Subordinated Notes or under the Subordinated Indenture to make a payment of principal of, interest on, or other amounts owing under the Subordinated Notes.

Deemed Agreement to Resolution Measures	By your acquisition of the Subordinated Notes, you will be deemed irrevocably to have agreed, and you will agree:

•

to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of the Subordinated Notes to give effect to any Resolution Measure;

•	that you will have no claim or other right against us arising out of any Resolution Measure; and

•	that the imposition of any Resolution Measure will not constitute a default or an event of default (i) under the

Subordinated Notes, (ii) under the Subordinated Indenture or (iii) for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act).

By your acquisition of the Subordinated Notes, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee and the agents for, agree not to initiate a suit against the Trustee or the agents in respect of, and agree that the Trustee and agents will not be liable for, any action that the Trustee or any of the agents takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the Subordinated Notes.

By your acquisition of the Subordinated Notes, you will be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by our competent resolution authority of its decision to exercise such power with respect to the Subordinated Notes, (ii) authorized, directed and requested The Depository Trust Company and any direct participant in The Depository Trust Company or other intermediary through which you hold such Subordinated Notes to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the Subordinated Notes as it may be imposed, without any further action or direction on your part or on the part of the Trustee or the agents, and (iii) acknowledged and accepted that the provisions contained in the section Description of the Subordinated Notes—Resolution Measures—Deemed Agreement to Resolution Measures are exhaustive on the matters described in Description of the Subordinated Notes—Resolution Measures to the exclusion of any other agreements, arrangements or understandings between you and us relating to the terms and conditions of the Subordinate Notes.

No Security	No security or guarantee of whatever kind is, or will at any time be, provided by us or any other person securing your rights under the Subordinated Notes, and any collateral that, notwithstanding the aforementioned, may have been provided in the past or will be provided in the future by us or any third party will not secure the claims under the Subordinated Notes.

Further Issuances

We may, from time to time, without the consent of the holders of the Subordinated Notes, issue additional notes under the Subordinated Indenture, having the same ranking and same interest rate, maturity date, redemption terms and other terms, except for the price to the public and issue date. Any such additional notes, together with the Subordinated Notes offered by this prospectus supplement, may constitute a single series of Subordinated Notes under the Subordinated Indenture, provided that if such additional notes have the same CUSIP, ISIN or other identifying number as the outstanding Subordinated Notes, such additional notes must either (i) be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) be otherwise issued in a qualified reopening for U.S. federal income tax purposes.

Optional Redemption	Subject to the prior consent of our competent supervisory authority, we may redeem all, but not some, of the Subordinated Notes at our option, on any Business Day during the period from (and including) April 8, 2030 to (and including) the Reset Date, at 100% of their principal amount (subject to the imposition of any Resolution Measure) together with accrued but unpaid interest, on the date of redemption, as described under “Description of the Subordinated Notes—Redemption; Repurchase—Optional Redemption.”

Tax Redemption	Subject to the prior consent of our competent supervisory authority, we may redeem all, but not some, of the Subordinated Notes, at any time at our option, at 100% of their principal amount (subject to the imposition of any Resolution Measure) together with any accrued and unpaid interest to (but excluding) the date set for redemption if, as a result of certain changes in the tax laws or regulations of the Federal Republic of Germany or the United States, which becomes effective on or after the Issue Date, or as a result of any application or official interpretation of such laws or regulations not generally known before the Issue Date (as described more fully under “Description of the Subordinated Notes—Redemption; Repurchase—Tax Redemption”), withholding taxes are or there is a substantial probability that they will be leviable on payments of interest in respect of the Subordinated Notes, and we would be obligated to pay “additional amounts” with respect to such withholding taxes under the terms of the Subordinated Notes (as described under “Description of the Subordinated Notes—Payment of Additional Amounts”), provided that the conditions in Article 78(4)(b) of the CRR (which we describe under “Description of the Subordinated Notes—General” below) are met, pursuant to which our competent supervisory authority may permit any such redemption only if it is satisfied that the change in the applicable tax treatment is material and was not reasonably foreseeable at the Issue Date.

Redemption for Regulatory Reasons

Subject to the prior consent of our competent supervisory authority, we may redeem all, but not some, of the Subordinated Notes, at any time at our option, at 100% of their principal amount (subject to the imposition of any Resolution Measure) together with any accrued and unpaid interest to (but excluding) the date set for redemption if there is a change in the regulatory classification of the Subordinated Notes that would be likely to result in (i) its exclusion in full or in part from our own funds under the CRR or any successor legislation, other than for certain reasons as described under “Description of the Subordinated Notes—Redemption; Repurchase—Redemption for Regulatory Reasons,” or (ii) their reclassification as a lower quality of our own funds than as of the Issue Date, provided that the conditions in Article

78(4)(a) CRR are met, pursuant to which our competent supervisory authority may permit any such redemption only if it considers the change in the regulatory classification to be sufficiently certain and is satisfied that the regulatory reclassification of the Subordinated Notes was not reasonably foreseeable at the Issue Date.

Repayment Obligation	Any redemption or repurchase of the Subordinated Notes prior to their scheduled maturity requires the prior consent of our competent supervisory authority and such redemption or repurchase may not occur before five years after the date of issuance, except where the conditions set out in Article 78(4) CRR are met. If the Subordinated Notes are redeemed or repurchased by us otherwise than in the circumstances described under “Description of the Subordinated Notes—Redemption; Repurchase,” then the amounts redeemed or paid must be returned to us irrespective of any agreement to the contrary unless our competent supervisory authority has given its consent to such early redemption or repurchase.

Book-Entry Issuance, Settlement and Clearance	We will issue the Subordinated Notes in fully registered form in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Subordinated Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (which we refer to as the “Depositary”). You will hold beneficial interests in the Subordinated Notes through the Depositary and its direct and indirect participants, including Clearstream Banking, société anonyme (which we refer to as “Clearstream, Luxembourg”) and Euroclear Bank SA/NV (which we refer to as “Euroclear”), and the Depositary and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes except as described in the accompanying prospectus. Settlement of the Subordinated Notes will occur through the Depositary in same day funds. For information on the Depositary’s book-entry system, see “The Depositary” and “Book-Entry, Delivery and Form.”

ISIN	US25160PAE79.

CUSIP	25160P AE7.

Conflicts of Interest

Deutsche Bank Securities Inc., the lead book-running manager for this offering, is a subsidiary of ours. Accordingly, the offering of the Subordinated Notes will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority, Inc., which we refer to as “FINRA.” FINRA Rule 5121 requires that a “qualified independent underwriter” participate in the preparation of this prospectus supplement and exercise the usual standards of due diligence with respect thereto. Citigroup Global Markets Inc. has assumed the responsibilities of acting as the qualified independent underwriter in this offering. Citigroup Global Markets Inc. will not receive any additional fees for serving as a qualified independent underwriter in connection with this offering. We have agreed to indemnify Citigroup Global Markets Inc. against liabilities incurred in connection with acting as qualified independent underwriter, including liabilities under the Securities Act. Additionally, client accounts over which Deutsche Bank Securities Inc. or any affiliate has investment discretion are not permitted to purchase the Subordinated Notes, either directly or indirectly, without the specific written approval of the accountholder. For more information, see the “Underwriting (Conflicts of Interest)” section of this prospectus supplement.

Listing	The Subordinated Notes will not be listed on any securities exchange.

Trustee, Principal Paying Agent, Transfer Agent and Registrar and Authenticating Agent	Wilmington Trust, National Association, a national banking association organized and existing under the laws of the United States, having its corporate trust office at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, will act as the trustee for the Subordinated Notes. Deutsche Bank Trust Company Americas will act as paying agent, transfer agent and registrar and authenticating agent for the Subordinated Notes.

Calculation Agent	Deutsche Bank AG, London Branch

Timing and Delivery	We currently expect delivery of the Subordinated Notes to occur on July 8, 2020.

Use of Proceeds	We intend to use the net proceeds of the offering for general corporate purposes and to further strengthen our regulatory capital base.

Governing Law	The Subordinated Notes and the Subordinated Indenture will be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions of each of the Subordinated Notes and the Subordinated Indenture, which will be governed by and construed in accordance with German law, and except as may otherwise be required by mandatory provisions of law.

RISK FACTORS

For a discussion of the risk factors affecting Deutsche Bank AG and its business, see “Item 3: Key Information—Risk Factors” of our most recent Annual Report on Form 20-F and our current and periodic reports filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement.

In addition, you should consider carefully the following discussion of risks before you decide that an investment in the Subordinated Notes is suitable for you.

We are subject to global economic, market and business risks with respect to the current COVID 19 pandemic.

The unprecedented global economic disruption caused by the COVID-19 pandemic is now resulting, at least temporarily, in an extremely severe GDP contraction in most major economies. This may over time reduce the level of activity in which certain of our businesses operate and thus have a negative impact on such businesses’ ability to generate revenues or profits. If the pandemic is protracted or re-emerges where it has receded so far, this could amplify the current negative demand and supply chain effects as well as the negative impact on global growth and global financial markets. In addition, a further extension of the prolonged low interest rate period in the Eurozone has become more likely. Furthermore, continued elevated levels of political uncertainty, e.g. due to a deeper Eurozone divide in the wake of the COVID-19 pandemic in addition to populist movements in major European Union member states, could have adverse consequences for the financial system and the economy more broadly. Higher uncertainty has led and may continue to lead to clients drawing down on credit facilities which will lead to an increase in capital requirements and liquidity demands. Associated higher volatility has led and may continue to lead to increased margin calls both inbound and outbound.

From an operational perspective and despite the business continuity and crisis management policies currently in place, travel restrictions and Deutsche Bank’s decision to maximize numbers of staff working from home may over time adversely impact our business activities. The unprecedented move across global industries to conduct business from home and away from primary office locations increases the pressure on our business practices, the demand on our technology infrastructure and also the risk of cyber-attacks which could lead to technology failures, security breaches, unauthorized access, loss or destruction of data or unavailability of services. Any of these events could result in litigation or result in a financial loss, disruption of our business activities, liability to our customers, government intervention or damage to our reputation. At the same time the cost to us of managing these cyber, information security and other risks remains high. Delays in the implementation of regulatory requirements including consumer protection measures and of our strategic projects could also have a negative impact on our revenues and costs.

In addition, a substantial proportion of our assets and liabilities comprise financial instruments that we carry at fair value, with changes in fair value recognized in our income statement. The market declines and volatility could negatively impact the value of such financial instruments and cause us to incur losses. We also expect the economic slowdown and market downturn to negatively impact specific portfolios through negative ratings migration and higher than expected credit losses. As a result, we significantly increased our provision for credit losses in the first quarter of 2020, to 506 million euros, of which 261 million euros were related to COVID-19. On June 10, 2020, we stated that we anticipate our provision for credit losses in the second quarter of 2020 to be around 800 million euros. We expect higher provisions for credit losses for the foreseeable future. If the decline of the economic slowdown and market downturn prove to be other than temporary as currently expected it may result in significantly higher expected credit losses in future periods. In addition, the disruption caused by the COVID-19 pandemic could also adversely impact the review, testing and measurement of impairment of goodwill and intangible assets. The valuation of our deferred tax assets may also be affected.

The current COVID 19 pandemic and its potential impact on the global economy is likely to affect our ability to meet our financial targets. While some policy measures taken by central banks and governments may help to mitigate some of the impacts of the current situation, we may be materially adversely affected by a protracted downturn in local, regional or global economic conditions. It is currently also unclear how moratoria and payment holidays introduced may impact us going forward. Credit extension to support clients at the outset of the crisis and continued client needs for liquidity, coupled with declines in clients’ credit ratings, could increase risk weighted assets for the near future. In announcing our first quarter 2020 results, we stated that, in light of the changed environment, we temporarily suspended our 2020 CET1 ratio target of at least 12.5% and Leverage ratio target of 4.5%. On June 18, 2020, we announced our expectation that our fourth quarter 2020 CET1 ratio would drop to around 12.3%. The suspension of our targets, any failure to meet our targets or actions or measures to maintain our capital may result in adverse effects on our business, results of operations or strategic plans and targets, or the prices of our securities.

Our obligations under the Subordinated Notes are subordinated.

Our obligations under the Subordinated Notes will be unsecured and subordinated and will rank junior in priority of payment to the current and future claims of our creditors, other than claims in respect of any liability that is, or is expressed to be, subordinated to our obligations under the Subordinated Notes (except as otherwise provided by applicable law or the terms of such liability). Obligations which rank senior to the obligations under the Subordinated Notes include (i) all claims of our unsubordinated creditors (including claims against us under our unsecured and unsubordinated non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including our obligations under any such debt instruments that were issued by us before July 21, 2018 and that are subject to Section 46f(9) sentence 2 of the German Banking Act) (or any successor provision thereof)), (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung) (or any successor provision thereof) and (iii) our contractually subordinated obligations within the meaning of Section 39(2) of the German Insolvency Code (or any successor provision thereof) which do not qualify as own funds (within the meaning of the CRR) at the time Resolution Measures are imposed on us or in the event of a dissolution, liquidation, insolvency, composition or other proceedings for the avoidance of insolvency of, or against, us. In the event Resolution Measures are imposed on us or in the event of the dissolution, liquidation, insolvency (Insolvenzverfahren), composition or other proceedings for the avoidance of insolvency of, or against, us, the obligations under the Subordinated Notes will be fully subordinated to all obligations which do not qualify as own funds within the meaning of the CRR (as defined below); in any such event, no amounts will be payable in respect of the Subordinated Notes until all senior ranking obligations (as described in this Prospectus Supplement) have been satisfied in full.

Also, upon the implementation into German law (as required by December 28, 2020) of Article 48(7) Directive 2014/59/EU the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (commonly referred to as the “Bank Recovery and Resolution Directive” or “BRRD” (as amended)), claims under certain of our outstanding capital instruments, if and when they cease to qualify as own funds within the meaning of the Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation) (“CRR”) are expected to rank senior to claims against us under the Subordinated Notes.

We expect from time to time to incur additional indebtedness or other obligations that will constitute senior indebtedness, and the Subordinated Indenture does not contain any provisions restricting our ability to incur senior indebtedness. Although the Subordinated Notes may pay a higher rate of interest than comparable notes which are not so subordinated, there is a real risk that you will lose all or some of your investment should we become insolvent since our assets would be available to pay such amounts only after all of our senior creditors have been paid in full.

Furthermore, holders will have limited ability to influence the outcome of any insolvency proceedings or a restructuring outside insolvency. In the course of insolvency proceedings over our assets, holders will generally not have any right to vote in the creditors’ meeting (Gläubigerversammlung). Accordingly, holders will be able to affect the outcome of a restructuring only to a very limited extent, if at all.

The Subordinated Notes may be subject to Resolution Measures.

The Subordinated Notes may be written down, be converted into ordinary shares or other instruments qualifying as common equity tier 1 capital or become subject to other resolution measures. You may lose part or all of your investment if any such measure becomes applicable to us.

The Subordinated Notes may be subject to a permanent write-down or conversion into ordinary shares or other instruments of ownership (in whole or in part) and/or to other resolution measures, in particular in circumstances where the competent authorities have determined that we have reached the point of non-viability and the competent resolution authority has taken the decision to apply such measures to us.

Germany participates in the European Union’s single resolution mechanism (referred to as the “Single Resolution Mechanism” or “SRM”), which centralizes at a European level the key competences and resources for managing the failure of banks in Member States of the European Union participating in the banking union. The SRM is based on Regulation (EU) No 806/2014 of the European Parliament and of the Council of July 15, 2014 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund and amending Regulation (EU) No 1093/2010 (the “SRM Regulation”) and the BRRD, which was implemented in Germany through the German Recovery and Resolution Act (Sanierungs- und Abwicklungsgesetz—“SAG”). In addition, the German Resolution Mechanism Act (Abwicklungsmechanismusgesetz) adapted German bank resolution laws to the SRM.

Under the SRM, broad resolution powers with respect to banks domiciled in the participating Member States are granted to the SRB as the central European resolution authority and to the competent national resolution authorities. Resolution powers in particular include the power to reduce, including to zero, the nominal value of shares, or to cancel shares outright, and to write down certain eligible subordinated and unsubordinated unsecured liabilities, including to zero, or convert them into equity (commonly referred to as “bail-in”).

For a bank directly supervised by the ECB, such as Deutsche Bank, the SRB draws up the resolution plan, assesses the bank’s resolvability and may require legal and operational changes to the bank’s structure to ensure its resolvability. In the event that a bank is failing or likely to fail and certain other conditions are met, in particular where there is no reasonable prospect that any alternative private sector measures would prevent the failure and resolution measures are necessary in the public interest, the SRB is responsible for adopting a resolution scheme for resolving the bank pursuant to the SRM Regulation. The European Commission and, to a lesser extent, the Council of the European Union, have a role in endorsing or objecting to the resolution scheme proposed by the SRB. The resolution scheme would be addressed to and implemented by the competent national resolution authorities (in Germany, the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht—the “BaFin”).

Due to their qualification as Tier 2 instruments (within the meaning of the CRR), the Subordinated Notes constitute “relevant capital instruments” within the meaning of the SRM Regulation and the SAG which are intended to be recognized for purposes of meeting own funds requirements on a consolidated basis. The Subordinated Notes are therefore in particular subject to the “write-down and conversion power” pursuant to the SRM Regulation and the SAG relating to relevant capital instruments. If the ECB or the SRB determines that we are failing or likely to fail and certain other conditions (as set forth in the SRM Regulation, the SAG and other applicable rules and regulations) are met, the BaFin, once a resolution scheme has been adopted by the SRB, has the power to write-down, including to write down to zero, all claims for payment of the principal, interest or any other amount in respect of the Subordinated Notes, or to convert the Subordinated Notes into ordinary shares or other instruments qualifying as Common Equity Tier 1 capital. The SRB and the BaFin must to exercise the write-

down and conversion power in a way that results in (i) Common Equity Tier 1 items (such as our ordinary shares) being reduced first in proportion to the relevant losses, (ii) subsequently, the outstanding amount of our Additional Tier 1 instruments, being written down on a permanent basis or converted into Common Equity Tier 1 instruments in order to absorb any remaining losses or to recapitalize us to the extent necessary after the measures described in subparagraph (i) above, (iii) subsequently, the outstanding amount of our Tier 2 instruments (including the Subordinated Notes) being written down on a permanent basis or converted into Common Equity Tier 1 instruments in order to absorb any remaining losses or to recapitalize us to the extent necessary after the measures described in subparagraph (i) and (ii) above, and (iv) finally, our other liabilities that are eligible for a “bail-in” being written down on a permanent basis or converted into Common Equity Tier 1 instruments in accordance with their order of priority and to the extent necessary after the measures described in subparagraphs (i) through (iii) above. In addition to exercising the write-down and conversion power, the SRB and the BaFin may apply any other resolution measure including (but not limited to) a transfer of the Subordinated Notes to another entity, an amendment of the terms and conditions of the Subordinated Notes (including, but not limited to, changing the amount of interest payable on the Subordinated Notes), or a cancellation of the Subordinated Notes. The write-down and conversion power and each of such other resolution measures are hereinafter referred to as a “Resolution Measure”. Generally, the SRB and the BaFin may apply Resolution Measures individually or in any combination. Furthermore, you should be aware that, according to the BRRD, the SRM Regulation and the SAG, public financial support is supposed to be granted only as a last resort after having assessed and exploited, to the maximum extent practicable, the application of Resolution Measures, including the write-down and conversion power.

If any of these events occur, you may lose the entirety or a substantial part of your investments in the Subordinated Notes. Consequently, any amounts so written down in respect of the Subordinated Notes would be irrevocably lost and you would cease to have any claims thereunder, and any conversion into Common Equity Tier 1 instruments of us (or a third party such as a bridge institution) with generally higher risks would be permanent, regardless of whether or not our group’s financial health is restored. You would have no claim against us in any such case and we would have no obligation to make any further payments under the Subordinated Notes.

You should therefore carefully consider the risk that you may lose all of your investment, including the nominal amount plus any accrued interest in particular if the SRB and the BaFin impose a write-down or conversion of the Subordinated Notes into Common Equity Tier 1 instruments.

There is some uncertainty as to what protections, if any, will be available to holders of securities that are subject to a Resolution Measure and to the additional resolution powers that may be granted to our competent resolution authority. Under the Resolution Act, there are certain limited judicial proceedings available to challenge any Resolution Measure taken by our competent resolution authority. Limited judicial proceedings to challenge Resolution Measures under the SRM Regulation (including possible proceedings before the European Court of Justice) may also be available. However, it remains unclear what remedies may be available to holders commencing such proceedings. In addition, by your acquisition of the Subordinated Notes, you waive (to the fullest extent permitted by the Trust Indenture Act and applicable law) any and all claims against the Trustee and the paying agent, and agree not to initiate a suit against the Trustee or the paying agent in respect of, and agree that the Trustee and the paying agent will not be liable for, any action that the Trustee or the paying agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the Subordinated Notes. Accordingly, you may have limited or circumscribed rights to challenge any decision of our competent resolution authority to impose any Resolution Measure.

The extent to which the principal amount of, or other amount payable with respect to, the Subordinated Notes may be subject to a Resolution Measure may depend on a number of factors that may be outside our control, and it will be difficult to predict when, if at all, a Resolution Measure might become applicable to us in our individual case. Accordingly, secondary market trading in the Subordinated Notes may not follow the trading behavior associated with other types of securities issued by other financial institutions that may be or have been subject to a Resolution Measure. You may lose part or all of your investment in the Subordinated Notes if a Resolution Measure becomes applicable to us, even though the Subordinated Notes (other than their subordination provisions) are governed by New York law.

The Subordinated Notes contain limited events of default, and the remedies available thereunder are limited.

As described in “Description of the Subordinated Notes–Event of Default,” the Subordinated Notes provide for no Event of Default other than the opening of insolvency proceedings against us by a German court having jurisdiction over us. In particular, neither non-viability nor the imposition of a Resolution Measure will constitute an Event of Default with respect to the Subordinated Indenture or the Subordinated Notes.

If an Event of Default occurs, holders of the Subordinated Notes have only limited enforcement remedies. If an Event of Default with respect to the Subordinated Notes occurs or is continuing, either the Trustee or the holders of not less than 33 1/3% in aggregate principal amount of all outstanding subordinated debt securities issued under the subordinated indenture, voting as one class, may declare the principal amount of the Subordinated Notes and interest accrued thereon to be due and payable immediately. We may issue further series of subordinated debt securities under the subordinated indenture, and these would be included in that class of outstanding subordinated debt securities.

In particular, holders of the Subordinated Notes will have no right of acceleration in the case of a default in the payment of principal of, interest on, or other amounts owing under the Subordinated Notes. If such a default occurs and is continuing with respect to the Subordinated Notes, the Trustee and the holders of the Subordinated Notes could take legal action against us, but they may not accelerate the maturity of the Subordinated Notes. Moreover, if we fail to make any payment because of the imposition of a Resolution Measure, the Trustee and the holders of the Subordinated Notes would not be permitted to take such action, and in such a case you may permanently lose the right to the affected amounts. Furthermore, if we become subject to German insolvency proceedings, the Trustee and holders of the Subordinated Notes will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

Holders will also have no rights of acceleration due to a default in the performance of any of our other covenants under the Subordinated Notes.

The Subordinated Notes may be redeemed prior to maturity or for certain regulatory and taxation reasons.

Subject to the prior consent of the competent supervisory authority, we may redeem all, but not some, of the Subordinated Notes at our option at 100% of their principal amount (subject to the imposition of any Resolution Measure) plus accrued and unpaid interest (i) on any Business Day falling in the period commencing on (and including) April 8, 2030 and ending on (and including) the Reset Date, (ii) at any time prior to maturity for certain tax reasons or (iii) at any time prior to maturity for certain regulatory reasons, as permitted under the terms of the Subordinated Notes. The tax reasons that would permit redemption include any change in, or amendment to, the laws or regulations prevailing in the Federal Republic of Germany or the United States, which becomes effective on or after the Issue Date, or any application or official interpretation of such laws or regulations not generally known before the Issue Date, that would result in withholding taxes being leviable (or there is a substantial probability that they will be leviable) on payments of interest in respect of the Subordinated Notes, and such withholding taxes would be payable by us under the terms of the Subordinated Notes relating to “additional amounts” with respect to such withholding taxes. The regulatory reasons that would permit redemption include if there is a change in the regulatory classification of the Subordinated Notes that would be likely to result in (i) its exclusion in full or in part from our own funds under the CRR or any successor legislation, other than for certain reasons specified in the terms of the Subordinated Notes, or (ii) their reclassification as a lower quality of our own funds than as of the Issue Date.

If we redeem the Subordinated Notes, you may not be able to reinvest the amounts you receive upon redemption at a rate that will provide the same rate of return as did the investment in the Subordinated Notes. The market may have certain expectations with respect to our redemption of the Subordinated Notes in the future on the basis of market practice, and these expectations may be reflected in the price of the Subordinated Notes on the secondary market. Any failure by us to meet these expectations, whether for regulatory reasons or otherwise, would likely result in a material adverse effect on the market value and liquidity of the Subordinated Notes.

SOFR has a very limited history, and its historical performance is not indicative of future performance.

The New York Federal Reserve began to publish SOFR in April 2018. Although the New York Federal Reserve has also begun publishing historical indicative SOFR going back to 2014, such historical indicative data inherently involves assumptions, estimates and approximations. Therefore, SOFR has limited performance history and no actual investment based on the performance of SOFR was possible before April 2018. The level of SOFR over the term of the Subordinated Notes may bear little or no relation to the historical level of SOFR. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR or the Subordinated Notes may be inferred from any of the hypothetical or actual historical performance data. Hypothetical or actual historical performance data are not indicative of the future performance of SOFR or the Subordinated Notes. Changes in the levels of SOFR will affect Compounded SOFR and, therefore, the return on the Subordinated Notes and the trading price of such notes, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that SOFR or Compounded SOFR will be positive.

Any failure of SOFR to gain market acceptance could adversely affect the Subordinated Notes.

SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement (repo) market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable substitute or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on the Subordinated Notes and the price at which you can sell such notes.

The composition and characteristics of SOFR are not the same as those of LIBOR and there is no guarantee that either SOFR or compounded SOFR is a comparable substitute for LIBOR.

In June 2017, the New York Federal Reserve’s Alternative Reference Rates Committee (the “ARRC”) announced SOFR as its recommended alternative to U.S. dollar LIBOR. However, the composition and characteristics of SOFR are not the same as those of LIBOR. SOFR is a broad Treasury repo financing rate that represents overnight secured funding transactions. This means that SOFR is fundamentally different from LIBOR for two key reasons. First, SOFR is a secured rate, while LIBOR is an unsecured rate. Second, SOFR is an overnight rate, while LIBOR represents interbank funding over different maturities. As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. For example, since publication of SOFR began in April 2018, daily changes in SOFR have, on occasion, been more volatile than daily changes in comparable benchmark or other market rates. For additional information regarding SOFR, see “Description of the Subordinated Notes—Compounded SOFR” below.

SOFR may be modified or discontinued, and the Subordinated Notes may bear interest during the floating rate period by reference to a rate other than Compounded SOFR, which could adversely affect the value of the Subordinated Notes.

The New York Federal Reserve (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. In addition, the administrator may alter, discontinue or suspend calculation or dissemination of SOFR (in which case a fallback method of determining the interest rate on the Subordinated Notes during the Floating Rate Period as further described under “Description of the Subordinated Notes—Compounded SOFR” will apply). The administrator has no obligation to consider your interests in calculating, adjusting, converting, revising or discontinuing SOFR.

If we or our designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of SOFR, then the interest rate on the Subordinated Notes during the Floating Rate Period will no longer be determined by reference to SOFR, but instead will be determined by reference to a different rate, which will be a different benchmark than SOFR, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under “Description of the Subordinated Notes—Compounded SOFR” below.

If a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) ISDA or (iii) in certain circumstances, us or our designee. In addition, the terms of the Subordinated Notes expressly authorize us or our designee to make Benchmark Replacement Conforming Changes with respect to, among other things, changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the Subordinated Notes during the Floating Rate Period by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the Subordinated Notes in connection with a Benchmark Transition Event could adversely affect the value of the Subordinated Notes, the return on the Subordinated Notes and the price at which you can sell the Subordinated Notes.

Any determination, decision or election described above will be made in our or our designee’s sole discretion.

In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of SOFR, the Benchmark Replacement will not be the economic equivalent of SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the Subordinated Notes, the return on the Subordinated Notes and the price at which you can sell the Subordinated Notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the Subordinated Notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement cannot be predicted based on historical performance, (iv) the secondary trading market for Subordinated Notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

The interest rate on the Subordinated Notes during the Floating Rate Period is based on a Compounded SOFR rate, which is relatively new in the marketplace.

For each Interest Period during the Floating Rate Period, the interest rate on the Subordinated Notes is based on Compounded SOFR, which is calculated using the specific formula described under “Description of the Subordinated Notes—Compounded SOFR”, not the SOFR rate published on or in respect of a particular date during such Interest Period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the Subordinated Notes during any Interest Period within the Floating Rate Period will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during an Interest Period within the Floating Rate Period is negative, its contribution to Compounded SOFR will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on the Subordinated Notes on the Interest Payment Date for such Interest Period.

In addition, very limited market precedent exists for securities that use SOFR as the interest rate and the method for calculating an interest rate based upon SOFR in those precedents varies. Accordingly, the specific formula for the Compounded SOFR rate used in the Subordinated Notes may not be widely adopted by other market participants, if at all. If the market adopts a different calculation method, that would likely adversely affect the market value of the Subordinated Notes.

Compounded SOFR with respect to a particular interest period during the Floating Rate Period will only be capable of being determined at the end of the relevant Interest Period.

The level of Compounded SOFR applicable to a particular Interest Period during the Floating Rate Period and, therefore, the amount of interest payable with respect to such Interest Period will be determined on the Interest Period End Date for such Interest Period (or the Rate Cut-Off Date for the final Interest Period). Because each such date falls to the end of such Interest Period, you will not know the amount of interest payable with respect to a particular Interest Period until shortly prior to the related Interest Payment Date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such Interest Payment Date. In addition, some investors may be unwilling or unable to trade the Subordinated Notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the Subordinated Notes.

We or our subsidiaries or affiliates may publish research that could affect the market value of the Subordinated Notes.

We or our subsidiaries or affiliates may, at present or in the future, publish research reports with respect to movements in interest rates generally, or the LIBOR transition or SOFR specifically. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Subordinated Notes. Any of these activities may affect the market value of the Subordinated Notes.

We or our designee will make determinations with respect to the Subordinated Notes.

We or our designee will make certain determinations with respect to the Subordinated Notes as further described in this prospectus supplement. In addition, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to the Subordinated Notes in our or our designee’s sole discretion as further described under “Description of the Notes—Compounded SOFR” below. Any of these determinations may adversely affect the payout to investors. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These

potentially subjective determinations may adversely affect the payout to you on the Subordinated Notes. For further information regarding these types of determinations, see “Description of the Notes—Compounded SOFR” below.

In determining Compounded SOFR for the final Interest Period in the Floating Rate Period, the level of SOFR for any day from and including the Rate Cut-Off Date to but excluding the Maturity Date will be the level of SOFR in respect of such Rate Cut-Off Date.

For the final Interest Period, because the level of SOFR for any day from and including the Rate Cut-Off Date to but excluding the Maturity Date will be the level of SOFR in respect of such Rate Cut-Off Date, you will not receive the benefit of any increase in the level in respect of SOFR on any date following the Rate Cut-Off Date in connection with the determination of the interest payable with respect to such Interest Period, which could adversely impact the amount of interest payable with respect to that Interest Period.

The value of the Subordinated Notes may decline due to such factors as a rise in inflation and/or interest rates over the term of the Subordinated Notes.

Because the Subordinated Notes mature in 2031, their value may decline over time due to such factors as inflation and/or rising interest rates. In addition, if the market interest rates rise during the term of the Subordinated Notes, the interest rate on the Subordinated Notes may in the future be lower than the interest rates for similar debt securities then prevailing in the market. If this occurs, holders will have limited ability to require a redemption of the Subordinated Notes and will, therefore, bear the risk of holding the Subordinated Notes and of earning a lower return than you could earn on other investments until the Maturity Date.

There is no restriction on the amount or type of further securities or indebtedness that we may issue, incur or guarantee.

There is no restriction on the amount or type of further securities or indebtedness that we may issue, incur or guarantee, as the case may be, that rank senior to, or on parity with, the Subordinated Notes offered hereby. The issue or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by holders of the Subordinated Notes on a liquidation or winding-up of the Bank and may limit our ability to meet our obligations under the Subordinated Notes. In addition, the Subordinated Notes do not contain any restriction on our issuing securities that may have preferential rights to the Subordinated Notes or securities with similar, different or no redemption provisions.

The Subordinated Notes may not be a suitable investment for all investors.

You must determine the suitability (either alone or with the help of a financial adviser) of an investment in the Subordinated Notes in light of your own circumstances. The Subordinated Notes discussed in this prospectus supplement are complex financial instruments and are not a suitable or appropriate investment for all investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Subordinated Notes to retail investors. The adoption of such and similar future laws, regulations and guidance may adversely affect the ability of retail investors to acquire, offer or sell the Subordinated Notes. In particular, you should:

•

have sufficient knowledge and experience to make a meaningful evaluation of the Subordinated Notes, the merits and risks of investing in the Subordinated Notes and the information contained or incorporated by reference in this prospectus supplement or any applicable supplement to this prospectus supplement;

•

have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of your particular financial situation, an investment in the Subordinated Notes and the impact such investment will have on your overall investment portfolio;

•	have sufficient financial resources and liquidity to bear all of the risks of an investment in the Subordinated Notes, including those arising if the currency for principal or interest payments on the Subordinated Notes, i.e., U.S. dollars, is different from the currency in which your financial activities are principally denominated;

•

understand thoroughly the terms of the Subordinated Notes, such as the circumstances under which the competent resolution authority will impose a Resolution Measure with respect to the Subordinated Notes, that there will be no right to accelerate or terminate the Subordinated Notes, and the effect of our condition on the Subordinated Notes;

•	be familiar with the behavior of any relevant indices and financial markets; and

•	be able to evaluate possible scenarios for economic, interest rate and other factors that may affect your investment and your ability to bear the applicable risks.

You should not invest in the Subordinated Notes unless you have the knowledge and expertise (either alone or with a financial advisor) to evaluate how the Subordinated Notes will perform under changing conditions, the resulting effects on the value of the Subordinated Notes due to the likelihood of an exercise of resolution powers or the ordering of Resolution Measures with respect to us, and the impact this investment will have on your overall investment portfolio. Prior to making an investment decision, you should consider carefully, in light of your own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein.

The Subordinated Notes will not be listed and there will likely be limited liquidity.

The Subordinated Notes will not be listed on any securities exchange. Since SOFR is a relatively new market rate, there may be little or no secondary market for the Subordinated Notes. Market terms for debt securities linked to SOFR (such as the Subordinated Notes) may evolve over time and, as a result, trading prices of the Subordinated Notes may be lower than those of later-issued debt securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in debt securities similar to the Subordinated Notes, the trading price of the Subordinated Notes may be lower than that of debt securities linked to rates that are more widely used. We or our affiliates may or may not act as market makers for the Subordinated Notes. We are not required to do so and may cease such market making activities, if any, at any time and will not engage in such activities if restricted from doing so due to applicable European capital regulations. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Subordinated Notes when you wish to do so or at a price advantageous to you. Because we do not expect that other market makers will participate significantly in the secondary market for the Subordinated Notes, the price at which you may be able to sell your Subordinated Notes is likely to depend on the price, if any, at which we or our affiliates are willing to buy the Subordinated Notes. If, at any time, we or our affiliates do not act as market makers, it is likely that there would be little or no secondary market for the Subordinated Notes. Further, investors wishing to sell the Subordinated Notes in the secondary market will have to make assumptions as to the future performance of SOFR during the Interest Period in which they intend the sale to take place.

A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the Subordinated Notes could cause the liquidity or market value of the Subordinated Notes to decline.

Upon issuance, the Subordinated Notes will be rated by nationally recognized statistical ratings organizations. Any rating initially assigned to the Subordinated Notes may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes to our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the Subordinated Notes.

The Subordinated Notes are not deposit liabilities of the Bank.

The Subordinated Notes are not deposit liabilities of the Bank and will not be insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the Federal Republic of Germany or any other jurisdiction. The value of your investment will likely fluctuate and you may lose some or all of your entire investment upon the imposition of a Resolution Measure if we should become non-viable or in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Bank.

Many economic and market factors will affect the value of the Subordinated Notes.

The value of the Subordinated Notes prior to maturity will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the actual or anticipated level of SOFR;

•	the volatility of the level of SOFR;

•	the time remaining to the maturity of the Subordinated Notes;

•	trends relating to inflation;

•	interest rates and yields in the markets generally;

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the markets generally;

•	supply and demand for the Subordinated Notes; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

During the term of the Subordinated Notes, it is possible that their value may decline significantly due to the factors described above, and any sale prior to the Maturity Date could result in a substantial loss to you. You must hold the Subordinated Notes to maturity to receive the repayment of principal.

USE OF PROCEEDS

The net proceeds from the sale of the Subordinated Notes, less the underwriting discount stated on the cover of this prospectus supplement and expenses payable by us estimated at $400,000, are estimated to be $497,350,000. We will use these proceeds for general corporate purposes and to further strengthen our regulatory capital base.

DESCRIPTION OF THE SUBORDINATED NOTES

The following is a summary of certain terms of the Subordinated Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities.” If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

General

On July 8, 2020, which we refer to as the “Issue Date,” we, Deutsche Bank AG, acting through our New York Branch, expect to issue fixed to floating reset rate subordinated Tier 2 notes, which we refer to as the “Subordinated Notes,” in an aggregate principal amount of $500,000,000, due July 8, 2031, which we refer to as the “Maturity Date.”

The Subordinated Notes are intended to qualify as our own funds in the form of Tier 2 capital under the CRR.

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in the Subordinated Indenture and the terms of the Subordinated Notes will refer to such amended provisions or successor provisions.

We expect to issue the Subordinated Notes under a subordinated indenture (which we refer to as the “Subordinated Indenture”) comprising a base subordinated indenture (which we refer to as the “Base Subordinated Indenture”) entered into on May 21, 2013, among us, Wilmington Trust, National Association, as trustee (which we refer to as the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, transfer agent and registrar and authenticating agent (which we refer to as the “agents”), a third supplement to the Base Subordinated Indenture adding certain provisions thereto and modifying certain provisions thereof (which we refer to as the “Third Supplemental Subordinated Indenture”) entered into on December 1, 2017, among us, the Trustee and the agents, a fifth supplement to the Base Subordinated Indenture modifying certain provisions thereof (which we refer to as the “Fifth Supplemental Subordinated Indenture”) expected to be entered into on or about July 8, 2020, among us, the Trustee and the agents, and a sixth supplement to the Base Subordinated Indenture relating to the Subordinated Notes (which we refer to as the “Sixth Supplemental Subordinated Indenture”) expected to be entered into on or about July 8, 2020, among us, the Trustee and the agents. The Subordinated Notes will constitute a separate series of subordinated debt securities under the Subordinated Indenture. We filed the Base Subordinated Indenture on May 21, 2013 as an exhibit to a post-effective amendment to our prior registration statement on Form F-3, File No. 333-184193, we filed the Third Supplemental Subordinated Indenture as an exhibit to a Current Report on Form 6-K on December 1, 2017, we filed the form of the Fifth Supplemental Subordinated Indenture with the SEC on June 29, 2020, as an exhibit to a Current Report on Form 6-K, and we intend to file the Fifth Supplemental Subordinated Indenture and the Sixth Supplemental Subordinated Indenture with the SEC on or about July 8, 2020 as exhibits to a Current Report on Form 6-K. The terms of the Subordinated Notes include those stated in the Subordinated Indenture and those terms made part of the Subordinated Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

The principal corporate trust office of Deutsche Bank Trust Company Americas in New York City is designated as the principal paying agent, transfer agent and registrar and authenticating agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Status

The Subordinated Notes constitute our unsecured and subordinated obligations, ranking pari passu among themselves and, subject to applicable law from time to time, pari passu with all of our other equally subordinated obligations under other instruments issued as, and qualifying from time to time as, Tier 2 capital within the meaning of Article 63 of the CRR. In the event Resolution Measures are imposed on us or in the event of the dissolution, liquidation, insolvency (Insolvenzverfahren), composition or other proceedings for the avoidance of insolvency of, or against, us, the obligations under the Subordinated Notes will be fully subordinated to all obligations which do not qualify as own funds within the meaning of the CRR; in any such event, no amounts will be payable in respect of the Subordinated Notes until all senior ranking obligations (in accordance with this provision) have been satisfied in full. Obligations which rank senior to the obligations under the Subordinated Notes include (i) all claims of our unsubordinated creditors (including claims against us under our unsecured and unsubordinated non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including our obligations under any such debt instruments that were issued by us before July 21, 2018 and that are subject to Section 46f(9) sentence 2 of the German Banking Act) (or any successor provision thereof)), (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung) (or any successor provision thereof) and (iii) our contractually subordinated obligations within the meaning of Section 39(2) of the German Insolvency Code (or any successor provision thereof) which do not qualify as own funds (within the meaning of the CRR) at the time Resolution Measures are imposed on us or in the event of a dissolution, liquidation, insolvency, composition or other proceedings for the avoidance of insolvency of, or against, us (any such senior-ranking claims and obligations, the “Priority Claims”). The Subordinated Notes will rank equally and pari passu with all of our other unsecured and equally subordinated debt (it being understood that no Priority Claims constitute such equally subordinated obligations), except as otherwise provided by applicable law or the terms of any other indebtedness, and in particular, if such debt is expressed to rank junior to the Subordinated Notes, then the Subordinated Notes will rank senior to such junior debt, but junior to the Priority Claims, except as otherwise provided by applicable law.

The Subordinated Notes (including any Coupons relating thereto) constitute our direct and unconditional obligations and are subordinated to the Priority Claims. Our obligations under the Subordinated Notes will rank without preference or priority among themselves. Our obligations under the terms of the Subordinated Notes, whether on account of principal, interest or otherwise, are subordinated to the Priority Claims against us and will rank junior to the claims of the holders of all the Priority Claims against us in the event any Resolution Measures are imposed on us or in the event of our bankruptcy or insolvency (Insolvenzverfahren), suspension of payments, dissolution, liquidation (Liquidation) or winding up, but will rank at least pari passu with the claims of the holders of all other subordinated indebtedness that from time to time constitutes own funds within the meaning of the CRR (it being understood that no Priority Claims constitute such subordinated obligations) of us, except as otherwise provided by applicable law or the terms of any such other indebtedness, and in particular, they will rank in priority to the claims of the holders of any of our subordinated indebtedness that by its express terms is stated to rank junior to the Subordinated Notes, except as otherwise provided by applicable law. In the event any Resolution Measures are imposed on us or in the event of our bankruptcy or insolvency, suspension of payments, dissolution, liquidation or winding up, no amounts will be payable under the Subordinated Notes until the claims of all creditors of Priority Claims have been satisfied in full.

For the avoidance of doubt, Senior Indebtedness will constitute Priority Claims. The Subordinated Notes are subordinated to, and will rank junior to, Senior Indebtedness. In the event any Resolution Measures are imposed on us or in the event of our bankruptcy or insolvency, suspension of payments, dissolution, liquidation or winding up, no amounts will be payable under the Subordinated Notes until the claims of all creditors of Senior Indebtedness have been satisfied in full.

Any right to set off any claims for interest, repayment and any other claims under the Subordinated Notes, which we refer to as “Payment Claims” against claims of ours will be excluded (see “—Waiver of Right to Set-Off”). No subsequent agreement may limit the subordination pursuant to the provisions set out above or shorten the term of the Subordinated Notes or any applicable notice period. No collateral or guarantee will be provided at any time to secure claims of the Holders under the Subordinated Notes; any collateral or guarantee already provided or granted in the future in connection with our other liabilities may not be used for claims under the Subordinated Notes.

“Senior Indebtedness” means any indebtedness or other payment obligation of ours that is not expressed to be subordinated, including, but not limited to: (a) the principal of and premium, if any, and interest, on, whether outstanding now or incurred later, (1) all indebtedness for money borrowed by us, including indebtedness of others guaranteed by us, other than any subordinated debt securities, indebtedness that is expressed to rank junior to subordinated debt securities and other indebtedness that is expressly stated as not senior, and (2) any amendments, renewals, extensions, modifications and refundings of any indebtedness, unless in any such case the instrument evidencing the indebtedness provides that it is not senior in right of payment to this Note; (b) all of our capital lease obligations and any synthetic leases or tax retention operating leases; (c) all of our obligations issued or assumed as the deferred purchase price of property, and all conditional sale or title retention agreements; (d) all of our obligations, contingent or otherwise, in respect of any letters of credit, bankers acceptances, security purchase facilities and similar credit transactions; (e) all of our obligations in respect of interest rate swap, cap or similar agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar agreements; (f) all obligations of the type referred to in clauses (a) through (e) of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and (g) all obligations of the type referred to in clauses (a) through (f) of other persons secured by any lien on any of our property or assets whether or not such obligation is assumed by us.

Form, Ownership and Denomination of the Subordinated Notes

We will issue the Subordinated Notes in fully registered, global (i.e., book-entry) form. Book-entry interests in the Subordinated Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. The Subordinated Notes will be represented by global securities in the name of a nominee of the Depositary. You will hold beneficial interest in the Subordinated Notes through the Depositary and its participants. The underwriters expect to deliver the Subordinated Notes through the facilities of the Depositary on July 8, 2020. For a more detailed summary of the form of the Subordinated Notes and settlement and clearance arrangements, please see “The Depositary” and “Book-Entry, Delivery and Form” in this prospectus supplement and “Forms of Securities” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Subordinated Notes through the Depositary must trade in the Depositary’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear.

Definitive debt securities will only be issued in limited circumstances described under “The Depositary” and “Book-Entry, Delivery and Form” in this prospectus supplement and “Forms of Securities—Limitations on Issuance of Bearer Securities” in the accompanying prospectus.

Payments on the Subordinated Notes

Subject to the imposition of any Resolution Measure or any redemption prior to the Maturity Date in the limited circumstances described below, the Subordinated Notes will bear interest:

•

(i) from (and including) the date of issuance to (but excluding) July 8, 2030, which we refer to as the “Reset Date” (the “Fixed Rate Period”), at a rate of 5.882% per year, payable semi-annually in arrears on January 8 and July 8 of each year, commencing on January 8, 2021 which we refer to in each case prior to the Reset Date as an “Interest Payment Date,” based on a 30/360 day count convention; and

•

(ii) from (and including) the Reset Date to (but excluding) the Maturity Date (the “Floating Rate Period”), at a variable rate per year which will be equal to Compounded SOFR (as defined below) plus 5.438% (the “Floating Reset Interest Rate”), payable quarterly in arrears on January 8, April 8, July 8, and October 8, in each case from and after an Interest Payment Date, based on an actual/360 day count convention, in each case as determined by the Calculation Agent. In no case will the amount payable on any Interest Payment Date be less than zero.

The Floating Reset Interest Rate will be determined on the second Business Day immediately preceding the Reset Date, which we refer to as the “Determination Date.” If any scheduled Interest Payment Date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the scheduled Maturity Date or date of redemption (in the circumstances described in “—Redemption; Repurchase” below) or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date or date of redemption or repayment.

The regular record dates for the Subordinated Notes will be the Business Day immediately preceding the relevant Interest Payment Date.

Secured Overnight Financing Rate

The information contained in this section “Secured Overnight Financing Rate” is based upon the New York Federal Reserve’s Website and other U.S. government sources.

The Secured Overnight Financing Rate (“SOFR”) is published by the Federal Reserve Bank of New York (the “New York Federal Reserve”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The New York Federal Reserve reports that SOFR includes all trades in the Broad General Collateral Rate and bilateral Treasury repurchase agreement (repo) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust & Clearing Corporation (“DTCC”), and SOFR is filtered by the New York Federal Reserve to remove some (but not all) of the foregoing transactions considered to be “specials.” According to the New York Federal Reserve, “specials” are repos for specific-issue collateral, which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

The New York Federal Reserve reports that SOFR is calculated as a volume-weighted median of transaction-level repo data collected by the tri-party agents from The Bank of New York Mellon as well as General Collateral Finance Repo transaction data and data on bilateral Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. The New York Federal Reserve also notes that it obtains information from DTCC Solutions LLC, an affiliate of DTCC.

If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. SOFR would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the New York Federal Reserve would use information collected through a daily survey conducted by its Trading Desk of primary dealers’ repo borrowing activity. Such daily survey would include information reported by Deutsche Bank AG, as a primary dealer, or its affiliates.

The New York Federal Reserve notes on its publication page for SOFR that use of SOFR is subject to important limitations, indemnification obligations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

Each U.S. Government Securities Business Day, the New York Federal Reserve publishes SOFR on its website at approximately 8:00 a.m., New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or DTCC Solutions LLC, or in the

calculation process, subsequent to the initial publication of SOFR but on that same day, SOFR and the accompanying summary statistics may be republished at approximately 2:30 p.m., New York City time. Additionally, if transaction data from The Bank of New York Mellon or DTCC Solutions LLC had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the New York Federal Reserve’s publication would indicate the revision. This revision threshold will be reviewed periodically by the New York Federal Reserve and may be changed based on market conditions.

Because SOFR is published by the New York Federal Reserve based on data received from other sources, we have no control over its determination, calculation or publication.

Compounded SOFR

On each Interest Payment Date, accrued interest will be paid for the most recently completed Interest Period.

Accrued interest on the Subordinated Notes during the Floating Rate Period will be calculated by multiplying the principal amount of such notes by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360. The interest rate applicable to a given day during the Floating Rate Period is the sum of the Compounded SOFR plus the Spread. The “Compounded SOFR” will be computed as follows:

“d0”, for any Interest Period, is the number of U.S. Government Securities Business Days in the relevant Interest Period.

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Interest Period.

“SOFRi”, for any U.S. Government Securities Business Day “i” in the relevant Interest Period, is a reference rate equal to SOFR in respect of that day.

“ni” is the number of calendar days in the relevant Interest Period from, and including, the U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day.

“d” is the number of calendar days in the relevant Interest Period.

For these calculations, the daily SOFR in effect on any U.S. Government Securities Business Day will be the applicable SOFR as reset on that date. For purposes of calculating Compounded SOFR, the daily SOFR for each calendar day in the period from, and including, the Rate Cut-Off Date to, but excluding, the Maturity Date will be the daily SOFR as determined in respect of such Rate Cut-Off Date.

For purposes of determining Compounded SOFR, “SOFR” means, with respect to any U.S. Government Securities Business Day:

(1)

the Secured Overnight Financing Rate in respect of such U.S. Government Securities Business Day as published by the New York Federal Reserve, as the administrator of such rate (or a successor administrator), on the New York Federal Reserve’s Website on or about 5:00 p.m. (New York City time) on the immediately following U.S. Government Securities Business Day; or

(2)

if the Secured Overnight Financing Rate in respect of such U.S. Government Securities Business Day does not appear as specified in paragraph (1), unless both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Secured Overnight Financing Rate in respect of the last U.S. Government Securities Business Day for which such rate was published on the New York Federal Reserve’s Website; or

(3)	if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred:

•

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or

•	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

•

the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark” means the Compounded SOFR as defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Compounded SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order presented in clause (3) of the definition of “SOFR” that can be determined by us or our designee as of the Benchmark Replacement Date. In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

A “Business Day” means a day on which (i) the Trans-European Automatic Real-time Gross settlement Express Transfer system (TARGET2) is open for business and (ii) commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

An “Interest Period” means, with respect to the Floating Rate Period, each period from, and including, the Reset Date to, but excluding, the following Interest Payment Date (or the Maturity Date in the case of the final Interest Period).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“New York Federal Reserve” means the Federal Reserve Bank of New York.

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Rate Cut-Off Date” means the date that is the second U.S Government Securities Business Day prior to the Maturity Date.

“Reference Time” with respect to any determination of the Benchmark means the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, any determination, decision or election that may be made by us or our designee pursuant to this section “Compounded SOFR,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	will be made in our or our designee’s sole discretion; and

•	notwithstanding anything to the contrary in the documentation relating to the notes, shall become effective without consent from the holders of the notes or any other party.

Payment of principal of, interest on and other amounts owing under the Subordinated Notes, so long as the Subordinated Notes are represented by global securities, will be made to the account of the Depositary, as holder of the global notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the global notes as shown on the records of the Depositary. We also expect that payments by the Depositary’s participants to owners of beneficial interests in the global notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

We will promptly give notice of the determination of the Floating Reset Interest Rate to the Trustee, the Calculation Agent and you (pursuant to the Subordinated Indenture); provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

All calculations with respect to the amount of interest payable on the Subordinated Notes will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all U.S. dollar amounts related to determination of the payment per $1,000 Principal Amount of notes at maturity will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all U.S. dollar amounts paid on the aggregate Principal Amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

All determinations, decisions, elections and any calculations made by the Calculation Agent for the purposes of calculating the applicable interest on the Subordinated Notes will be conclusive and binding on you, us, the Trustee and the paying agent, absent manifest error. Notwithstanding anything to the contrary in the Subordinated Indenture or the Subordinated Notes, any determinations, decisions, calculations or elections made in accordance with this provision will become effective without consent from you or any other party.

Resolution Measures

References to “you” in this subsection “—Resolution Measures” means the holders of the Subordinated Notes (including the beneficial owners). “Beneficial owner” means (i) if any Subordinated Notes are in global form, the beneficial owners of such Subordinated Notes (and any interest therein) and (ii) if any Subordinated Notes are in definitive form, the holders in whose name such Subordinated Notes are registered in the security register, and any beneficial owners holding an interest in such Subordinated Notes in definitive form.

By subscribing for or otherwise acquiring any Subordinated Notes, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure (as defined below) by our competent resolution authority.

Under the relevant resolution laws and regulations as applicable to us from time to time, the Subordinated Notes may be subject to the powers exercised by our competent resolution authority to:

•	write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of the Subordinated Notes;

•

convert the Subordinated Notes into ordinary shares of (i) the Bank or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as Common Equity Tier 1 capital (and the issue to or conferral on the holders (including the beneficial owners) of such ordinary shares or instruments); and/or

•

apply any other resolution measure, including, but not limited to, (i) any transfer of the Subordinated Notes to another entity, (ii) the amendment, modification or variation of the terms and conditions of the Subordinated Notes or (iii) the cancellation of the Subordinated Notes.

We refer to each of these measures as a “Resolution Measure.” When we refer to a “group entity,” we mean an entity that is included in the corporate group subject to a Resolution Measure, and when we refer to a “bridge bank,” we mean a newly chartered German bank that would receive some or all of our equity securities, assets, liabilities and material contracts, including those attributable to our branches and subsidiaries, in the event of the imposition of Resolution Measures. Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the Bank Recovery and Resolution Directive. For the avoidance of doubt, any non-payment by us arising out of any such Resolution Measure will not constitute a failure by us under the terms of the Subordinated Notes or the Subordinated Indenture to make a payment of principal of, interest on, or other amounts owing under the Subordinated Notes.

Pursuant to the Subordinated Indenture, the holders of Subordinated Notes will be bound by and will be deemed to consent to the imposition of any Resolution Measure by our competent resolution authority.

The term “competent resolution authority” means any authority with the ability to exercise a Resolution Measure.

The terms and conditions of the Subordinated Notes will continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the Subordinated

Notes, subject to any modification of any amount of interest payable, if any, to reflect the reduction of the principal amount, and any further modification of the terms that our competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the Federal Republic of Germany.

No repayment of any then-current principal amount of the Subordinated Notes or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) shall become due and payable after the imposition of any Resolution Measure by our competent resolution authority, unless such repayment or payment would be permitted to be made by us under the laws and regulations of the Federal Republic of Germany then applicable to us.

Upon the imposition of a Resolution Measure by our competent resolution authority with respect to the Subordinated Notes, we will provide a written notice directly to the holders in accordance with the Subordinated Indenture as soon as practicable regarding such imposition of a Resolution Measure by a competent resolution authority for purposes of notifying holders of such occurrence. We will also deliver a copy of such notice to the Trustee and the agents for information purposes, and the Trustee and the agents will be entitled to rely, and will not be liable for relying, on our competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by us to give notice will not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the Subordinated Notes.

If we have elected to redeem any Subordinated Notes but our competent resolution authority has imposed a Resolution Measure with respect to the Subordinated Notes prior to the payment of the redemption amount for the Subordinated Notes, the relevant redemption notice, if any, shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Upon the imposition of any Resolution Measure by our competent resolution authority, the Trustee will not be required to take any further directions from holders of the Subordinated Notes under Section 5.09 of the Base Subordinated Indenture, which section authorizes holders of a majority in aggregate principal amount of the Subordinated Notes at the time outstanding to direct certain actions relating to the Subordinated Notes, and if any such direction was previously given under Section 5.09 of the Base Subordinated Indenture to the Trustee by the holders, it will automatically cease to be effective, be null and void and have no further effect.

The Subordinated Indenture shall impose no duties, obligations or liabilities upon the Trustee or the agents whatsoever with respect to the imposition of any Resolution Measure by our competent resolution authority, and the Trustee and the agents will be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by our competent resolution authority, the Subordinated Notes remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the Subordinated Notes), then the Trustee’s and the agents’ duties under the Subordinated Indenture will remain applicable with respect to the Subordinated Notes following such completion to the extent that we, the Trustee and agents agree pursuant to a supplemental indenture, unless we, the Trustee and the agents agree that a supplemental indenture is not necessary.

If our competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of the Subordinated Notes, unless the Trustee or the agents are otherwise instructed by us or our competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the Subordinated Notes pursuant to the Resolution Measure will be made on a substantially pro rata basis among the Subordinated Notes.

Deemed Agreement to Resolution Measures

By your subscription for or acquisition of the Subordinated Notes, you will be deemed irrevocably to have agreed, and you will agree:

•

to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of the Subordinated Notes to give effect to any Resolution Measure;

•	that you will have no claim or other right against us arising out of any Resolution Measure; and

•

that the imposition of any Resolution Measure will not constitute a default or an event of default (i) under the Subordinated Notes, (ii) under the Subordinated Indenture or (iii) for the purpose of, but only to the extent permitted by the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act).

By your subscription for or acquisition of the Subordinated Notes, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee and the agents for, agree not to initiate a suit against the Trustee or the agents in respect of, and agree that the Trustee and agents will not be liable for, any action that the Trustee or any of the agents takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the Subordinated Notes.

By your subscription for or acquisition of the Subordinated Notes, you will be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by our competent resolution authority of its decision to exercise such power with respect to the Subordinated Notes, (ii) authorized, directed and requested the Depositary and any direct participant in the Depositary or other intermediary through which you hold such Subordinated Notes to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the Subordinated Notes as it may be imposed, without any further action or direction on your part or on the part of the Trustee or the agents, and (iii) acknowledged and accepted that the provisions contained in this subsection “—Resolution Measures” are exhaustive on the matters described this subsection to the exclusion of any other agreements, arrangements or understandings between you and us relating to the terms and conditions of the Subordinated Notes.

Payment of Additional Amounts

All interest amounts payable in respect of the Subordinated Notes will be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed or levied by way of deduction or withholding by or on behalf of the Tax Jurisdiction (“Withholding Taxes”), unless such deduction or withholding is required by law.

“Tax Jurisdiction” means the Federal Republic of Germany or the United States, or any political subdivision or any authority thereof or therein having power to tax.

In the event, of such withholding or deduction on payments of interest (but not in respect of the payment of any principal in respect of the Subordinated Notes), we will, to the fullest extent permitted by law, pay such additional amounts (which we refer to as “Additional Amounts”) as will be necessary in order that the net amounts received by the holders, after such withholding or deduction for or on account of any Withholding Taxes imposed upon or as a result of such payment by the Tax Jurisdiction, will equal the respective amounts which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts will be payable on account of any taxes, duties or governmental charges which:

•

are payable by any person acting as custodian bank or collecting agent on your or the beneficial owner’s behalf, or otherwise in any manner which does not constitute a deduction or withholding by us from payments of interest made by us; or

•

would not be payable to the extent such deduction or withholding could be avoided or reduced if you or the beneficial owner of the Subordinated Notes (or any financial institution through which you hold or the beneficial owner holds the Subordinated Notes or through which payment on the Subordinated Notes is made) (i) makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority or (ii) enters into or complies with any applicable certification, identification, information, documentation, registration, or other reporting requirement or agreement concerning accounts maintained by you or the beneficial owner (or such financial institution) or concerning your or the beneficial owner’s (or financial institution’s) ownership or concerning your or the beneficial owner’s (or such financial institution’s) nationality, residence, identity or connection with the jurisdiction imposing such tax; or

•

are payable by reason of your or the beneficial owner’s having, or having had, some personal or business connection with the Tax Jurisdiction and not merely by reason of the fact that payments in respect of the Subordinated Notes are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the Tax Jurisdiction; or

•

are presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that you or the beneficial owner would have been entitled to Additional Amounts on presenting the same for payment on the last day of the period of 30 days assuming that day to have been a Business Day; or

•	are deducted or withheld by a paying agent from a payment if the payment could have been made by another paying agent without such deduction or withholding; or

•	would not be payable if the Subordinated Notes had been kept in safe custody with, and the payments had been collected by, a banking institution; or

•

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of interest becomes due, or is duly provided for and notice thereof is given in accordance with the section “—Notices” of this prospectus supplement, whichever occurs later.

No Additional Amounts or any other amounts will be payable on account of any such withholding or deduction in respect of payments of principal.

“Relevant Date” means the date on which the payment first becomes due but, if the full amount payable has not been received by the paying agent on or before the due date, it means the date on which, the full amount having been so received.

Moreover, all amounts payable in respect of the Subordinated Notes will be made subject to compliance with Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (the “Code”), or any regulations or other official guidance promulgated thereunder, official interpretations thereof, or any applicable agreement entered into in connection therewith (including any agreement, law, regulation, or other official guidance implementing such agreement) (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) and any applicable agreement described in Section 1471(b) of the Code. We will have no obligation to pay Additional Amounts or otherwise indemnify you or the beneficial owner in connection with any such compliance with the Code.

Redemption; Repurchase

Unless previously redeemed or purchased and cancelled, the Subordinated Notes will be redeemed on the Maturity Date at 100% of their principal amount (subject to the imposition of any Resolution Measure) together with any accrued and unpaid interest to (but excluding) the Maturity Date. If we elect to redeem the Subordinates Notes, they shall cease to accrue interest from the date set for such redemption by or pursuant to the Supplemental Subordinated Indenture, unless we fail to pay the applicable redemption price of this Subordinated Note on the date set for redemption.

Optional Redemption

Subject to the prior consent of our competent supervisory authority, we may redeem all, but not some, of the Subordinated Notes, at our option on any Business Day during the period from (and including) April 8, 2030 to (and including) the Reset Date, upon the giving of a notice of redemption described below. The redemption price will be equal to 100% of the principal amount of the Subordinated Notes (subject to the imposition of any Resolution Measure) together with any accrued and unpaid interest to (and including) the date of redemption.

Notice of a redemption on the Reset Date will be given by us to the holders of the Subordinated Notes not less than 5 nor more than 60 days prior to the Reset Date, which date and the applicable redemption price will be specified in the notice. Notice will be given in accordance with the section “—Notices” of this prospectus supplement.

Tax Redemption

Subject to the prior consent of our competent supervisory authority, we may redeem all, but not some, of the Subordinated Notes, at any time at our option, at 100% of their principal amount (subject to the imposition of any Resolution Measure) together with any accrued and unpaid interest to (but excluding) the date set for redemption if, as a result of any change in, or amendment to, the laws or regulations prevailing in the Tax Jurisdiction, which becomes effective on or after the Issue Date, or as a result of any application or official interpretation of such laws or regulations not generally known before the Issue Date, Withholding Taxes are or there is a substantial probability that they will be leviable on payments of interest in respect of the Subordinated Notes, and we would be obligated to pay Additional Amounts with respect to such Withholding Taxes, as described above, provided that the conditions in Article 78(4)(b) of the CRR are met, pursuant to which our competent supervisory authority may permit any such redemption only if it is satisfied that the change in the applicable tax treatment is material and was not reasonably foreseeable at the Issue Date. We may exercise such redemption right on giving not less than 30 days’ notice to the holders of the Subordinated Notes. No such notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obligated to withhold or pay Withholding Taxes in respect of payments of interest, were a payment in respect of the Subordinated Notes then made. Notice will be given in accordance with the section “—Notices” of this prospectus supplement.

The term “competent supervisory authority” means any authority primarily responsible for our prudential supervision.

Redemption for Regulatory Reasons

Subject to the prior consent of our competent supervisory authority, we may redeem all, but not some, of the Subordinated Notes, at any time at our option, at 100% of their principal amount (subject to the imposition of any Resolution Measure) together with any accrued and unpaid interest to (but excluding) the date set for redemption if there is a change in the regulatory classification of the Subordinated Notes that would be likely to result in (i) its exclusion in full or in part from our own funds under the CRR or any successor legislation, other than for reasons of an amortization in accordance with Article 64(2) CRR or as a consequence of a write down or conversion, as the case may be, or (ii) their reclassification as a lower quality of our own funds than as of the Issue Date, provided that the conditions in Article 78(4)(a) CRR are met, pursuant to which our competent supervisory authority may permit any such redemption only if it considers the change in the regulatory classification to be sufficiently certain and is satisfied that the regulatory reclassification of the Subordinated Notes was not reasonably foreseeable at the Issue Date. Notice of such redemption will be given to the holders of the Subordinated Notes upon not less than 5 and not more than 60 days prior to the date of redemption. Any such notice will be given in accordance with the section “—Notices” of this prospectus supplement only after our having received the consent of our competent supervisory authority. Subject to the section “—Resolution Measures”, such notice will be irrevocable and shall state the date set for redemption and the reason for redemption.

Repurchase

Any redemption or repurchase of the Subordinated Notes prior to their scheduled maturity requires the prior consent of our competent supervisory authority and such redemption or repurchase may not occur before five years after the date of issuance, except where the conditions set out in Article 78(4) CRR are met. If the Subordinated Notes are redeemed or repurchased by us otherwise than in the circumstances described above and under “—Redemption; Repurchase,” then the amounts redeemed or paid must be returned to us irrespective of any agreement to the contrary unless our competent supervisory authority has given its consent to such early redemption or repurchase.

Subject to the limits described above, we may purchase Subordinated Notes in the open market or otherwise and at any price with the prior consent of our competent supervisory authority. Subordinated Notes purchased by us may, at our option, be held, resold or surrendered to the agents for cancellation.

Event of Default

An “Event of Default” with respect to the Subordinated Notes means the opening of insolvency proceedings against us by a German court having jurisdiction over us.

There are no other events of default under the Subordinated Notes. In particular, neither non-viability (as defined under the laws governing the supervision of financial institutions, as applicable in the Federal Republic of Germany) nor the imposition of a Resolution Measure will constitute an Event of Default with respect to the Subordinated Indenture or the Subordinated Notes.

If an Event of Default occurs or is continuing, the Trustee or the holder or holders of not less than 33 1/3% in aggregate principal amount of all outstanding subordinated debt securities issued under the Base Subordinated Indenture, voting as one class, by notice in writing to us, may declare the principal amount of the Subordinated Notes and interest accrued thereon to be due and payable immediately in accordance with the terms of the Subordinated Indenture.

If we do not make payments of principal of, interest on, or other amounts owing under the Subordinated Notes when due for reasons other than (i) pursuant to the subordination provisions of the Subordinated Notes or (ii) due to a Resolution Measure, we will be in default on our obligations under the Subordinated Indenture. In such case, the Trustee and the holders of the Subordinated Notes may take action against us, but they may not accelerate the maturity of the Subordinated Notes. If we fail to make any payments of principal of, interest on or other amounts owing under the Subordinated Notes when due (i) pursuant to the subordination provisions of the Subordinated Notes or (ii) due to a Resolution Measure, the Trustee and the holders of the Subordinated Notes will not be permitted to take such action. Moreover, in the event of a Resolution Measure, you may permanently lose the right to the affected amounts, and you (including beneficial owners) will, by acquiring any Notes, be bound, and will be deemed to have consented, as provided under “—Resolution Measures—Deemed Agreement to Resolution Measures.” Furthermore, if we become subject to German insolvency proceedings, the Trustee and holders of the Subordinated Notes will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

Upon the occurrence of any Event of Default or any default in the payment of principal of, interest on, or other amounts owing under the Subordinated Notes, we will give prompt written notice to the Trustee. In accordance with the Subordinated Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Subordinated Notes whether in connection with any breach by us of our obligations under the Subordinated Notes, the Subordinated Indenture or otherwise, by such judicial proceedings as the Trustee will deem most effective, provided that we will not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to principal or interest on the Subordinated Notes prior to any date on which the principal of, or any interest on, the Subordinated Notes would have otherwise been payable.

Other than the limited remedies specified above, no remedy against us will be available to the Trustee or the holders of the Subordinated Notes whether for the recovery of amounts owing in respect of such Subordinated Notes or under the Subordinated Indenture or in respect of any breach by us of our obligations under the Subordinated Indenture or in respect of the Subordinated Notes, except that the Trustee and the holders will have such rights and powers as they are required to have under the Trust Indenture Act, and provided that any payments are subject to the subordination provisions of the Subordinated Notes and the Subordinated Indenture, and the imposition of any Resolution Measure.

Waiver of Right to Set-Off

By accepting a Subordinated Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Subordinated Note or the Subordinated Indenture (or between our obligations under or in respect of any Subordinated Note and any liability owed by a holder) that they might otherwise have against us, whether before or during our winding up or administration, and no holder may set off its claims arising under the Subordinated Notes against any of our claims.

No Collateral or Guarantee

No collateral or guarantee shall be provided at any time to secure claims of the holders under the Subordinated Notes. Any collateral or guarantee already provided or granted in the future in connection with our other liabilities may not be used for claims under the Subordinated Notes.

Further Issuances

We may, from time to time, without the consent of the holders of the Subordinated Notes, issue additional notes under the Subordinated Indenture having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes described in this prospectus supplement except for the price to the public and issue date. Any such additional notes, together with the Subordinated Notes offered by this prospectus supplement, may constitute a single series of securities under the Subordinated Indenture, provided that if such additional notes have the same CUSIP, ISIN or other identifying number as the outstanding Subordinated Notes, such additional notes must either (i) be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) be otherwise issued in a qualified reopening for U.S. federal income tax purposes. There is no limitation on the amount of notes or other debt securities that we may issue under the Subordinated Indenture.

Replacement of Subordinated Notes

At the expense of the holder, we may, in our discretion, replace any Subordinated Notes that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated Subordinated Notes must be delivered to the Trustee, the paying agent and the registrar or satisfactory evidence of the destruction, loss or theft of the Subordinated Notes must be delivered to us, the paying agent, the registrar and the Trustee. At the expense of the holder, an indemnity that is satisfactory to us, the paying agent, the registrar, in the case of registered Subordinated Notes, and the Trustee may be required before a replacement Subordinated Note will be issued.

Notices

Notices to be given to holders of Subordinated Notes represented by a global note will be given only to the Depositary, as the registered holder, in accordance with its applicable policies as in effect from time to time. We expect that any such notices will be passed on by the Depositary to the beneficial owners of interests in the Subordinated Notes in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants, including Clearstream, Luxembourg and the Euroclear operator. Notices to be given in respect of Subordinated Notes held in street name will be given only to the bank, broker or other financial institution in whose name the Subordinated Notes are registered, and not the owner of any beneficial interests. Notices to be given to holders of certificated (i.e., definitive) Subordinated Notes will be sent by mail to the respective addresses of the holders as they appear in the note register, and will be deemed given when mailed.

Modifications of the Subordinated Indenture

Modification Without Consent of Holders

Subject to the prior consent of our competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the Subordinated Notes as Tier 2 capital, we and the Trustee may enter into supplemental indentures without the consent of the holders of the Subordinated Notes to:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of the Subordinated Notes;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	evidence the acceptance of appointment by a successor trustee; and

•	give effect to any variation to the terms of the Subordinated Notes as a result of the imposition of any Resolution Measure.

Modification Requiring Consent of Each Holder

We and the trustee may not make any of the following changes to any outstanding Subordinated Note without the consent of each holder that would be affected by such change:

•	change the Maturity Date;

•	reduce the principal amount;

•	reduce the interest rate or change the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal or interest is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	impair the right of any holder of Subordinated Notes to institute suit for enforcement of any payment on the Subordinated Notes when due;

•	modify the ranking of the Subordinated Notes in a manner adverse to the holders thereof; or

•

reduce the percentage of securities, the consent of whose holders is required for modification of the Base Subordinated Indenture, the Fifth Supplemental Subordinated Indenture or the Sixth Supplemental Indenture.

Any such change will be subject to the prior consent of our competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the Subordinated Notes as Tier 2 capital.

Modification With Consent of Holders of a Majority

Subject to the prior consent of our competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the Subordinated Notes as Tier 2 capital, we and the trustee may make any other change to Base Subordinated Indenture, the Fifth Supplemental Subordinated Indenture and/or the Sixth Supplemental Subordinated Indenture, and to the rights of the holders of the securities issued under each, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding securities issued under each respective indenture, in each case voting as one class.

Governing Law

The Subordinated Notes and the Subordinated Indenture will be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions of each of the Subordinated Notes and the Subordinated Indenture, which will be governed by and construed in accordance with German law, and except as may otherwise be required by mandatory provisions of law.

Listing

The Subordinated Notes will not be listed on any securities exchange.

THE DEPOSITARY

The Depository Trust Company, New York, New York will be designated as the depositary for each registered global note. Each registered global note will be registered in the name of Cede & Co., the Depositary’s nominee.

What Is the Depositary? The Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities deposited with it by its direct participants, and it facilitates the settlement of transactions among its direct participants in those securities through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. The Depositary’s direct participants include both U.S. and non-U.S. securities brokers and dealers, including the agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the Depositary. Access to the Depositary’s book-entry system is also available to others, including both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

Beneficial Ownership Interests and the Depositary’s Book-Entry System. Purchases of the Subordinated Notes under the Depositary’s system must be made by or through its direct participants, which will receive a credit for the Subordinated Notes on the Depositary’s records. The ownership interest of each actual purchaser of each Subordinated Note (the “beneficial owner”) is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Subordinated Notes are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Subordinated Notes, except in the event that use of the book-entry system for the Subordinated Notes is discontinued.

To facilitate subsequent transfers, all Subordinated Notes deposited with the Depositary are registered in the name of Cede & Co, or such other name as may be requested by the Depositary. The deposit of Subordinated Notes with the Depositary and their registration in the name of Cede & Co. or such other nominee of the Depositary do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the Subordinated Notes; the Depositary’s records reflect only the identity of the direct participants to whose accounts the Subordinated Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Notices and Communications. Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Voting. Neither the Depositary nor Cede & Co. (nor such other nominee of the Depositary) will consent or vote with respect to the Subordinated Notes unless authorized by a direct participant in accordance with the Depositary’s procedures. Under its usual procedures, the Depositary mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the Subordinated Notes are credited on the record date.

Payments. Redemption proceeds, distributions, and other payments on the Subordinated Notes will be made to Cede & Co or such other nominee as may be requested by the Depositary. The Depositary’s practice is to credit direct participants’ accounts upon the Depositary’s receipt of funds or other property and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on the Depositary’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of the Depositary or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements that may be in effect from time to time. Payments of redemption proceeds, distributions, and other payments to Cede & Co. or such other nominee as may be requested by the Depositary are our responsibility or the responsibility of any paying agent of ours, disbursement of such payments to direct participants will be the responsibility of the Depositary, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Discontinuance of the Depositary. The Depositary may discontinue providing its services as depositary with respect to the Subordinated Notes at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained by us within 90 days, security certificates are required to be printed and delivered. See “Forms of Securities—Global Securities” in the accompanying prospectus.

We may decide to discontinue use of the system of book-entry transfers through the Depositary or any successor depositary. In that event, security certificates will be printed and delivered. See “Forms of Securities—Global Securities” in the accompanying prospectus.

According to the Depositary, the foregoing information relating to the Depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The information in this section concerning the Depositary and its book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof. The Depositary may change or discontinue the foregoing procedures at any time. See “Forms of Securities” in the accompanying prospectus for additional information about the form of the Subordinated Notes.

BOOK-ENTRY, DELIVERY AND FORM

The Subordinated Notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, the Depositary and registered in the name of Cede & Co., the Depositary’s nominee. Beneficial interests in the registered global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the registered global notes held by the Depositary through Clearstream, Luxembourg or the Euroclear operator if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear operator’s names on the books of their respective depositaries, which in turn will hold such interests in the registered global notes in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Citibank N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear operator. We refer to each of Citibank, N.A. and JPMorgan Chase Bank, N.A., acting in this depositary capacity, as the “U.S. depositary” for the relevant clearing system. Except as set forth below, the registered global notes may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary or to a successor of the Depositary or its nominee.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its customers, “Clearstream, Luxembourg customers,” and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg provides to Clearstream, Luxembourg customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic bridge with the Euroclear operator to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear operator.

Distributions with respect to the Subordinated Notes held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

The Euroclear operator advises that the Euroclear System was created in 1968 to hold securities for its participants, “Euroclear participants,” and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by the Euroclear operator, a bank incorporated under the laws of the Kingdom of Belgium. The Euroclear operator is regulated and examined by the Belgian Financial Services and Markets Authority and the National Bank of Belgium.

The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

The Euroclear operator provides Euroclear participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and related services.

Non-participants of Euroclear may acquire, hold and transfer book-entry interests in Subordinated Notes through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Subordinated Notes through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively, the “terms and conditions.” The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to the Subordinated Notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for the Euroclear operator.

Although the Euroclear operator has agreed to the procedures provided below in order to facilitate transfers of securities among Euroclear participants and between Euroclear participants and participants of other intermediaries, it is under no obligation to perform or continue to perform in accordance with such procedures, and such procedures may be modified or discontinued at any time.

Investors electing to acquire securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of new issues of securities. Investors electing to acquire, hold or transfer securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of secondary market transactions of such securities.

Investors who are Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with the Euroclear operator. Investors who are not Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with a securities intermediary who holds a book-entry interest in these securities through accounts with Euroclear.

The Euroclear operator further advises that investors that acquire, hold and transfer interests in securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between their intermediary and each other intermediary, if any, standing between themselves and the securities.

The Euroclear operator further advises that, under Belgian law, investors that are credited with securities on the records of the Euroclear operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear operator. If the Euroclear operator does not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with interests in securities of that type on the Euroclear operator’s records, all participants having an amount of interests in securities of that type credited to their accounts with the Euroclear operator will have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit.

Under Belgian law, the Euroclear operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with those interests in securities on its records.

Individual certificates in respect of the Subordinated Notes will not be issued in exchange for the registered global notes, except in very limited circumstances. If the Depositary notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global notes or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from the Depositary or upon becoming aware that the Depositary is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the Subordinated Notes represented by registered global notes upon delivery of those registered global notes for cancellation.

Title to book-entry interests in the Subordinated Notes will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, the Euroclear operator or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the Subordinated Notes may be transferred within Clearstream, Luxembourg and within the Euroclear System and between Clearstream, Luxembourg and the Euroclear System in accordance with procedures established for these purposes by Clearstream, Luxembourg and the Euroclear operator. Book-entry interests in the Subordinated Notes may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the Subordinated Notes among Clearstream, Luxembourg and the Euroclear operator and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, the Euroclear operator and the Depositary.

A further description of the Depositary’s procedures with respect to the registered global notes is set forth in this prospectus supplement under “The Depositary.” The Depositary has confirmed to us, DBSI and the Trustee that it intends to follow those procedures.

Global Clearance and Settlement Procedures

Initial settlement for the Subordinated Notes offered on a global basis will be made in immediately available funds. Secondary market trading between the Depositary’s participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the Subordinated Notes to or receiving interests in the Subordinated Notes from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of interests in the Subordinated Notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits of interests or any transactions involving interests in the Subordinated Notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on the business day following the Depositary settlement date. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of interests in the Subordinated Notes by or through a Clearstream, Luxembourg customer or a Euroclear participant to a Depositary participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream, Luxembourg and the Euroclear operator have agreed to the foregoing procedures in order to facilitate transfers of interests in the Subordinated Notes among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax consequences of ownership and disposition of the Subordinated Notes. It applies to you only if you hold the Subordinated Notes as capital assets and purchased such Subordinated Notes in this offering. It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax and “Medicare contribution tax” consequences, and different consequences that may apply if you are an investor subject to special rules, such as a financial institution, a regulated investment company, a tax-exempt entity (including an “individual retirement account” or a “Roth IRA”), a dealer in securities, a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes or a partner therein, a person that actually or constructively owns 10% or more of the relevant Issuer’s stock (by vote or value), persons holding the Subordinated Notes through a German financial institution, or a person holding a note as a part of a “straddle” or other hedging transaction.

This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this prospectus supplement, changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect. It does not address the application of any state, local or foreign tax laws. You should consult your tax adviser concerning the application of U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a Subordinated Note and are an individual who is a citizen or resident of the United States, a domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the Subordinated Notes. You are a “non-U.S. holder” if you are an individual, corporation, foreign estate or foreign trust that is not a U.S. holder.

No statutory, judicial or administrative authority directly addresses the characterization of the Subordinated Notes, or instruments similar to such Subordinated Notes for U.S. federal income tax purposes. We intend to treat the Subordinated Notes as debt instruments for U.S. federal income tax purposes. In general, under the Code, the characterization of an instrument for U.S. tax purposes as debt or equity of a corporation by its issuer as of the time of issuance is binding on a holder unless the holder discloses on its tax return that it is taking an inconsistent position. The relevant issuer’s characterization, however, is not binding on the IRS, and if the Subordinated Notes were treated as equity for U.S. federal income tax purposes that could have adverse tax consequences different from those discussed herein. The following discussion assumes that the Subordinated Notes will be treated as debt instruments for U.S. federal income tax purposes. Prospective investors should consult with their tax advisors regarding the characterization of the Subordinated Notes for U.S. federal income tax purposes.

We intend to treat the Subordinated Notes as “variable rate debt instruments” that provide for a single fixed rate followed by a qualified floating rate (“QFR”) for U.S. federal income tax purposes, in which case payments of stated interest made on a Subordinated Note will constitute “qualified stated interest” and be taxable to you as ordinary income at the time it accrues or is received, in accordance with your method of tax accounting.

Tax Consequences to U.S. Holders

Book/Tax Conformity

U.S. holders that use an accrual method of accounting for tax purposes (“accrual method holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below. It is not entirely clear to what types of income the book/tax conformity rule applies, or, in some cases, how the rule is to be applied if it is applicable. However, recently released proposed regulations generally would exclude, among other items, original issue discount and market discount (in either case, whether or not de minimis) from the applicability of the book/tax conformity rule. Although the proposed regulations generally will not be effective until taxable years beginning after the date on which they are issued in final form, taxpayers generally are permitted to elect to rely on their provisions currently. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

Payments of Interest

Amounts that are denominated as interest paid on a Subordinated Note (including any Additional Amounts) (“Coupon Payments”) generally will be taxable to you as U.S. source ordinary income at the time they accrue or are received, in accordance with your method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the Subordinated Notes will be issued without original issue discount (“OID”) for U.S. federal income tax purposes. In general, however, if the Subordinated Notes are issued with OID at or above a de minimis threshhold, you will be required to include any such OID in income, as ordinary income, under a “constant- yield method” before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Taxable Disposition of a Subordinated Note

Upon the taxable disposition of a Subordinated Note (including early redemption or settlement at maturity), you will recognize U.S.-source taxable gain or loss equal to the difference between the amount realized and your basis in the Subordinated Note. For this purpose, the amount realized generally does not include any amount attributable to accrued interest, which generally will be treated as a payment of interest as described above under “—Payments of Interest.” Your basis in a Subordinated Note will generally equal your initial investment in that Subordinated Note. In general, gain or loss realized upon the taxable disposition of a Subordinated Note will be capital gain or loss and will be long-term capital gain or loss if you have held the Subordinated Note for more than one year. The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

Payments of Interest

Subject to the discussions below under “—FATCA” and “Information Reporting and Backup Withholding,” payments of interest on the Subordinated Notes to a Non-U.S. holder generally will be exempt from withholding of U.S. federal income tax under the portfolio interest exemption provided that (i) the Non-U.S. holder properly certifies as to its foreign status by providing a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) to the applicable withholding agent; (ii) the Non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote; and (iii) the Non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership.

Sale, Exchange and Retirement of Subordinated Notes

Subject to the discussion below under “Information Reporting and Backup Withholding,” a Non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or retirement of Subordinated Notes.

Tax Consequences to U.S. Holders and Non-U.S. Holders

FATCA

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of Subordinated Notes will generally be subject to 30% U.S. withholding tax on interest payments on the Subordinated Notes if the holder is not FATCA compliant.

In order to be treated as FATCA compliant, a holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of an intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. If any taxes are required to be deducted or withheld from any payments in respect of the Subordinated Notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no Additional Amounts will be paid on the Subordinated Notes as a result of the deduction or withholding of such tax.

Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisers about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the Subordinated Notes.

FATCA is particularly complex. You are encouraged to consult with your own tax advisors regarding the possible implications of FATCA for your investment.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the Subordinated Notes made to, and the proceeds of dispositions of Subordinated Notes effected by, certain U.S. holders. In addition, certain U.S. holders may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-U.S. holders may be required to comply with applicable certification procedures to establish that they are not U.S. holders in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a U.S. or non-U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

The U.S. federal income tax discussion set forth above does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances. You should consult your tax adviser regarding the application of U.S. federal tax laws in your particular circumstances, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

TAXATION BY GERMANY OF NON-RESIDENT HOLDERS

The following is a general discussion of certain German tax consequences of the acquisition, ownership and disposition of the notes to an original purchaser of the notes that is not a resident of Germany for tax purposes. This summary is based on the laws currently in force and as applied in practice on the date of this document, which are subject to change, possibly with retroactive effect. This discussion does not purport to be a complete, exhaustive or final summary of the tax law and practice currently applicable in the Federal Republic of Germany. Investors or other interested parties should obtain individual tax advice in connection with the acquisition and holding, as well as the sale, of notes.

Income from Notes. Interest income received on the notes and capital gains realized from the sale or other disposition of the notes by individuals who are not tax residents of the Federal Republic of Germany (i.e., persons who have neither their residence nor their customary place of abode in the Federal Republic of Germany) or by corporations that do not maintain their statutory seat or principal place of management in the Federal Republic of Germany are generally not subject to taxation in the Federal Republic of Germany, unless (i) the notes form part of the business property of a permanent establishment, including a permanent representative, or a fixed base maintained in Germany by the holder of the notes or (ii) the income under the notes otherwise constitutes German-source income (e.g., in the case of certain convertible or profit participating notes).

German Withholding Tax. If interest on a note or capital gain from the sale or other disposition of a note that is kept or administered in a German securities deposit account by a German bank or a German financial services institution (which term includes a German branch of a foreign bank or a foreign financial services institution but excludes a foreign branch of a German bank or a German financial services institution), a German securities trading enterprise or a German securities trading bank is received by a person who is not a tax resident of the Federal Republic of Germany but who (i) is taxable in the Federal Republic of Germany with respect to certain German source income, and if, according to German tax law, such interest or gain falls into a category of taxable income from German sources that is subject to a limited income tax liability (e.g., income effectively connected with a German trade or business) or (ii) does not provide evidence of the fact that he is not subject to taxation in Germany,such interest or gain is subject to a withholding tax of 25% (plus a 5.5% solidarity surcharge (Solidaritätszuschlag) thereon, so that the effective rate of withholding is 26.375%). In such case, the withholding tax can generally be credited as prepayment against the German corporate or personal income tax liability (if any) and refunded in the amount of any excess.

Other Taxes. No estate, inheritance or gift taxes with respect to any note will arise under the laws of the Federal Republic of Germany if, in the case of estate and inheritance taxes, both the decedent and the beneficiary, and, in the case of gift taxes, both the donor and the donee, are non-residents of the Federal Republic of Germany and such note is not attributable to a permanent establishment in the Federal Republic of Germany. A non-resident is considered a German resident for German gift and inheritance taxation purposes if he is a German citizen and has not spent more than five consecutive years outside Germany without maintaining a residence in Germany. No stamp, issue, registration or similar taxes or duties will be payable in the Federal Republic of Germany in connection with the issuance, delivery or execution of the notes.

Financial Transaction Tax. Certain EU Member States intend to implement a common financial transaction tax by means of enhanced cooperation. In this context, the German Federal Minister of Finance has recently submitted a proposal for a directive to introduce a financial transaction tax. This proposal may, if implemented, apply to certain transactions regarding the Notes. However, the proposal has not been adopted or implemented and remains the subject of negotiations between participating member states of the European Union. Investors are advised to seek their own professional advice in relation to the financial transaction tax.

U.S.-Germany Intergovernmental Agreement. Germany signed an intergovernmental agreement with the United States (the “U.S.—Germany IGA”) regarding the implementation of FATCA, under which certain disclosure requirements will be imposed in respect of certain investors in the notes who are, or are entities that are controlled by one or more individuals who are, residents or citizens of the United States, unless an exemption applies. Certain due diligence obligations will also be imposed. Where applicable, information that will need to be disclosed will include certain information about investors in the notes, the ultimate beneficial owners and/or controllers, and their investment in and return from the notes. Under the terms of the U.S.—Germany IGA, German resident financial institutions that comply with the due diligence and reporting requirements of Germany’s domestic legislation will be treated as compliant with FATCA and, as a result, should not be subject to FATCA withholding on payments they receive and should not be required to withhold under FATCA on payments they make.

Common Reporting Standard. The Organisation for Economic Co-Operation and Development released the Common Reporting Standard (“CRS”) designed to create a global standard for the automatic exchange of financial account information, similar to the information to be reported under FATCA. On October 29, 2014, 51 jurisdictions signed the Multilateral Competent Authority Agreement (the “Multilateral Agreement”) that activates this automatic exchange of FATCA-like information in line with the CRS. Since then, further jurisdictions have signed the Multilateral Agreement and in total over 100 jurisdictions have committed to adopting the CRS. Further, mandatory automatic exchange of financial account information are implemented under Council Directive 2011/16/EU on Administrative Cooperation in the Field of Taxation (as amended) (the “DAC”). Pursuant to the CRS and legislation enacted in Germany to implement the CRS and DAC, certain disclosure requirements are imposed in respect of certain investors in the notes who are residents of any of the jurisdictions that have adopted the CRS, unless a relevant exemption applies. Accordingly, this applies to entities that are controlled by one or more individuals who are residents of any of the jurisdictions that have adopted the CRS, unless a relevant exemption applies. Where applicable, information that would need to be disclosed will include certain information about investors in the notes, the ultimate beneficial owners and/or controllers, and their investment in and returns from the notes.

All prospective investors should consult with their own tax advisors regarding the possible implication of FATCA, CRS, DAC and other similar legislation and/or regulations on their investment in the notes.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Subordinated Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as plans and other arrangements (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” of such Plans with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans unless exemptive relief is available under a statutory or administrative exemption. Such Parties in Interest could include, without limitation, us, the agents, the Depositary or any of our or their respective affiliates. Parties in Interest that engage in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. Thus, a Plan fiduciary considering an investment in the Subordinated Notes should also consider whether such investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. For example, the Subordinated Notes might be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between a Party in Interest and an investing Plan which would be prohibited unless exemptive relief were available under an applicable exemption.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Subordinated Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Subordinated Notes and related lending transactions, provided that neither the Party in Interest nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Subordinated Notes.

Accordingly, the Subordinated Notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption.

The fiduciary investment considerations summarized above generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”). However, these Non-ERISA Arrangements may be subject to similar provisions under applicable federal, state, local, non-U.S. or other regulations, rules or laws (“Similar Laws”). The fiduciaries of plans subject to Similar Laws should also consider the foregoing issues in general terms as well as any further issues arising under any applicable Similar Laws.

Each purchaser or holder of the Subordinated Notes or any interest therein shall be deemed to have represented and warranted, on each day such purchaser or holder holds such Subordinated Notes, that (1) either (a) it is not a Plan or a Non-ERISA Arrangement and it is not purchasing or holding such Subordinated Notes on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement or (b) its purchase, holding and disposition of such Subordinated Notes does not and will not constitute or otherwise result in a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code (or, in the case of a Non-ERISA Arrangement, a non-exempt violation of any Similar Laws); (2) (a) it is not relying on this Prospectus Supplement as investment advice, (b) neither we, any of the underwriters nor any of our or their affiliates is a “fiduciary” (within the meaning of section 3(21) of ERISA or, with respect to a Non-ERISA Arrangement, any definition of “fiduciary” under Similar Laws) with respect to the purchaser or holder in connection with any purchase or holding of the Subordinated Notes, or as a result of any exercise by us, any of the underwriters or any of our or their affiliates of any rights in connection with the Subordinated Notes and (c) the purchaser or holder of the Subordinated Notes has made an independent investment decision with respect to an investment in the Subordinated Notes; and (3) it will not sell or otherwise transfer the Subordinated Notes or any interest therein otherwise than to a purchaser or transferee that is deemed to make these same representations, warranties and agreements with respect to its acquisition, holding and disposition of the Subordinated Notes.

Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the Subordinated Notes on behalf of any Plan or Non-ERISA Arrangement consult with their counsel prior to purchasing the Subordinated Notes.

The Subordinated Notes are contractual financial instruments. The financial exposure provided by the Subordinated Notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Subordinated Notes. The Subordinated Notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Subordinated Notes.

Each purchaser or holder of any Subordinated Notes acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon anything contained in this discussion or in the Prospectus Supplement generally as investment advice or on us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Subordinated Notes, (B) the purchaser or holder’s investment in the Subordinated Notes, (C) the holding of the Subordinated Notes, or (D) the exercise of or failure to exercise any rights we or our affiliates, or the purchaser or holder, have under or with respect to the Subordinated Notes;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with our obligations under the Subordinated Notes;

(iii)

any and all assets and positions relating to hedging transactions by us or any of our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests and the interests of our affiliates are adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be investment advice.

Each purchaser and holder of the Subordinated Notes has exclusive responsibility for ensuring that its purchase, holding and disposition of the Subordinated Notes does not and will not violate the fiduciary or prohibited transaction rules of ERISA or Section 4975 of the Code or any applicable Similar Laws. The sale of any Subordinated Notes to any Plan or Non-ERISA Arrangement is in no respect a representation by us, any of the underwriters or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

We and the underwriters for the offering named below, which we refer to as the “Underwriters,” have entered into a purchase agreement with respect to the Subordinated Notes. Subject to certain conditions, we have agreed to sell to the Underwriters and each Underwriter has severally agreed to purchase the respective principal amounts of the Subordinated Notes indicated opposite such Underwriter’s name in the following table.

Underwriters	Principal Amount of Subordinated Notes
Deutsche Bank Securities Inc.	$388,750,000
Citigroup Global Markets Inc.	$35,000,000
Santander Investment Securities Inc.	$10,000,000
BBVA Securities Inc.	$6,250,000
Commerz Markets LLC	$6,250,000
Morgan Stanley & Co. LLC	$6,250,000
Standard Chartered Bank	$6,250,000
TD Securities (USA) LLC	$6,250,000
Citizens Capital Markets, Inc.	$5,000,000
Regions Securities LLC	$5,000,000
Academy Securities, Inc.	$2,500,000
AmeriVet Securities, Inc.	$2,500,000
Bancroft Capital LLC	$2,500,000
BNY Mellon Capital Markets LLC	$2,500,000
Capital Institutional Services, Inc.	$2,500,000
KeyBanc Capital Markets Inc.	$2,500,000
Mischler Financial Group, Inc.	$2,500,000
Multi-Bank Securities, Inc.	$2,500,000
R. Seelaus & Co., LLC	$2,500,000
Siebert Williams Shank & Co., LLC	$2,500,000

Total	$500,000,000

The purchase agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters have undertaken to purchase all the Subordinated Notes offered by this prospectus supplement if any of these Subordinated Notes are purchased.

Subordinated Notes sold by the Underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. If all the Subordinated Notes are not sold at the initial public offering price, the Underwriters may change the offering price and the other selling terms. The Underwriters reserve the right to reject, cancel or modify any order of Subordinated Notes in whole or in part.

The Underwriters will receive compensation in connection with the sale of the notes of 0.45% or $900 per $200,000 principal amount of Subordinated Notes. The Underwriters may also sell the Subordinated Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and/or the purchasers of the Subordinated Notes for whom they may act as agent, and such compensation received by such dealers will not be in excess of the selling concession the Underwriters receive from us. In connection with the sale of the Subordinated Notes, the Underwriters may receive commissions from the purchasers of the Subordinated Notes for whom they may act as agent. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Subordinated Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the notes by them may be deemed to be underwriting discounts or commissions.

It is expected that delivery of the Subordinated Notes will be made against payment on or about July 8, 2020, which will be the sixth New York business day following the date of pricing of the Subordinated Notes (this settlement cycle being referred to as “T+6”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two New York business days, unless the parties to any such trade expressly agree otherwise.

Accordingly, purchasers who wish to trade the Subordinated Notes on the date of this prospectus supplement or the next four succeeding New York business days will be required, by virtue of the fact that the Subordinated Notes initially will settle in T+6, to specify any alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Subordinated Notes who wish to make such trades should consult their own advisor.

The Subordinated Notes will not be listed on any securities exchange. The Subordinated Notes are a new issue of securities with no established trading market. The Underwriters may or may not make a market in the Subordinated Notes but, in any case, are not obligated to do so and may discontinue market making at any time without notice. In addition, any market-making activities entered into will be subject to the limits imposed by the Securities Act and the Exchange Act. No assurance can be given as to the liquidity of the trading market for the Subordinated Notes.

The Subordinated Notes will settle through the facilities of the Depositary and its participants (including Clearstream, Luxembourg and Euroclear). The CUSIP number for the Subordinated Notes is 25160P AE7 and the ISIN is US25160PAE79.

Certain of the Underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of FINRA. Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA. We have agreed to reimburse the Underwriters for up to $20,000 for expenses incurred in connection with qualifying the offering with FINRA.

We estimate that total expenses for the offering payable by us, excluding the underwriting discount, will be approximately $400,000.

We have agreed to indemnify the several Underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments which the Underwriters and such persons may be required to make as a result of such liabilities.

Conflicts of Interest

Deutsche Bank Securities Inc., the lead book-running manager for this offering, is a subsidiary of ours. Accordingly, the offering of the Subordinated Notes will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority, Inc., which we refer to as “FINRA.” FINRA Rule 5121 requires that a “qualified independent underwriter” participate in the preparation of this prospectus supplement and exercise the usual standards of due diligence with respect thereto. Citigroup Global Markets Inc. has assumed the responsibilities of acting as the qualified independent underwriter in this offering. Citigroup Global Markets Inc. will not receive any additional fees for serving as a qualified independent underwriter in connection with this offering. We have agreed to indemnify Citigroup Global Markets Inc. against liabilities incurred in connection with acting as qualified independent underwriter, including liabilities under the Securities Act. Additionally, client accounts over which Deutsche Bank Securities Inc. or any affiliate has investment discretion are not permitted to purchase the Subordinated Notes, either directly or indirectly, without the specific written approval of the accountholder.

Following the initial distribution of the Subordinated Notes, each Underwriter may offer and sell those Subordinated Notes in the course of its business as a broker-dealer. An Underwriter may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The Underwriters may use this prospectus supplement in connection with any of those transactions. No Underwriter is obligated to make a market in any of the Subordinated Notes, and any Underwriter that does make a market may discontinue doing so at any time without notice.

In the ordinary course of business, the Underwriters and their respective affiliates have provided financial advisory, investment banking and general financing and banking services for us and our affiliates for customary fees, and may do so again in the future.

In connection with the offering, the Underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Stabilization Transactions and Short Sales

In order to facilitate the offering of the Subordinated Notes, the Underwriters may or may not engage in transactions that stabilize, maintain or otherwise affect the price of the Subordinated Notes or any other securities, the prices of which may be used to determine payments on the Subordinated Notes. Specifically, an Underwriter may sell more Subordinated Notes than it is obligated to purchase in connection with the offering, creating a naked short position in the Subordinated Notes for its own account. Such Underwriter must close out any naked short position by purchasing the Subordinated Notes in the open market. A naked short position is more likely to be created if an Underwriter is concerned that there may be downward pressure on the price of the Subordinated Notes in the open market after pricing that could adversely affect investors who purchase in the offering. The Underwriters may bid for, and purchase, the Subordinated Notes or any other securities in the open market to stabilize the price of the Subordinated Notes or of any other securities. The underwriting syndicate or lead Underwriter may also reclaim selling concessions allowed to an Underwriter or a dealer for distributing the Subordinated Notes in the offering, if the syndicate or lead Underwriter repurchases previously distributed Subordinated Notes to cover syndicate short positions or to stabilize the price of the Subordinated Notes. Any of these activities may raise or maintain the market price of the Subordinated Notes above independent market levels or prevent or retard a decline in the market price of the Subordinated Notes. The Underwriters are not required to engage in these activities, and may end any of these activities at any time. However, Deutsche Bank Securities Inc. will not engage in such transactions to the extent it is restricted from doing so due to applicable European capital regulations.

The Underwriters also may impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because such Underwriter or its affiliates have repurchased notes sold by or for the account of such Underwriter in stabilizing or short covering transactions.

Selling Restrictions

European Economic Area and the United Kingdom

Each Underwriter has severally and not jointly represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Subordinated Notes which are the subject of the offering contemplated by this prospectus supplement to any retail investor in the European Economic Area or the United Kingdom.

For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; and

(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Subordinated Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Subordinated Notes.

This European Economic Area and United Kingdom selling restriction is in addition to any other selling restrictions set out in this prospectus supplement.

People’s Republic of China (excluding Hong Kong, Macau and Taiwan)

The Subordinated Notes may not be offered or sold directly or indirectly within the borders of the People’s Republic of China (“PRC,” which, for such purposes, does not include the Hong Kong or Macau Special Administrative Regions or Taiwan) or to any resident of the PRC. This prospectus supplement and any other offering material relating to the Subordinated Notes, which has not been and will not be submitted to or approved/verified by or registered with any relevant governmental authorities in the PRC (including but not limited to the China Securities Regulatory Commission), may not be supplied to the public in the PRC or used in connection with any offer for the subscription or sale of the Subordinated Notes in the PRC. This prospectus supplement and any other offering material relating to the Subordinated Notes do not constitute an offer to sell or the solicitation of an offer to buy any securities in the PRC. The Subordinated Notes may only be offered or sold to PRC investors that are authorized to engage in the purchase of Subordinated Notes of the type being offered or sold, including but not limited to those that are authorized to engage in the purchase and sale of foreign exchange for itself and on behalf of its customers and/or purchase and sale of government bonds or financial bonds and/or purchase and sale of debt securities denominated in foreign currency other than stocks. Investors in the PRC are responsible for obtaining all relevant approvals/licenses, verification and/or registrations themselves from relevant governmental authorities (including but not limited to the China Securities Regulatory Commission), and complying with all relevant PRC regulations, including, but not limited to, all relevant foreign exchange regulations and/or foreign investment regulations.

Hong Kong

The Subordinated Notes may not be offered or sold by means of any document, including this prospectus supplement, other than (i) in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, and no advertisement, invitation or document relating to the Subordinated Notes has been or may be issued or has been or may be in the possession of any person for the purpose of being issued (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Subordinated Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance or any rules made under that Ordinance.

Japan

The Subordinated Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (act no. 25 of 1948, as amended; the “FIEA”). Accordingly, the Subordinated Notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under item 5, paragraph 1, article 6 of the Foreign Exchange and Foreign Trade Act (act no. 228 of 1949, as amended)), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws and regulations of Japan and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time.

The Subordinated Notes and the solicitation of an offer for acquisition thereof have not been and will not be registered under paragraph 1, article 4 of the FIEA. The Subordinated Notes may only be offered, sold, resold or otherwise transferred, directly or indirectly to, or for the benefit of, (i) a person who is not a resident of Japan or (ii) a Qualified Institutional Investor (“QII”) as defined in article 10 of the cabinet ordinance concerning definitions under article 2 of the FIEA (ordinance no. 14 of 1993, as amended) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws and regulations of Japan. A person who purchased or otherwise obtained the Subordinated Notes as a QII cannot resell or otherwise transfer the Subordinated Notes in Japan to any person except another QII.

Korea

The Subordinated Notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea and none of the Subordinated Notes may be offered or sold, directly or indirectly, in Korea or to any resident of Korea, or to any persons for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined in the Foreign Exchange Transaction Law of Korea and rules and regulations promulgated thereunder), except as otherwise permitted under applicable laws and regulations.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Subordinated Notes may not be circulated or distributed, nor may the Subordinated Notes be offered or sold or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, as modified from time to time, including by any subsidiary legislation as may be applicable at the relevant time (together, the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Subordinated Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(i)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Subordinated Notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Subordinated Notes.

The Subordinated Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Subordinated Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Subordinated Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Subordinated Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

This prospectus supplement and the accompanying prospectus have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations of Taiwan and the Subordinated Notes may not be issued, offered or sold within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Subordinated Notes in Taiwan. The Subordinated Notes may be made available outside Taiwan for purchase outside Taiwan by Taiwan residents, but may not be marketed, offered or sold in Taiwan.

United Kingdom

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act of 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Subordinated Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Subordinated Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each Underwriter has severally represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Subordinated Notes in circumstances in which section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Subordinated Notes in, from or otherwise involving the United Kingdom.

General

Each Underwriter has severally represented and agreed that it will not take any action (including without limitation, the possession or distribution of the accompanying prospectus, this prospectus supplement or any other offering document or any publicity or other material relating to the Subordinated Notes) in any country or jurisdiction outside of the United States where such action would (i) result in any violation of applicable law or (ii) cause the issuance of the Subordinated Notes to be considered an offering to the public under applicable law.

LEGAL MATTERS

Certain legal matters with respect to United States and New York law will be passed upon for the Bank by Cleary Gottlieb Steen & Hamilton LLP, Frankfurt am Main, Germany. Certain legal matters with respect to German law will be passed upon for the Bank by Group Legal Services of Deutsche Bank AG. Davis Polk & Wardwell London LLP will pass upon certain matters with respect to United States and New York law for the Underwriters.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated balance sheets of Deutsche Bank Aktiengesellschaft and its subsidiaries as of December 31, 2019 and 2018, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows, for each of the years in the three-year period ended December 31, 2019, and the related notes, and the specific disclosures described in Note 1 to the consolidated financial statements as being part of the financial statements, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 appearing in our Annual Report on Form 20-F for the year ended December 31, 2019, are incorporated by reference herein in reliance upon the reports of KPMG AG Wirtschaftsprüfungsgesellschaft, our independent auditors at the time (which we refer to as “KPMG”), The Squaire, Am Flughafen, 60549 Frankfurt am Main, Germany, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements refers to a change in accounting for financial instruments in 2018 due to the adoption of International Financial Reporting Standard 9 Financial Instruments.

As a result of new European and national regulations mandating the rotation of auditors, the audit engagement with KPMG was terminated as of March 24, 2020. Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft (“EY”) began acting as our new external auditor as of the first quarter of 2020.

Registration Statement No. 333-226421

Rule 424(b)(2)

Deutsche Bank Aktiengesellschaft

$40,000,000,000

Ordinary Shares

Tradable Subscription Rights to Subscribe for Ordinary Shares

Capital Securities

Debt Securities

Warrants

Purchase Contracts

Units

We, Deutsche Bank Aktiengesellschaft, may, from time to time, offer any of the following securities:

•	ordinary shares of Deutsche Bank Aktiengesellschaft;

•	tradable subscription rights to subscribe for ordinary shares of Deutsche Bank Aktiengesellschaft;

•	subordinated capital securities, which we refer to as “capital securities”;

•

debt securities that may consist of subordinated debt securities, eligible liabilities senior debt securities, senior debt securities or senior debt funding securities, including, in respect of subordinated debt securities and senior debt securities, debt securities convertible into, exchangeable for, or linked to one or more of the following: other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, indices, currencies, commodities, interest rates, intangibles, articles, goods or any other property, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items;

•

warrants or warrants in the form of subscription rights to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items;

•

purchase contracts to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items; and

•

units that may consist of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, capital securities, warrants, purchase contracts, debt securities issued by Deutsche Bank Aktiengesellschaft and debt obligations or other securities of Deutsche Bank Aktiengesellschaft or an entity affiliated or not affiliated with Deutsche Bank Aktiengesellschaft.

This prospectus describes the general terms of these securities and the general manner in which the securities will be offered. The specific terms of any securities offered will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which the securities will be offered. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

Claims for payment or, if applicable, delivery in respect of the capital securities, debt securities, warrants, purchase contracts and units may be written down, be converted into ordinary shares or other instruments of ownership or become subject to other Resolution Measures (as defined herein). You may lose part or all of your investment if any Resolution Measure becomes applicable to us. For more information regarding the potential imposition of Resolution Measures by the competent resolution authority, please see “Resolution Measures” herein, as well as the risk factors beginning on page 19.

The ordinary shares of Deutsche Bank Aktiengesellschaft are listed on all the German stock exchanges (Frankfurt, Berlin, Düsseldorf, Hamburg, Hanover, Munich and Stuttgart) as well as the New York Stock Exchange, where the ordinary shares trade under the symbol “DB.” Unless stated otherwise in a prospectus supplement, we will not list the other securities offered hereunder on any securities exchange.

These securities may be offered directly or to or through underwriters, agents or dealers, including Deutsche Bank Securities Inc. The names of any underwriters or agents will be included in the applicable prospectus supplement.

Investing in the securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

The date of this prospectus is August 20, 2018.

i

SUMMARY OF REGISTERED SECURITIES

Deutsche Bank Aktiengesellschaft, which we also refer to as the “Bank” or “we,” may offer any of the following securities: ordinary shares, tradable subscription rights to subscribe for ordinary shares, subordinated capital securities, debt securities, warrants, purchase contracts and units. The following summary describes these securities in general terms only. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement.

Ordinary Shares	We may offer ordinary shares.

Tradable Subscription Rights	We may issue tradable subscription rights that would entitle the holders to subscribe for ordinary shares. We will provide one or more prospectus supplements that describe the specific terms of any subscription rights offering, including, as applicable: the title of the subscription rights; the exercise price for the subscription rights; the number of subscription rights issued; the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date; the date on which the exercise of the subscription rights will commence, and the date on which the rights will expire; information regarding the trading of the subscription rights, including the stock exchanges, if any, on which the subscription rights will be tradable; and any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights.

Capital Securities	We may issue subordinated capital securities, which we refer to as “capital securities.” We will provide one or more prospectus supplements that describe:

•	whether the capital securities will be issued by Deutsche Bank AG, acting through its head office or through one of its branches;

•	the specific designation;

•	whether the capital securities qualify for regulatory capital treatment as additional tier 1 capital or otherwise;

•

the ranking of the capital securities relative to our other outstanding securities, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the capital securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	whether the capital securities have a scheduled maturity, and if so, the date of maturity (and any provisions relating to extending or shortening the maturity date);

•	the interest rate or rates or the method by which the interest rate or rates, if any, will be determined and under what circumstances interest is payable;

•	the date from which interest accrues and the interest payment dates, if any;

•	provisions, if any, for the cancellation of all or any portion of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the capital securities, including situations in which we may be prohibited from making such payments;

•

provisions, if any, for write-downs (and related write-ups, if any) in the principal amount of the capital securities and the effect, if any, of such write-downs (and related write-ups, if any) on interest payable on such capital securities;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the capital securities;

•	any repayment, redemption or prepayment provisions, including any redemption notice provisions;

•

any terms on which the capital securities may or will be converted at our option or otherwise into ordinary shares or other securities of ours, which we refer to as “Conversion Securities,” and, if so, the nature and terms of the Conversion Securities into which such capital securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•

whether we may conduct an offer of Conversion Securities after any conversion of the capital securities in order to deliver cash proceeds to holders of capital securities in lieu of the Conversion Securities and the terms upon which any such offer should occur;

•	any terms relating to the adjustment of the Conversion Securities into which such capital securities may be converted;

•

whether we will issue the capital securities in registered form or bearer form or both and, if we are offering capital securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those capital securities in bearer form;

•	whether we will issue the capital securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

the terms on which holders of the capital securities may convert or exchange them into or for one or more securities of ours or the cash value of such securities; the terms on which conversion or exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option; the period during which exchange may occur; the initial exchange price or rate; and the circumstances or manner in which the amount of securities deliverable upon exchange, or the cash value thereof, may be adjusted;

•	information as to the methods for determining the amount of principal, premium, if any, and/or interest payable on any date;

•	the identity of any agents for the capital securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the capital securities on any securities exchange;

•	whether the capital securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the capital securities and any terms required by or advisable under applicable laws or regulations.

The capital securities will be issued under the capital securities indenture, dated November 6, 2014, among us, as issuer, The Bank of New York Mellon, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, calculation agent, transfer agent and registrar and authenticating agent, and the supplements thereto. We may amend, restate or replace the capital securities indenture from time to time. The capital securities indenture that governs our capital securities does not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the capital securities indenture under the heading “Description of Capital Securities.” We encourage you to read the capital securities indenture, which is an exhibit to our registration statement, and the supplements thereto, which will be included as exhibits to our registration statement.

The capital securities will constitute our unsecured and subordinated obligations, ranking pari passu among themselves and pari passu with all of our other equally subordinated obligations. If Resolution Measures are imposed on us, or in the event of our dissolution, liquidation, insolvency or composition, or if other proceedings are opened for the avoidance of insolvency of, or against, us, the obligations under the capital securities will be fully subordinated to the claims of our unsubordinated creditors (as defined below), the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung) or any successor provision, and the claims under our tier 2 instruments (within the meaning of the CRR). Subject to this subordination provision, we may satisfy our obligations under the capital securities also from our other distributable assets (freies Vermögen). The capital securities will be subject to Resolution Measures, as defined under “Resolution Measures” below.

The term “unsubordinated creditors” means the holders of any indebtedness or other payment obligation of ours that is not expressed to be subordinated by means of contractual agreement or as a matter of law (including claims against us under our senior non-preferred debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including those that are subject to Section 46f(9) of the German Banking Act) or any successor provision).

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in the capital securities indenture and the capital securities also refer to such amended provisions or successor provisions.

Our payment obligations under the capital securities will rank pari passu with the claims against us under our other instruments issued as additional tier 1 capital within the meaning of the CRR and listed in the applicable prospectus supplement.

Debt Securities	We may issue debt securities, comprising subordinated debt securities, which we refer to as “subordinated debt securities,” eligible liabilities senior debt securities, which we refer to as “eligible liabilities senior debt securities,” senior debt securities, which we refer to as “senior debt securities,” and senior debt funding securities, which we refer to as “senior debt funding securities.”

Subordinated Debt Securities	In respect of the subordinated debt securities, we will provide one or more prospectus supplements that describe:

•	whether the subordinated debt securities will be issued by Deutsche Bank AG, acting through its head office or through one of its branches;

•	the specific designation;

•	whether the subordinated debt securities qualify for regulatory capital treatment and if so, the category of capital for which they qualify;

•

the ranking of the subordinated debt securities relative to our other outstanding securities, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the subordinated debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to extending or shortening the maturity date);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the subordinated debt securities;

•	any repayment, redemption or prepayment, including any redemption notice provisions;

•	whether we will issue the subordinated debt securities in registered form or bearer form or both and, if we are offering subordinated debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those subordinated debt securities in bearer form;

•	whether we will issue the subordinated debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

whether the subordinated debt securities are convertible or exchangeable securities and the terms on which holders of the subordinated debt securities may exchange them into or for one or more securities of ours or other entities or other property, or the cash value thereof, and the specific terms of and period in which such conversion or exchange may be made;

•

if the amount of principal, premium, if any, and/or interest payable on any date may be determined with respect to any currencies, commodities or securities of us or other entities, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, goods or any other property, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, the manner in which such amounts will be determined;

•	the identity of any agents for the subordinated debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the subordinated debt securities on any securities exchange;

•	whether the subordinated debt securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the subordinated debt securities and any terms required by or advisable under applicable laws or regulations.

The subordinated debt securities will be issued under a subordinated indenture, dated May 21, 2013, among us, as issuer, Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, transfer agent and registrar and authenticating agent, and the supplements thereto. We may amend, restate or replace the subordinated indenture from time to time. The subordinated indenture does not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the subordinated indenture under the heading “Description of Debt Securities—Subordinated Debt Securities.” We encourage you to read the subordinated indenture (together with the supplements thereto), which are exhibits to our registration statement.

The subordinated debt securities will constitute our unsecured obligations and will be subordinated to (i) the claims of our creditors that are not subordinated pursuant to applicable law, including claims against us under unsecured senior non-preferred debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including those that are subject to Section 46f(9) of the German Banking Act) or any successor provision and (ii) our other obligations which are mandatorily preferred by law (we refer to such claims and obligations in (i) and (ii) as the “Priority Claims”). The subordinated debt securities will rank equally and pari passu with all of our other unsecured and subordinated claims (it being understood that no Priority Claims constitute subordinated claims), except as otherwise provided by applicable law or by the terms of any other indebtedness, and in particular, if such other indebtedness is expressed to rank junior to the subordinated debt securities, then the securities shall rank senior to such junior debt, but junior to the Priority Claims. The subordinated debt securities will be subject to Resolution Measures, as defined under “Resolution Measures” below.

Eligible Liabilities Senior Debt Securities	In respect of the eligible liabilities senior debt securities, we will provide one or more prospectus supplements that describe:

•	whether the eligible liabilities senior debt securities will be issued by Deutsche Bank AG, acting through its head office or through one of its branches;

•	the specific designation;

•	the qualification of the eligible liabilities senior debt securities as eligible liabilities for bank regulatory purposes;

•

the ranking of the eligible liabilities senior debt securities relative to our other outstanding securities, including whether they provide for an explicit reference to their lower ranking as determined through § 46f(5) of the German Banking Act (Kreditwesengesetz) and to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	whether we are permitted to substitute the office through which we are acting for all purposes under the eligible liabilities senior debt securities;

•	the aggregate principal amount, purchase price and denomination;

•	the currency, if other than U.S. dollars, in which the eligible liabilities senior debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to postponing or shortening the maturity date to account for days that are not business days);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the eligible liabilities senior debt securities;

•	any redemption provisions, including any redemption notice provisions;

•

whether we will issue the eligible liabilities senior debt securities in registered form or bearer form or both and, if we are offering eligible liabilities senior debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those eligible liabilities senior debt securities in bearer form;

•	whether we will issue the eligible liabilities senior debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

the identity of any agents for the eligible liabilities senior debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the eligible liabilities senior debt securities on any securities exchange;

•	any additions to or modifications of our covenants set forth herein with respect to the eligible liabilities senior debt securities; and

•	any other specific terms of the eligible liabilities senior debt securities and any terms required by or advisable under applicable laws or regulations.

The eligible liabilities senior debt securities will be issued under the eligible liabilities senior indenture, dated April 19, 2017, among us, as issuer, The Bank of New York Mellon, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, authenticating agent, issuing agent and registrar, and the supplements thereto. We may amend, restate or replace the eligible liabilities senior indenture from time to time. The eligible liabilities senior indenture does not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the eligible liabilities senior indenture under the heading “Description of Debt Securities—Eligible Liabilities Senior Debt Securities.” We encourage you to read the eligible liabilities senior indenture (together with the supplements thereto), which are exhibits to our registration statement.

The eligible liabilities senior debt securities will constitute our unsecured and unsubordinated senior non-preferred obligations under debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) or any successor provision. Our obligations under the eligible liabilities senior debt securities will rank pari passu among themselves and pari passu with all of our other unsecured and unsubordinated senior non-preferred obligations under debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (including the senior non-preferred obligations under any such debt instruments that we issued before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act) or any successor provision. The eligible liabilities senior debt securities will be subject to Resolution Measures, as defined under “Resolution Measures” below.

Senior Debt Securities	In respect of the senior debt securities, we will provide one or more prospectus supplements that describe:

•	whether the senior debt securities will be issued by Deutsche Bank AG, acting through its head office or through one of its branches;

•	the specific designation;

•	whether we are permitted to substitute the office through which we are acting for all purposes under the senior debt securities;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the senior debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to extending or shortening the maturity date);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the senior debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	if other than the principal amount thereof, the portion of the principal amount of the senior debt securities payable upon declaration of acceleration of maturity thereof;

•

whether we will issue the senior debt securities in registered form or bearer form or both and, if we are offering senior debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those senior debt securities in bearer form;

•	whether we will issue the senior debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

whether the senior debt securities are convertible or exchangeable securities and the terms on which holders of the senior debt securities may exchange them into or for one or more securities of ours or other entities or other property, or the cash value thereof, and the specific terms of and period in which such conversion or exchange may be made;

•	if the amount of principal, premium, if any, and/or interest payable on any date may be determined with respect to any currencies, commodities or securities of us or other entities, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, goods or any other property, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, the manner in which such amounts will be determined;

•	the identity of any agents for the senior debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the senior debt securities on any securities exchange;

•	whether the senior debt securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the senior debt securities and any terms required by or advisable under applicable laws or regulations.

The senior debt securities will be issued under the senior indenture, dated November 22, 2006, among us, as issuer, Delaware Trust Company (the legal successor to Law Debenture Trust Company of New York), as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar, and the supplements thereto. We may amend, restate or replace the senior indenture from time to time. The senior indenture does not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the senior indenture under the heading “Description of Debt Securities—Senior Debt Securities.” We encourage you to read the senior indenture (together with the supplements thereto), which are exhibits to our registration statement.

The senior debt securities will constitute our unsecured and unsubordinated obligations ranking pari passu among themselves and pari passu with all of our other unsecured and unsubordinated obligations (including our obligations under our senior debt funding securities), subject, however, to statutory priorities conferred upon certain unsecured and unsubordinated obligations in the event of any Resolution Measures imposed on us or in the event of our dissolution, liquidation, insolvency or composition, or if other proceedings are opened for the avoidance of the insolvency of, or against, us; and pursuant to Section 46f(5) of the German Banking Act (Kreditwesengesetz), the obligations under the senior debt securities will rank in priority to our obligations under any of our debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (including the senior non-preferred obligations under any such debt instruments that we issued before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act) or any successor provision. The senior debt securities will be subject to Resolution Measures, as defined under “Resolution Measures” below.

Senior Debt Funding Securities	In respect of the senior debt funding securities, we will provide one or more prospectus supplements that describe:

•	whether the senior debt funding securities will be issued by Deutsche Bank AG, acting through its head office or through one of its branches;

•	the specific designation;

•	the qualification of the senior debt funding securities as eligible liabilities for bank regulatory purposes;

•	whether we are permitted to substitute the office through which we are acting for all purposes under the senior debt funding securities;

•	the aggregate principal amount, purchase price and denomination;

•	the currency, if other than U.S. dollars, in which the senior debt funding securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to postponing or shortening the maturity date to account for days that are not business days);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the senior debt funding securities;

•	any redemption provisions, including any redemption notice provisions;

•

whether we will issue the senior debt funding securities in registered form or bearer form or both and, if we are offering senior debt funding securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those senior debt funding securities in bearer form;

•	whether we will issue the senior debt funding securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•	the identity of any agents for the senior debt funding securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the senior debt funding securities on any securities exchange;

•	any additions to or modifications of our covenants set forth herein with respect to the senior debt funding securities; and

•	any other specific terms of the senior debt funding securities and any terms required by or advisable under applicable laws or regulations.

The senior debt funding securities will be issued under the senior debt funding indenture, dated July 30, 2018, among us, as issuer, Delaware Trust Company, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, authenticating agent, issuing agent and registrar. We may amend, restate or replace the senior debt funding indenture from time to time. The senior debt funding indenture does not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the senior debt funding indenture under the heading “Description of Debt Securities—Senior Debt Funding Securities.” We encourage you to read the senior debt funding indenture, which is an exhibit to our registration statement.

The senior debt funding securities (and in the case of senior debt funding securities in bearer form, any coupons to these securities) will constitute our unsecured and unsubordinated obligations ranking pari passu among themselves and pari passu with all of our other unsecured and unsubordinated obligations (including our obligations under our senior debt securities), subject, however, to statutory priorities conferred upon certain unsecured and unsubordinated obligations in the event of any Resolution Measures imposed on us or in the event of our dissolution, liquidation, insolvency or composition, or if other proceedings are opened for the avoidance of the insolvency of, or against, us; and pursuant to Section 46f(5) of the German Banking Act (Kreditwesengesetz), the obligations under the senior debt funding securities will rank in priority to our senior non-preferred obligations under any of our debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (including the senior non-preferred obligations under any such debt instruments that we issued before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act) or any successor provision. The senior debt funding securities will be subject to Resolution Measures, as defined under “Resolution Measures” below.

Warrants	We may offer warrants to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

In a prospectus supplement, we will inform you of the exercise price and describe other specific terms of the warrants, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under the warrants by delivering or purchasing the underlying securities, commodities, currencies or instruments, or their cash value and whether we are permitted to substitute the office through which we are acting for all purposes under the warrants. The warrants are our unsecured contractual obligations and will rank equally and pari passu with our other unsecured contractual obligations and with our unsecured and unsubordinated debt obligations, subject to any statutory priority regime of the jurisdiction of our incorporation (or, in the case of warrants issued by Deutsche Bank AG acting through a branch, of the jurisdiction where the branch is established) that provides certain claims will be satisfied first in a resolution or German insolvency proceeding with respect to us. The warrants will be subject to Resolution Measures, as defined under “Resolution Measures” below.

Purchase Contracts	We may offer purchase contracts to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

In a prospectus supplement, we will describe the specific terms of the purchase contracts, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under the purchase contracts by delivering or purchasing the underlying securities, commodities, currencies or instruments, or their cash value. Purchase contracts will not be contractually subordinated in priority of payment to our senior obligations.

Units	We may offer as units any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us, and debt obligations or other securities of an entity affiliated or not affiliated with us. In a prospectus supplement, we will describe the particular combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities and debt securities issued by us, or debt obligations or other securities of an entity affiliated or not affiliated with us, constituting any units and any other specific terms of the units. Units will not be contractually subordinated in priority of payment to our senior obligations.

Resolution Measures	Under the relevant resolution laws and regulations as applicable to us from time to time, the capital securities, debt securities and warrants may be subject to the powers exercised by the competent resolution authority to:

•

write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount or, if applicable, claims for delivery of any property in respect of the capital securities, debt securities or warrants;

•

convert the capital securities, debt securities or warrants into ordinary shares of (i) the Bank or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital (and issue to or confer on the holders (including the beneficial owners) such ordinary shares or instruments); and/or

•	apply any other resolution measure, including, but not limited to, (i) any transfer of the capital securities, debt securities or warrants to another entity, (ii) the amendment, modification or variation of the terms and conditions of the capital securities, debt securities or warrants or (iii) the cancellation of the capital securities, debt securities or warrants.

We refer to each of these measures as a “Resolution Measure.” When we refer to a “group entity,” we mean an entity that is included in the corporate group subject to a Resolution Measure, and when we refer to a “bridge bank,” we mean a newly chartered German bank that would receive some or all of our equity securities, assets, liabilities and material contracts, including those attributable to our branches and subsidiaries, in a resolution proceeding. Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the European Union directive of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms. For the avoidance of doubt, any non-payment or, if applicable, non-delivery by us arising out of any such Resolution Measure will not constitute a failure by us under the terms of the capital securities, debt securities or warrants, or under the capital securities indenture, the senior indenture, the subordinated indenture or the warrant agreement, as applicable, to make a payment of principal of, interest on or other amounts owing or, if applicable, deliverable under the capital securities, debt securities or warrants. By acquiring any capital securities, debt securities or warrants, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure. Furthermore, holders of any senior debt securities issued before July 21, 2018 that qualify as senior non-preferred debt instruments or any eligible liabilities senior debt securities would have no claim or other right against us arising out of increased losses incurred based on the order of priority under the German Banking Act as described under “Risk Factors—Recent legislative developments may have a negative impact on the market value and liquidity of our senior non-preferred debt instruments (including any eligible liabilities senior debt securities) and, more generally, our operations and financial condition” below. In addition, by your acquisition of any capital securities, debt securities or warrants, you waive (in the case of the capital securities and the debt securities, to the fullest extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and applicable law) any and all claims against the relevant trustee, the relevant agents and the warrant agent, as applicable, and agree not to initiate a suit against the relevant trustee, the relevant agents or the warrant agent in respect of, and agree that the relevant trustee, the relevant agents and the warrant agent will not be liable for, any action that the relevant trustee, the relevant agents or the warrant agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the capital securities, debt securities or warrants. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” of this prospectus.

The application of any Resolution Measure to purchase contracts and units will be described in the applicable prospectus supplement we will file in connection with their issuance.

Form	We may issue ordinary shares and tradable subscription rights to subscribe for ordinary shares in global registered form. In addition, we may issue capital securities, debt securities, warrants, purchase contracts and units, in each case in fully registered form or in bearer form and, in either case, in definitive form or global form.

Terms Specified in Prospectus Supplements	When we decide to sell particular securities, we will provide a prospectus supplement describing the securities offering and the specific terms of the securities. You should carefully read this prospectus and the applicable prospectus supplement.

We will offer our ordinary shares, tradable subscription rights to subscribe for ordinary shares, capital securities, debt securities, warrants, purchase contracts and units to investors on terms determined by market and other conditions. Our securities may be sold for U.S. dollars or foreign currency. Principal of, and any premium or interest on, capital securities and debt securities and cash amounts payable under warrants or purchase contracts may be payable in U.S. dollars or foreign currency, as we specifically designate in the related prospectus supplement.

Any prospectus supplement we provide will include the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the securities being offered and the managing underwriters for any securities sold to or through underwriters. Any underwriters, including managing underwriters, dealers or agents in the United States may include Deutsche Bank Securities Inc. or other affiliates of ours.

Branches	We may act directly through our principal office in Frankfurt or through one of our branch offices, such as our London branch, our New York branch, or such other branch as specified in the applicable prospectus supplement.

Conflicts of Interest	To the extent an offering of the securities will be distributed by Deutsche Bank Securities Inc. or any other U.S. broker-dealer affiliate of the Bank, each such offering of securities must be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA,” regarding a FINRA member firm’s distribution of securities of affiliates. See “Plan of Distribution—Conflicts of Interest.”

ABOUT THIS PROSPECTUS

References in this prospectus to the “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches) and, unless the context requires otherwise, will include our other consolidated subsidiaries. In the sections of this prospectus entitled “Description of Ordinary Shares,” “Description of Tradable Subscription Rights to Subscribe for Ordinary Shares,” “Description of Capital Securities,” “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units references to “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches), as issuer of the securities described in such sections.

References to “you” or “your” mean those who invest in the securities being offered, whether they are the direct holders or owners of beneficial interests in those securities. References to “holders” mean those who own securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in securities issued in book-entry form through The Depository Trust Company or another depositary or in securities registered in street name. Owners of beneficial interests in the securities should read the section entitled “Forms of Securities.”

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in the prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. A prospectus supplement may add, modify or replace information contained in this prospectus. If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control. Therefore the statements made in this prospectus may not be the terms that apply to the securities you purchase. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” beginning on page 10 of this prospectus before purchasing any securities.

Following the initial distribution of an offering of securities, certain affiliates of ours may offer and sell those securities in the course of their businesses. Such affiliates may act as principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

References to “EUR,” “€” and “euros” are to the euro, the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended by the treaty on European Union. References to “USD,” “U.S. dollars,” “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file reports and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Copies of these materials can also be obtained from the Public Reference Room of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-732-0330 for further information about the Public Reference Room. The SEC also maintains an internet website that contains reports and other information regarding us that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information that we have filed with the SEC by reference to file number 001-15242.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Current Reports on Form 6-K we furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it (or any such portion) is incorporated by reference in this prospectus or the registration statement of which this prospectus forms a part. We incorporate by reference in this prospectus:

(1)	Annual Report on Form 20-F of Deutsche Bank Aktiengesellschaft for the year ended December 31, 2017, filed on March 16, 2018, which we also refer to as our “2017 Form 20-F.”

(2)

The Current Report on Form 6-K of Deutsche Bank Aktiengesellschaft filed on December 1, 2017 (containing Exhibit 3.2), April 9, 2018, April 20, 2018, April 27, 2018 (but only to the extent expressed therein to be incorporated by reference into a then-effective registration statement of Deutsche Bank Aktiengesellschaft), May 2, 2018, May 24, 2018, May 30, 2018, July 16, 2018, July 24, 2018, July 25, 2018 and July 27, 2018.

Upon request, we will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.

You may request, at no cost to you, a copy of these documents (other than exhibits thereto not specifically incorporated by reference) by writing or telephoning us at: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49-69-910-00). Certain of these documents can also be obtained on our website http://www.deutsche-bank.com/ir under “Reporting and Events—Reports—SEC Filings.” Reference to this “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only. Other information found at this website is not incorporated by reference in this document.

USE OF NON-GAAP FINANCIAL MEASURES

This document contains or incorporates by reference non-GAAP financial measures. Non-GAAP financial measures are measures of our historical or future performance, financial position or cash flows that contain adjustments that exclude or include amounts that are included or excluded, as the case may be, from the most directly comparable measure calculated and presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and as endorsed by the European Union (“EU”) in our financial statements.

Descriptions of non-GAAP financial measures we use and the adjustments made to the most directly comparable IFRS financial measures to obtain them are set forth in our 2017 Form 20-F and the other documents incorporated by reference herein.

When used with respect to future periods, our non-GAAP financial measures are also forward-looking statements. We cannot predict or quantify the levels of the most directly comparable financial measures under IFRS that would correspond to these measures for future periods. This is because neither the magnitude of such IFRS financial measures, nor the magnitude of the adjustments to be used to calculate the related non-GAAP financial measures from such IFRS financial measures, can be predicted. Such adjustments, if any, will relate to specific, currently unknown, events and in most cases can be positive or negative, so that it is not possible to predict whether, for a future period, the non-GAAP financial measure will be greater than or less than the related IFRS financial measure.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplements, including the information incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are statements that are not historical facts, including statements about our beliefs and expectations. We use words such as “believe,” “anticipate,” “expect,” “intend,” “seek,” “estimate,” “project,” “should,” “potential,” “reasonably possible,” “plan,” “aim” and similar expressions to identify forward-looking statements. In addition, we may from time to time make forward-looking statements in our periodic reports to the SEC on Forms 20-F and 6-K, annual and interim reports, invitations to annual shareholders’ meetings and other information sent to shareholders, offering circulars and prospectuses, press releases and other written materials. Our Management Board, Supervisory Board, officers and employees may also make oral forward-looking statements to third parties, including financial analysts.

Such forward-looking statements may include, without limitation, statements relating to the following:

•	the potential development and impact on us of economic and business conditions and the legal and regulatory environment to which we are subject;

•	the implementation of our strategic initiatives and other responses thereto;

•	the development of aspects of our results of operations;

•	our expectations of the impact of risks that affect our business, including the risks of losses on our trading processes and credit exposures; and

•	other statements relating to our future business development and economic performance.

By their very nature, forward-looking statements involve risks and uncertainties, both general and specific. We base these statements on our current plans, estimates, projections and expectations. You should therefore not place too much reliance on them. Our forward-looking statements speak only as of the date we make them, and we undertake no obligation to update any of them in light of new information or future events.

We caution you that a number of important factors could cause our actual results to differ materially from those we describe in any forward-looking statement. These factors include, among others, the following:

•	the potential development and impact on us of economic and business conditions;

•	other changes in general economic and business conditions;

•	changes and volatility in currency exchange rates, interest rates and asset prices;

•	changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions;

•	the potential development and impact on us of legal and regulatory proceedings to which we are or may become subject;

•	changes in our competitive environment;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

•

our success in implementing our strategic initiatives and other responses to economic and business conditions and the legal and regulatory environment and realizing the benefits anticipated therefrom; and

•

other factors, including those we refer to in “Item 3: Key Information—Risk Factors” of our 2017 Form 20-F and elsewhere in the 2017 Form 20-F, other documents incorporated by reference herein, this prospectus and any prospectus supplements, and others to which we do not refer.

RISK FACTORS

Your investment in the securities will involve certain risks. You should consider carefully the following risk factors together with the risk information contained in the relevant prospectus supplement, the relevant product supplement and the relevant pricing supplement before you decide that an investment in the securities is suitable for you.

For a discussion of the risk factors affecting Deutsche Bank AG and its business, see “Item 3: Key Information—Risk Factors” of the 2017 Form 20-F and our current and periodic reports filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus. The following risk factors are additional to the risk factors included in that Form 20-F and those reports.

Securities May Be Subject to Resolution Measures

The securities may be written down, be converted into ordinary shares or other instruments qualifying as common equity tier 1 capital or become subject to other resolution measures. You may lose part or all of your investment if any such measure becomes applicable to us.

On May 15, 2014, the European Parliament and the Council of the European Union adopted a directive establishing a framework for the recovery and resolution of credit institutions and investment firms (commonly referred to as the “Bank Recovery and Resolution Directive”), which was implemented into German law by the German Recovery and Resolution Act (Sanierungs- und Abwicklungsgesetz, or, as amended, the “Resolution Act”), which became effective on January 1, 2015. The Bank Recovery and Resolution Directive and the Resolution Act provided national resolution authorities with a set of resolution powers to intervene in the event that a bank is failing or likely to fail and certain other conditions are met. From January 1, 2016, the power to initiate resolution measures applicable to significant banking groups (such as Deutsche Bank Group) in the European Banking Union was transferred to the European Single Resolution Board (“SRB”) which, based on the European Union regulation establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund (“SRM Regulation”), works in close cooperation with the European Central Bank, the European Commission and the national resolution authorities.

Pursuant to the SRM Regulation, the Resolution Act and other applicable rules and regulations, the capital securities, debt securities and warrants are subject to the powers exercised by the competent resolution authority to write down, including write down to zero, the claims for payment of the principal amount, interest amount or any other amount or, if applicable, claims for delivery of any property in respect of the capital securities, debt securities or warrants, to convert the capital securities, debt securities or warrants into ordinary shares of (i) the Bank, (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital, or to apply any other resolution measure including, but not limited to, any transfer of the capital securities, debt securities or warrants to another entity, the amendment, modification or variation of the terms and conditions of the capital securities, debt securities or warrants or a cancellation of the capital securities, debt securities or warrants. We refer to each of these measures pursuant to German and European law, as applicable to us from time to time in effect, as a “Resolution Measure.” Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the Bank Recovery and Resolution Directive as implemented by the Resolution Act and the SRM Regulation. The competent resolution authority may apply Resolution Measures individually or in any combination. Imposition of a Resolution Measure would likely occur if we become, or are deemed by the competent supervisory authority to have become, “non-viable” (as defined under the then-applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us. The Bank Recovery and Resolution Directive and the Resolution Act are intended to eliminate the need for public support of troubled banks, and you should be aware that public support, if any, would only potentially be used by the competent supervisory authority as a last resort after having assessed and exploited, to the maximum extent practicable, the resolution tools, including the bail-in tool.

If a Resolution Measure is imposed, the competent resolution authority will have to exercise its powers in a way that results in (i) common equity tier 1 capital instruments (such as our ordinary shares) being written down first in proportion to the relevant losses, (ii) thereafter, the principal amount of other capital instruments (additional tier 1 capital instruments, such as those potentially issued under the capital securities indenture, and tier 2 capital instruments, such as those potentially issued under the subordinated indenture) being written down on a permanent basis or converted into common equity tier 1 capital instruments in accordance with their order of priority and (iii) thereafter, “bail-in” able liabilities – such as those under the eligible liability senior debt securities, the senior debt securities, the senior debt funding securities and the warrants – being written down or converted into common equity tier 1 capital instruments in accordance with their order of priority.

In the event of the imposition of any Resolution Measure in respect of us, you would have no claim or other right against us arising out of such Resolution Measure, and we would have no obligation to make payments under the capital securities, debt securities or warrants following the imposition of such Resolution Measure. In particular, the imposition of any Resolution Measure will not constitute a default or an event of default under the capital securities, debt securities or warrants, or under the capital securities indenture, the subordinated indenture, the eligible liabilities senior indenture, the senior indenture, the senior debt funding indenture or the warrant agreement, as applicable, or give you any other right to accelerate or terminate the capital securities, debt securities or warrants.

There is some uncertainty as to what protections, if any, will be available to holders of securities that are subject to a Resolution Measure and to the additional resolution powers that may be granted to the competent resolution authority. Under the Resolution Act, there are certain limited judicial proceedings available to challenge any Resolution Measure taken by the competent resolution authority. Limited judicial proceedings to challenge Resolution Measures under the SRM Regulation (including possible proceedings before the European Court of Justice) may also be available. However, it remains unclear what remedies may be available to holders commencing such proceedings. In addition, by your acquisition of the capital securities, debt securities or warrants, you waive (in the case of the capital securities and the debt securities, to the fullest extent permitted by the Trust Indenture Act and applicable law) any and all claims against the relevant trustee, the relevant agents and the warrant agent, as applicable, for, agree not to initiate a suit against the relevant trustee, the relevant agents or the warrant agent in respect of, and agree that the relevant trustee, the relevant agents and the warrant agent will not be liable for, any action that the relevant trustee, the relevant agents or the warrant agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the capital securities, debt securities or warrants. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. The application of any Resolution Measure to the purchase contracts and units will be described in the applicable prospectus supplement we will file in connection with their issuance.

The extent to which the principal amount of, or other amount payable or deliverable with respect to, any of the securities may be subject to a Resolution Measure may depend on a number of factors that may be outside our control, and it will be difficult to predict when, if at all, a Resolution Measure might become applicable to us in our individual case. Accordingly, secondary market trading in any of the securities may not follow the trading behavior associated with other types of securities issued by other financial institutions that may be or have been subject to a Resolution Measure. You may lose part or all of your investment in the securities if a Resolution Measure becomes applicable to us, even though the capital securities, debt securities and warrants are governed by New York law (other than, as the case may be, the provisions regarding their ranking and status or subordination, if applicable, which are governed by German law).

Recent legislative developments may have a negative impact on the market value and liquidity of our senior non-preferred debt instruments (including any eligible liabilities senior debt securities) and, more generally, our operations and financial condition.

In November 2016, the European Commission proposed substantial amendments to, among other laws, the Capital Requirements Regulation and the Capital Requirements Directive (commonly referred to as “CRR 2” and “CRD 5,” respectively), the Bank Recovery and Resolution Directive and the SRM Regulation. On May 24, 2018, the Council of the European Union published a Presidency compromise regarding, among other proposals, CRR 2, CRD 5 and the Bank Recovery and Resolution Directive. If implemented, the proposals will amend, among others, the CRR/CRD 4 legislative package in order to incorporate various remaining elements of the regulatory framework agreed within the Basel Committee and the Financial Stability Board (“FSB”) to refine and supplement the Basel 3 regulatory framework. This includes more risk-sensitive capital requirements, in particular in the area of market risk, counterparty credit risk and, for exposures to central counterparties, methodologies that reflect more accurately the actual risks to which banks may be exposed, a binding leverage ratio, a binding net stable funding ratio, tighter regulation of large exposures, and a requirement for global systemically important banks, such as us, to hold certain minimum levels of capital and other instruments which are capable of bearing losses in resolution (“Total Loss-Absorbing Capacity” or “TLAC”). The proposals also include requirements for instruments of indebtedness in order to qualify as eligible liabilities for TLAC purposes or, as it will be implemented into European law, the minimum requirement for own funds and eligible liabilities. Among other requirements, these may comprise minimum investment restrictions and maximum aggregate holdings per investor. It is expected that most of the proposed amendments will begin to be applied at the end of 2020 at the earliest, other than for the TLAC requirements, which are expected to apply from January 2019.

Among the package of reforms published by the European Commission was also a proposal to harmonize the ranking of unsecured instruments of indebtedness issued by banks in the European Union. This proposal has been “fast tracked” and was included in a separate directive amending the Bank Recovery and Resolution Directive, which was published on December 27, 2017. The relevant changes were implemented into German law by amending Section 46f(5) to (9) of the German Banking Act (Kreditwesengesetz) and became effective on July 21, 2018. Following the effectiveness of the changes to the German Banking Act, our senior debt securities that are “structured” (as explained below) will continue to constitute “senior preferred” debt securities. In addition, we will now be able to issue non-structured senior debt securities as “senior preferred” debt securities, ranking pari passu with our structured senior debt securities, which was not possible before the changes became effective. Such new senior preferred debt securities, whether “structured” or “non-structured,” will rank pari passu with, among other obligations, instruments of indebtedness with an initial term of less than one year, derivatives and, generally, corporate deposits (unless they rank even more senior). Finally, we may continue to issue non-structured debt securities as “senior non-preferred” debt instruments (Schuldtitel) ranking junior to, among other instruments, senior preferred debt securities, but have elected to do so only under the eligible liabilities senior indenture, not the senior indenture or the senior debt funding indenture.

The possibility for us to issue non-structured senior debt securities as “senior preferred” debt instruments may have a negative impact on the market value and liquidity of our senior non-preferred debt instruments (including any eligible liabilities senior debt securities). Furthermore, in the context of the possibility to issue senior preferred debt securities and senior non-preferred debt instruments, and in light of the lower ranking of the latter, the European Central Bank announced on December 14, 2017 that it will cease to accept senior non-preferred debt instruments as collateral for central bank refinancing purposes, subject to certain grandfathering arrangements until December 31, 2018. Also, more generally, the current proposals, as well as the economic and financial environment at the time of implementation and beyond, can have a negative impact on our operations and financial condition and they may require us to raise additional capital or issue additional eligible liabilities senior debt securities.

In a resolution or German insolvency proceeding instituted with respect to us, certain specifically defined senior unsecured debt instruments (Schuldtitel) of ours (such as the eligible liabilities senior debt securities described in this prospectus) will rank junior to all of our other outstanding senior unsecured unsubordinated obligations, and will be satisfied only if all of our other senior unsecured unsubordinated obligations have been paid in full. Such ranking might result in higher losses being allocated to such lower-ranking debt securities than to our other outstanding unsecured unsubordinated obligations.

A large portion of our liabilities consists of senior unsecured obligations that do not constitute debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (including those that are subject to Section 46f(9) of the German Banking Act). Pursuant to Section 46f(9) of the German Banking Act, Section 46f(5) through (7) of the German Banking Act in their form before the amendments of July 21, 2018, as described above, remain applicable to debt instruments issued prior to July 21, 2018. Accordingly, instruments of indebtedness constituting senior non-preferred debt prior to the changes continue to rank as senior non-preferred debt even if they do not contain an express reference to their lower ranking as determined through Section 46f(5) of the German Banking Act, as required for issuances from and after July 21, 2018.

Among those unsecured unsubordinated obligations that do not constitute debt instruments are instruments with an initial maturity of less than one year as well as senior unsecured instruments of indebtedness whose terms provide that (i) the repayment or the amount of the repayment depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured instruments of indebtedness are issued or is settled in a way other than by monetary payment or (ii) the payment of interest or the amount of the interest payments depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured instruments of indebtedness are issued unless the payment of interest or the amount of the interest payments solely depends on a customary fixed or floating reference interest rate and is settled by monetary payment. In a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to us, the competent regulatory authority or court would determine whether a security qualifies as a debt instrument, when it was issued, as well as which of our senior debt securities have the terms described in clauses (i) or (ii) above, referred to herein as the “structured” debt securities, and which do not, referred to herein as the “non-structured” debt securities. The relevant pricing supplement for each issuance may state in which category we expect such issuance to be classified, but the competent regulatory authority or court may classify the debt securities differently.

Since January 1, 2017, according to the German Banking Act, non-structured senior unsecured debt instruments (Schuldtitel), which we refer to as “debt instruments,” (such as the non-structured senior debt securities issued prior to July 21, 2018 and all of the eligible liabilities senior debt securities described in this prospectus) issued by German banks (including us) have become subordinated by operation of law, including debt instruments issued prior to January 1, 2017. Such “senior non-preferred” debt instruments rank junior to our other unsubordinated liabilities (including, but not limited to, structured debt securities, deposits, derivatives and instruments of indebtedness with an initial term of less than one year), but in priority to our contractually subordinated liabilities, such as those qualifying as tier 2 instruments, and would be satisfied only if all our other unsecured and unsubordinated obligations have been paid in full. Debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act comprise non-structured bearer bonds, negotiable registered bonds and similar instruments with an initial term of at least one year, as well as promissory notes and non-negotiable registered bonds which do not qualify as deposits, unless they are expressly exempted and, if the instrument was issued on or after July 21, 2018, we have designated it to rank junior to our other senior unsecured obligations (as we have for the eligible liabilities senior debt securities) pursuant to Section 46f(5) of the German Banking Act.

Accordingly, our non-structured senior debt securities that were issued before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act (such as our then outstanding non-structured senior debt securities) and our eligible liabilities senior debt securities rank junior to our structured senior debt securities, our senior debt securities that were issued on or after July 21, 2018 and our senior debt funding securities.

If insolvency proceedings are opened against us or if Resolution Measures are imposed on us, our obligations that rank junior in insolvency would be written down or converted into common equity tier 1 instruments before any of our more senior-ranking obligations are written down or converted. Accordingly, our “senior non-preferred” debt instruments, including the non-structured senior debt securities issued before July 21, 2018 and the eligible liabilities senior debt securities, would be written down or converted prior to our “senior preferred” debt securities, including the non-structured senior debt securities issued on or after July 21, 2018, the structured senior debt securities and the senior debt funding securities. Consequently, higher losses could be allocated to the non-structured senior debt securities issued before July 21, 2018 and to our eligible liabilities senior debt securities than to our other outstanding unsecured unsubordinated obligations.

Resolution Measures may become applicable to the capital securities, debt securities and warrants by operation of law even in the absence of explicit provisions, acknowledgments or waivers in the terms of the securities. The order of priority under the German Banking Act will apply in a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to us, with effect for debt instruments then outstanding and without the need for explicit provisions, acknowledgments or waivers in the terms of the securities affected thereby.

A Resolution Measure may apply to us if we become, or are deemed by the competent resolution authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us. Although the debt securities and warrants initially issued by us on or after January 1, 2015 include a contractual acknowledgment from holders of such securities that they are bound by and consent to the imposition of any Resolution Measure, implementation of the Resolution Act and any other applicable rules and regulations (including the SRM Regulation) may result in the Resolution Measures becoming applicable by operation of law to debt securities and warrants issued prior to January 1,

2015 or to securities not otherwise including a contractual acknowledgment despite the absence of explicit provisions, acknowledgments or waivers in the terms of such securities. As a result, if a Resolution Measure is imposed on us, debt securities and warrants initially issued by us prior to January 1, 2015 or otherwise not including a contractual acknowledgment may be subject to such Resolution Measures and, by operation of law, written down, converted into ordinary shares of (i) the Bank, (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital, transferred to another entity, amended, modified, varied or cancelled. Furthermore, the order of priority under the German Banking Act, as described above, would apply in a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to us, with effect for debt instruments then outstanding, even if the relevant securities were issued before January 1, 2017 or do not contain any explicit provisions, acknowledgments or waivers in the terms of the securities affected thereby. The precise effects on our securities that may result from the implementation of the Resolution Act, the order of priority under the German Banking Act and any other applicable rules and regulations (including the SRM Regulation) remain uncertain. You should consider the risk that you may lose some or all of your investment in such securities, and you should be aware that extraordinary public financial support for troubled banks, if any, would potentially be used only as a last resort after having asserted and exploited, to the maximum extent possible, any other measures, including any Resolution Measures.

Exchange Rates and Exchange Controls May Affect the Securities’ Value or Return

Securities involving foreign currencies are subject to general exchange rate and exchange control risks.

An investment in a security that is denominated or payable in, or the payment of which is linked to the value of, currencies other than U.S. dollars entails significant risks. These risks include the possibility of significant changes resulting from market changes in rates of exchange between the U.S. dollar and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by governments. These risks generally depend on market forces and economic and political events over which we have no control.

Exchange rates will affect your investment.

In recent years, rates of exchange between U.S. dollars and some foreign currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur while you are a holder of any security. Depreciation against the U.S. dollar of the currency in which a security is payable would result in a decrease in the effective yield of the security below its interest rate, if any, and could result in an overall loss to you on a U.S. dollar basis. In addition, depending on the specific terms of a currency-linked security, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in your loss of all or a substantial portion of the value of that security.

We have no control over exchange rates.

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time, governments may use a variety of techniques, such as intervention by a country’s central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these governmental actions could adversely affect the U.S. dollar-equivalent yields or payouts for securities denominated or payable in currencies other than U.S. dollars and currency-linked securities.

We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable foreign currency. You will bear those risks.

Some foreign currencies may become unavailable.

Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified foreign currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any security not denominated in U.S. dollars would not be available when payments on that security are due.

Alternative payment method used if payment currency becomes unavailable.

If a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate.

Currency Conversions May Affect Payments on Some Securities.

The applicable pricing supplement may provide for payments on a non-U.S. dollar denominated security to be made in U.S. dollars or payments on a U.S. dollar denominated security to be made in a currency other than U.S. dollars. In these cases, the exchange rate agent identified in the pricing supplement will convert the currencies. You will bear the costs of conversion through deductions from those payments.

Exchange Rates May Affect the Value of a New York Judgment Involving Non-U.S. Dollar Securities.

Certain of the securities will, in whole or in part, be governed by and construed in accordance with the laws of the State of New York. Unlike many courts in the United States outside the State of New York, the courts in the State of New York customarily enter judgments or decrees for money damages in the foreign currency in which the securities are denominated. These amounts would then be converted into U.S. dollars at the rate of exchange in effect on the date the judgment or decree is entered. You would bear the foreign currency risk during litigation.

Additional risks specific to particular securities will be described in the applicable pricing supplement.

Exchange Rates

Our financial statements are expressed in euro, which is Germany’s currency. For convenience, we translate some amounts denominated in euro appearing in certain documents incorporated by reference herein into U.S. dollars. Fluctuations in the exchange rate between the euro and the U.S. dollar will affect the U.S. dollar equivalent of the euro amounts expressed in our financial statements and elsewhere. Past fluctuations in foreign exchange rates may not necessarily be predictive of future fluctuations.

The following table shows the period-end, high and low exchange rates for the euro, as published by the European Central Bank.

in U.S. $ per €	Period-end	High	Low
2018:
March	1.2336	1.2421	1.2171
April	1.2276	1.2388	1.2070
May	1.1812	1.2007	1.1558
June	1.1678	1.1836	1.1534
July	1.1686	1.1789	1.1588
August (through August 17)	1.1391	1.1696	1.1321

DEUTSCHE BANK AKTIENGESELLSCHAFT

Deutsche Bank Aktiengesellschaft is a stock corporation organized under the laws of Germany registered in the Commercial Register of the District Court in Frankfurt am Main under registration number HRB 30 000. Our registered office is in Frankfurt am Main. We maintain our head office at Taunusanlage 12, 60325 Frankfurt am Main, Germany.

Deutsche Bank Aktiengesellschaft originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfälische Bank Aktiengesellschaft, Düsseldorf, and Süddeutsche Bank Aktiengesellschaft, Munich. Pursuant to the Law on the Regional Scope of Credit Institutions, these were disincorporated in 1952 from Deutsche Bank, which had been founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on May 2, 1957.

We are the parent company of a group consisting of banks, capital market companies, fund management companies, a real-estate finance company, installment financing companies, research and consultancy companies and other German and non-German companies. We offer a wide variety of investment, financial and related products and services to private individuals, corporate entities and institutional clients around the world.

We are one of the largest banks in Germany and one of the largest financial institutions in Europe and the world measured by total assets. As of June 30, 2018, on an unaudited basis, we had total assets of €1,421.0 billion, total liabilities of €1,352.1 billion and total shareholders’ equity of €62.7 billion, in each case on the basis of IFRS.

As of June 30, 2018, our share capital amounted to €5,290,939,215.36 consisting of 2,066,773,131 ordinary shares of no par value, of which 2,059,885,742 were outstanding. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German stock exchanges and are listed on the New York Stock Exchange.

Please refer to our 2017 Form 20-F and the other documents incorporated by reference herein for additional information and financial statements relating to us.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

Deutsche Bank AG is a German stock corporation (Aktiengesellschaft or AG), and its registered office and most of its assets are located outside of the United States. In addition, most of the members of our Management Board (Vorstand), our Supervisory Board (Aufsichtsrat), our senior management and the experts named herein are residents of Germany and jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or upon us or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against us in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Germany. In addition, actions brought in a German court against us or the members of our Management Board, Supervisory Board, our senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our Management Board, Supervisory Board, our senior management and the experts named in this prospectus. In addition, even if a judgment against our company, the non-U.S. members of our Management Board, Supervisory Board, senior management or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.

RATIO OF EARNINGS TO FIXED CHARGES

The Statement re: Computation of Ratio of Earnings to Fixed Charges of Deutsche Bank AG for the periods ended June 30, 2018 and December 31, 2017, 2016, 2015, 2014 and 2013 is included as an exhibit to the registration statement of which this prospectus forms a part.

CAPITALIZATION & INDEBTEDNESS

The Capitalization Table of Deutsche Bank AG as of June 30, 2018 is included as an exhibit to the registration statement of which this prospectus forms a part.

USE OF PROCEEDS

We will use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, in connection with hedging our obligations under the securities, or for any other purposes described in the applicable prospectus supplement. General corporate purposes may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

DESCRIPTION OF ORDINARY SHARES

For a summary of the material terms of our Articles of Association and applicable German corporate law in effect as of the date of this prospectus regarding our ordinary shares and the holders thereof, please refer to “Item 10: Additional Information—Memorandum and Articles of Association” in our 2017 Form 20-F. Our Articles of Association were most recently approved at the annual shareholders’ meeting held on May 18, 2017 and have been registered in the Commercial Register in Frankfurt am Main. This summary may not contain all of the information that is important to you. You should read the Articles of Association, which are included as an exhibit to the registration statement of which this prospectus forms a part, to understand them fully.

Share Capital and Shares

As of June 30, 2018, our share capital amounted to €5,290,939,215.36 consisting of 2,066,773,131 no par value ordinary registered shares, each representing a notional par value of €2.56 in our share capital and carrying full dividend rights as from January 1, 2018. Thereof 6,887,389 ordinary shares, representing €17,631,715.84 of our share capital, were held by or on behalf of the Bank or one of its subsidiaries. All issued ordinary shares are fully paid up. Below is a reconciliation of the number of ordinary shares outstanding at the beginning of the year and as of June 30, 2018:

Number of ordinary shares	Total share capital issued and fully paid	Treasury shares (Shares held by or on behalf of the Bank or one of its subsidiaries)	Outstanding
Ordinary shares outstanding as of December 31, 2017	2,066,773,131	(371,090)	2,066,402,041

Capital increase	—	—	—
Ordinary shares issued under share-based compensation plans	—	—	—
Ordinary shares purchased for treasury	—	(6,516,299)	(6,516,299)
Ordinary shares sold or distributed from treasury	—	—	—

Ordinary shares outstanding as of June 30, 2018	2,066,773,131	(6,887,389)	2,059,885,742

According to our Articles of Association, all ordinary shares are issued in the form of registered shares. Shareholders are required to notify the Bank for registration in the share register and provide, in particular, where natural persons are concerned, their name, their address as well as their date of birth or, where legal persons are concerned, their registered name, their business address and their registered domicile, and in all cases the number of shares they hold. The entry in the Bank’s share register constitutes a prerequisite for attending and exercising voting rights at the shareholders’ meeting.

Stock Exchange Listing

Our shares have been admitted to the regulated market (Regulierter Markt) and the sub-segment of the regulated market with additional obligations arising from admission (Prime Standard) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) as well as to the regulated market of the six other German stock exchanges (Berlin, Düsseldorf, Hamburg, Hanover, Munich and Stuttgart). In addition, our shares are listed on the New York Stock Exchange.

Transferability of Shares

The transferability of our ordinary shares is not restricted by law or our Articles of Association.

Development of the Share Capital Since 2015

As of December 31, 2014, our share capital amounted to €3,530,939,215.36 and was divided into 1,379,273,131 ordinary registered shares with no par value. Since December 31, 2014, our share capital has developed as follows:

•

On April 7, 2017, we issued 687,500,000 new registered no par value shares (common shares) against cash payments using authorized capital created in 2015 and our share capital was accordingly increased by €1,760,000,000. The new shares were issued with full dividend rights for the year 2016 through subscription rights; 98.92% of the subscription rights were exercised, and thus 680,109,144 new shares were issued at a subscription price of €11.65 per share. The remaining 7,390,856 new shares were placed in Xetra trading at a weighted average price of €15.5015. The capital increase was registered in the Commercial Register on April 3, 2017. Following this capital increase, our registered share capital amounts to €5,290,939,215.36 and is divided into 2,066,773,131 ordinary registered shares with no par value.

For further information about our share capital (including a reconciliation of the number of ordinary shares outstanding at the beginning and end of each of 2016 and 2017), see note 34 to the consolidated financial statements in our 2017 Form 20-F.

Authorized Capital.

Our share capital may be increased by issuing new shares out of authorized capital against cash payments. Our authorized but unissued capital as of the date of this prospectus amounts to €2,560,000,000.

•

By resolution of our annual shareholders’ meeting dated May 18, 2017, the Management Board is authorized to increase our share capital on or before April 30, 2022, once or more than once, by up to a total of €512,00,000 through the issue of new shares against cash payments. Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to except broken amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights insofar as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. The Management Board is also authorized to exclude the pre-emptive rights in full if the issue price of the new shares is not significantly lower than the quoted price of the shares already listed at the time of the final determination of the issue price and the shares issued in accordance with Section 186(3) sentence 4 of the German Stock Corporation Act (Aktiengesetz) do not exceed in total 10 % of the share capital at the time the authorization becomes effective or – if the value is lower – at the time the authorization is utilized. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by banks specified by the Management Board with the obligation to offer them to shareholders (indirect pre-emptive right).

•

By resolution of our annual shareholders’ meeting dated May 18, 2017, the Management Board is authorized to increase our share capital on or before April 30, 2022, once or more than once, by up to a total of €2,048,000,000 through the issue of new shares against cash payments. Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to except broken amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights insofar as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by banks specified by the Management Board with the obligation to offer them to shareholders (indirect pre-emptive right).

Conditional Capital.

Our conditional but unissued capital as of the date of this prospectus amounts to €563,200,000, divided as follows:

•

By resolution of our annual shareholders’ meeting dated May 18, 2017, our share capital is conditionally increased by up to €512,000,000 through the issue of up to 200,000,000 new shares. This conditional capital increase will serve to grant rights to holders of participatory notes with warrants and/or convertible participatory notes, bonds with warrants and convertible bonds issued on or before April 30, 2022 in accordance with the authorization summarized in the following paragraphs, by us or by one of our affiliates. The new shares are to be issued at the option and/or conversion prices calculated in each case in accordance with the authorization dated May 18, 2017. The conditional capital increase can only be carried out to the extent to which these rights are exercised or holders with an obligation to convert fulfill their conversion obligations. The new shares will be entitled to a dividend from the beginning of the financial year in which they are created by exercise of option rights and/or conversion rights or by the fulfillment of conversion obligations. The Management Board will be authorized to determine further details concerning the execution of the conditional capital increase.

In the context of the new conditional capital, on May 18, 2017 the annual shareholders’ meeting authorized the Management Board to issue bearer or registered participatory notes, once or more than once, on or before April 30, 2022. The participatory notes must meet the requirements of European law, which calls for capital paid up to grant participatory rights to be attributable to the Bank’s additional tier 1 capital. Participatory notes may come with bearer warrants or they can be linked to a conversion right (as well as a conversion obligation) for the bearer. The option and/or conversion rights entitle holders to buy shares of the Bank subject to the conditions of warrant-linked participatory rights and/or convertible participatory rights.

The Management Board was also authorized to issue, instead of or besides participatory notes, on or before April 30, 2022, once or more than once, other hybrid financial instruments with a perpetual maturity that fulfill the requirements as own funds specified above but that are possibly not classified by law as participatory rights if their issue requires the approval of the annual shareholders’ meeting pursuant to Section 221 of the German Stock Corporation Act due, for example, to their dividend-dependent return or other reasons. We refer to these instruments as “Hybrid Debt Securities.”

The Management Board was furthermore authorized to issue, instead of or besides participatory notes or Hybrid Debt Securities, on or before April 30, 2022, once or more than once, bonds with warrants and/or convertible bonds with a fixed maturity of at the most 20 years or with a perpetual maturity and to grant option rights to the holders of bonds with warrants and conversion rights (possibly with a conversion obligation) to the holders of convertible bonds, respectively, to subscribe to new shares of the Bank subject to the conditions of bonds with warrants and of convertible bonds. The instruments issued pursuant to this paragraph do not have to fulfill the statutory requirements to qualify as additional tier 1 capital.

The total nominal amount of all participatory notes, Hybrid Debt Securities, bonds with warrants and convertible bonds to be issued under this authorization may not exceed a total value of €12 billion. Option rights and/or conversion rights may only be issued in respect of shares of the Bank with a proportionate amount of share capital of up to a nominal sum of €512,000,000.

•

By resolution of our annual shareholders’ meeting dated May 18, 2017, our share capital is conditionally increased by up to €51,200,000 through the issue of up to 20,000,000 new shares. The conditional capital increase serves solely to fulfill options that are awarded on or before April 30, 2022, on the basis of the authorization of the annual shareholders’ meeting on May 18, 2017. The conditional capital increase will only be carried out to the extent that the holders of the issued options make sue of their right to receive our share and we do not award our shares in treasury to fulfill the options. The new shares are entitled to a dividend from the beginning of the financial year in which they are created by exercise of the options.

Authorization to Acquire Own Shares.

As of June 30, 2018, we held 6,887,389 of our own shares.

Authorization pursuant to Section 71(1) no. 8 of the German Stock Corporation Act.

On May 24, 2018 our annual shareholders’ meeting resolved to authorize the Management Board, pursuant to Section 71(1) no. 8 of the German Stock Corporation Act, to acquire own shares.

We are authorized pursuant to Section 71(1) no. 8 of the German Stock Corporation Act to buy, on or before April 30, 2023, own shares of the Bank in a total volume of up to 10% of our share capital at the time the resolution is taken or—if the value is lower—of our share capital at the time this authorization is exercised. Together with the own shares we acquired for trading purposes and/or for other reasons and which are from time to time in our possession or attributable to us pursuant to Sections 71a et seq. of the German Stock Corporation Act, the own shares purchased on the basis of this authorization may not at any time exceed 10% of our respectively applicable share capital. The own shares may be bought through the stock exchange or by means of a public purchase offer to all shareholders. The countervalue for the purchase of shares (excluding ancillary purchase costs) through a stock exchange may not be more than 10% higher or more than 20% lower than the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the obligation to purchase. In the case of a public purchase offer, it may not be more than 10% higher or more than 20% lower than the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the day of publication of the offer. If the volume of shares offered in a public purchase offer exceeds the planned buyback volume, acceptance must be in proportion to the shares offered in each case. We may provide for a preferred acceptance of small quantities of up to 50 of our shares offered for purchase per shareholder.

The Management Board is authorized to dispose of the purchased shares and of any shares purchased on the basis of previous authorizations pursuant to Section 71(1) no. 8 of the German Stock Corporation Act on the stock exchange or by an offer to all shareholders. The Management Board is also authorized to dispose of the purchased shares against contribution in kind with the exclusion of shareholders’ pre-emptive rights for the purpose of acquiring companies or shareholdings in companies or other assets that serve to advance the company’s business operations. In addition, the Management Board is authorized, in case it disposes of such own shares by offer to all shareholders, to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to the shares to the extent that they would be entitled to such rights if they exercised their option and/or conversion rights. Shareholders’ pre-emptive rights are excluded for these cases and to this extent. The Management Board is also authorized, with the exclusion of shareholders’ pre-emptive rights, to use shares purchased on the basis of authorizations pursuant to Section 71(1) no. 8 of the German Stock Corporation Act to issue staff shares to our and our affiliates’ employees and retired employees or to use them to service option rights on our shares and/or rights or duties to purchase our shares granted to our and our affiliates’ employees or members of executive or non-executive management bodies.

Furthermore, the Management Board is authorized, with the exclusion of shareholders’ pre-emptive rights, to sell such own shares to third parties against cash payment if the purchase price is not substantially lower than the price of our shares on the stock exchange at the time of sale. This authorization may only be used to the extent it has been ensured that the number of shares sold on the basis of this authorization does not exceed 10% of our share capital at the time this authorization becomes effective or—if the amount is lower—at the time this authorization is exercised. Shares that are issued or sold during the validity of this authorization with the exclusion of pre-emptive rights, in direct or analogous application of Section 186(3) sentence 4 of the German Stock Corporation Act, are to be included in the maximum limit of 10% of our share capital. Shares that are to be issued to service option and/or conversion rights from convertible bonds, bonds with warrants, convertible participatory rights or participatory rights are also to be included to the extent these bonds or participatory rights are issued during the validity of this authorization with the exclusion of pre-emptive rights in corresponding application of Section 186(3) sentence 4 of the German Stock Corporation Act.

The Management Board may cancel shares acquired on the basis of this or a preceding authorization without any further resolution of the shareholders’ meeting.

Dividends and Paying Agents

For more information on our dividend policy and legal basis for dividends under German law, see our 2017 Form 20-F “Item 8: Financial Information—Dividend Policy.”

Shareholders registered with our New York transfer agent will be entitled to elect whether to receive dividend payments in euros or U.S. dollars. For those shareholders, unless instructed otherwise, we will convert all cash dividends and other cash distributions with respect to ordinary shares into U.S. dollars prior to payment to the shareholder. The amount distributed will be reduced by any amounts we or our New York transfer agent are required to withhold for taxes or other governmental charges. If our New York transfer agent determines, following consultation with us, that in its judgment any foreign currency it receives is not convertible or distributable, our New York transfer agent may distribute the foreign currency (or a document evidencing the right to receive such currency) or, in its discretion, hold the foreign currency for the account of the shareholder to receive the same.

If any of our distributions consists of a dividend of our shares, Link Market Services GmbH, our registrar and transfer agent for our ordinary shares, and our New York transfer agent (with respect to shares individually certificated) or the custodian bank with which shareholders have deposited their shares (with respect to shares in global form) will distribute the shares to the shareholders in proportion to their existing shareholdings. Rather than distribute fractional shares, Link Market Services GmbH, our New York transfer agent or the custodian bank will sell all such fractional shares and distribute the net proceeds to shareholders.

Link Market Services GmbH and our New York transfer agent (with respect to shares individually certificated) or the custodian bank with which shareholders have deposited their shares (with respect to shares in global form) will also distribute all distributions (other than cash, our shares or rights) to shareholders in proportion to their shareholdings. In the event that Link Market Services GmbH, our New York transfer agent or the custodian bank determine that the distribution cannot be made proportionately among shareholders or that it is impossible to make the distribution, they may adopt any method that they consider fair and practicable to effect the distribution. Such methods may include the public or private sale of all or a portion of the securities or property and the distribution of the proceeds. Link Market Services GmbH, our New York transfer agent or the custodian bank must consult with us before adopting any alternative method of distribution.

Depending on whether shares are individually certificated or in global form, we, Link Market Services GmbH, our New York transfer agent or the custodian bank with which shareholders have deposited their shares will determine whether or not any distribution (including cash, shares, rights or property) is subject to tax or governmental charges. In the case of a cash distribution, we may use all or part of the cash to pay any such tax or governmental charge. In the case of other distributions, we, Link Market Services GmbH, our New York transfer agent or the custodian bank may dispose of all or part of the property to be distributed by public or private sale, in order to pay the tax or governmental charge. In all cases, shareholders will receive any net proceeds of any sale or the balance of the cash or property after the deduction for taxes or governmental charges in proportion to their shareholdings.

Additional Capital

For a description of our authorized but unissued capital, conditional capital and share-based compensation plans, please see “Development of the Share Capital since 2015—Authorized Capital” and “Development of the Share Capital since 2015—Conditional Capital” above, and note 34 to the consolidated financial statements in our 2017 Form 20-F. For a description of our share-based compensation plans, please see note 35 to the consolidated financial statements in our 2017 Form 20-F.

Stock Options

As of the date of this prospectus there were no persons to whom our capital is under option or agreed conditionally or unconditionally to be put under option.

DESCRIPTION OF TRADABLE SUBSCRIPTION RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES

We may offer tradable statutory subscription rights to subscribe for ordinary shares of Deutsche Bank Aktiengesellschaft. The applicable prospectus supplement will describe the specific terms of any such subscription rights offering, including, as applicable:

•	the title of the subscription rights;

•	the exercise price for the subscription rights;

•	the aggregate number of subscription rights issued;

•

a discussion of the material U.S. federal, German or other income tax considerations, as well as considerations under the U.S. Employee Retirement Income Security Act of 1974, or “ERISA,” applicable to the issuance of ordinary shares together with statutory subscription rights or exercise of the subscription rights;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights;

•	the terms of the ordinary shares corresponding to the subscription rights;

•	information regarding the trading of subscription rights, including the stock exchanges, if any, on which the subscription rights will be tradeable;

•	the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date;

•	the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;

•	the extent to which the offering includes a contractual over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement we enter into in connection with the offering.

Each subscription right will entitle its holder to subscribe for a number of our ordinary shares at an exercise price described in the prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void. Upon receipt of payment and, if applicable, the subscription form properly completed and executed at the subscription rights agent’s office or another office indicated in the prospectus supplement, we will, as soon as practicable, forward our ordinary shares that can be subscribed for with that exercise. The prospectus supplement may offer more details on how to exercise the subscription rights. If we determine to make appropriate arrangements for rights trading, persons other than our shareholders can acquire rights as described in the prospectus supplement. In the event subscription rights are offered only to our shareholders and their rights remain unexercised, we may determine to offer the unsubscribed offered securities to persons other than our shareholders. In addition, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter or underwriters, as the case may be, will purchase any offered securities remaining unsubscribed for after the offering, as described in the prospectus supplement.

DESCRIPTION OF CAPITAL SECURITIES

This section describes the general terms that will apply to any capital securities that may be offered pursuant to this prospectus by Deutsche Bank AG, acting through its head office or through one of its branches. The specific terms of the capital securities we are offering, and the extent to which the general terms described in this section apply to those securities, will be described in one or more related prospectus supplements at the time of the offer.

General

As used in this prospectus, the term “capital securities” means the subordinated capital securities that Deutsche Bank AG issues, acting through its head office or through one of its branches, and that the trustee authenticates and delivers under the capital securities indenture.

We may issue capital securities, acting through our head office or through one of our branches. Deutsche Bank AG as a whole is responsible for the obligations of its branches. Where, however, Deutsche Bank AG is delayed in performing or is unable, whether in whole or in part, to perform the obligations of the branch that issued any capital securities through such branch due to any law, requirement or any other act of state or of any authority in the jurisdiction of such branch, investors may be unable to seek performance of such obligations through any of Deutsche Bank’s other branches or offices (including its head office).

The Capital Securities Indenture

The capital securities offered pursuant to this prospectus will be issued in one or more series under, and will be governed by, the base capital securities indenture, dated November 6, 2014, among us, as issuer, The Bank of New York Mellon, One Wall Street, New York, New York 10286, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, calculation agent, transfer agent and registrar and authenticating agent, as supplemented by a second supplemental capital securities indenture to be entered into prior to any such issuance, and as may be further amended and supplemented from time to time.

The capital securities indenture is qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the capital securities indenture and also as trustee under any other indenture under which securities of ours are issued, upon a default in any series of securities issued under either indenture, the trustee may be deemed to have a conflicting interest and may be required to resign and a successor trustee will be appointed. As of the date of this prospectus, The Bank of New York Mellon acts both as trustee under the capital securities indenture and as trustee under indentures relating to our eligible liabilities senior debt securities and our trust preferred securities.

In this sub-section, we refer to the trustee under the capital securities indenture, including any successor trustee, as the “trustee” with respect to that indenture and the capital securities issued under it. We refer to the capital securities indenture, as it may be supplemented from time to time, as the “capital securities indenture.”

We have summarized below the material provisions of the capital securities indenture and the capital securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the capital securities indenture. The terms of the capital securities indenture will include both those stated in the capital securities indenture and those made part of the capital securities indenture by the Trust Indenture Act. The capital securities indenture and the supplements thereto (including the form of second supplemental capital securities indenture) are included as exhibits to the registration statement of which this prospectus forms a part, and you should read the capital securities indenture for provisions that may be important to you.

We May Issue Different Series of Capital Securities

The capital securities indenture does not limit the amount of capital securities that may be issued. We may issue capital securities from time to time in one or more distinct series, at a price of 100% of their principal amount or at a premium or a discount. This section summarizes terms of the capital securities that apply generally to all series. The provisions of the capital securities indenture allow us not only to issue capital securities with terms different from those of capital securities previously issued under the capital securities indenture, but also to “reopen” a previously issued series of capital securities and issue additional capital securities of that series. The capital securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.

Ranking; Status

The capital securities (and, in the case of capital securities in bearer form, any coupons to these securities) will constitute our unsecured and subordinated obligations, ranking pari passu among themselves and pari passu with all of our other equally subordinated obligations. If Resolution Measures are imposed on us, or in the event of our dissolution, liquidation, insolvency or composition, or if other proceedings are opened for the avoidance of insolvency of, or against, us, the obligations under the capital securities will be fully subordinated to:

•	the claims of our unsubordinated creditors (as defined below),

•	the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung) or any successor provision, and

•	the claims under our tier 2 instruments (within the meaning of the CRR).

In any such event, no amounts will be payable in respect of the capital securities until (i) the claims of such unsubordinated creditors, (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code or any successor provision, and (iii) the claims under such tier 2 instruments have been satisfied in full. Subject to the foregoing, we may satisfy our obligations under the capital securities also from our other distributable assets (freies Vermögen).

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in the capital securities indenture and the capital securities also refer to such amended provisions or successor provisions.

The term “unsubordinated creditors” means the holders of any indebtedness or other payment obligation of ours that is not expressed to be subordinated by means of contractual agreement or as a matter of law (including claims against us under our senior non-preferred debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including those that are subject to Section 46f(9) of the German Banking Act) or any successor provision).

Our payment obligations under the capital securities will rank pari passu with the claims against us under our other instruments issued as additional tier 1 capital within the meaning of the CRR and listed in the applicable prospectus supplement.

Resolution Measures

By acquiring any capital securities, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure. In addition, by your acquisition of capital securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the capital securities and the paying agent, calculation agent, transfer agent and registrar and authenticating agent (which we refer to as the “capital securities agents” herein) for, agree not to initiate a suit against such trustee or the capital securities agents in respect of, and agree that such trustee and the capital securities agents will not be liable for, any action that such trustee or the capital securities agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the capital securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

Qualification as Regulatory Capital

We may issue capital securities that have terms that enable them to qualify as our additional tier 1 capital, as defined and provided for in the bank regulatory capital provisions to which we are subject.

We will include in prospectus supplements descriptions of the terms of any capital securities that we intend to qualify for inclusion in our regulatory capital.

Subordination of Capital Securities

The discussion of subordination in this section applies to each of the capital securities issued by Deutsche Bank AG under the capital securities indenture, acting through its head office or through one of its branches.

The capital securities will constitute our unsecured and subordinated obligations, ranking pari passu among themselves and pari passu with all of our other equally subordinated obligations. Our payment obligations under the capital securities will rank pari passu with the claims against us under our other instruments issued as additional tier 1 capital within the meaning of the CRR and listed in the applicable prospectus supplement.

The capital securities indenture provides that:

•

if Resolution Measures are imposed on us, or in the event of our dissolution, liquidation, insolvency or composition, or if other proceedings are opened for the avoidance of insolvency of, or against, us, the obligations under the capital securities will be fully subordinated to (i) the claims of our unsubordinated creditors, (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung) or any successor provision, and (iii) the claims under our tier 2 instruments (within the meaning of the CRR). In any such event, no amounts will be payable in respect of the capital securities until (i) the claims of such unsubordinated creditors, (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code or any successor provision, and (iii) the claims under such tier 2 instruments have been satisfied in full;

•	the claims of a holder of capital securities may not be set off against any of our claims;

•

no collateral or guarantee of whatever kind is, or will at any time be, provided by us or any other person securing the rights of holders of capital securities under any series of the capital securities, and any collateral or guarantee already provided or granted in the future in connection with our other liabilities may not be used for claims under the capital securities;

•	no subsequent agreement may limit the subordination provisions applicable to any series of capital securities or shorten the term of any series of capital securities or any applicable notice period;

•

any redemption of capital securities of any series (other than at their final maturity, if any capital security by its terms provides for a final maturity) will be subject to the prior approval of our competent supervisory authority, if then required under applicable law, the regulations, requirements, guidelines and policies relating to capital adequacy adopted by bodies of the European Union or Germany or any other competent authority then in effect in Germany and applicable to us, other regulations or policies of our competent supervisory authority; and

•

prior to the payment of any redemption amount in respect of any series of capital securities, the terms of any series of capital securities may provide for a redemption notice to be rescinded (including with automatic effect) upon the occurrence of certain events (including the imposition of Regulatory Measures) relating to our solvency or regulatory capital ratios.

If we fail to make payment of principal of, interest on, or other amounts owing under any series of capital securities at such time as such payment is requested to be made pursuant to the terms of such series of capital securities, which we refer to as a “Non-Payment Event,” and such Non-Payment Event is continuing, the trustee and the holders of capital securities could take action against us, but they may not accelerate the maturity of the capital securities and would not receive any money until the claims of the senior indebtedness have been fully satisfied. Furthermore, if we become subject to German insolvency proceedings, the trustee and the holders of our capital securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

Payments on the Capital Securities

Denomination and Currency. The capital securities may be denominated and payable in U.S. dollars or other currencies.

Fixed Rate and Floating Rate Capital Securities. Capital securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the capital securities.

Cancellation of Interest Payments. We may issue capital securities from time to time with provisions for the cancellation of any interest payment at our discretion or under other circumstances.

Limitations on Payments of Principal or Interest. We may issue capital securities from time to time with limitations on our ability to pay principal or interest in respect of such capital securities, including circumstances in which we may be prohibited from making such payments.

Write-downs of Principal. We may issue capital securities from time to time with provisions for write-downs in the principal amount of such capital securities.

Contingent Convertible Capital Securities. We may issue capital securities from time to time that may or will be converted at our option or otherwise into ordinary shares or other securities of ours.

We may issue capital securities that are exchangeable, either mandatorily or at our or the holder’s option, into securities of ours or the cash value of such securities.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any of the capital securities we are offering:

•	whether the capital securities will be issued by Deutsche Bank AG, acting through its head office or through one of its branches;

•	the specific designation;

•

whether the capital securities qualify for regulatory capital treatment as additional tier 1 capital (within the meaning of the regulatory capital adequacy requirements to which we are subject) or otherwise;

•

the ranking of the capital securities relative to our other outstanding securities, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the capital securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	whether the capital securities have a scheduled maturity, and if so, the date of maturity (and any provisions relating to extending or shortening the maturity date);

•

the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any, and under what circumstances interest is payable;

•	the date from which interest accrues and the interest payment dates, if any;

•	provisions, if any, for the cancellation of all or any portion of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the capital securities, including situations in which we may be prohibited from making such payments;

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provisions, if any, for write-downs (and related write-ups, if any) in the principal amount of the capital securities and the effect, if any, of such write-downs (and related write-ups, if any) on interest payable on such capital securities;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the capital securities;

•	any repayment, redemption or prepayment provisions, including any redemption notice provisions;

•	any terms on which the capital securities may or will be converted at our option or otherwise into ordinary shares or other securities of ours, which we refer to as “Conversion Securities,” and, if so, the nature and terms of the Conversion Securities into which such capital securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•

whether we may conduct an offer of Conversion Securities after any conversion of the capital securities in order to deliver cash proceeds to holders of capital securities in lieu of the Conversion Securities and the terms upon which any such offer should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the capital securities may be converted;

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whether we will issue the capital securities in registered form or bearer form or both and, if we are offering capital securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those capital securities in bearer form;

•	whether we will issue the capital securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

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the terms on which holders of the capital securities may convert or exchange them into or for one or more securities of ours or the cash value of such securities; the terms on which conversion or exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option; the period during which exchange may occur; the initial exchange price or rate; and the circumstances or manner in which the amount of securities deliverable upon exchange, or the cash value thereof, may be adjusted;

•	information as to the methods for determining the amount of principal, premium, if any, and/or interest payable on any date;

•	the identity of any agents for the capital securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the capital securities on any securities exchange;

•	whether the capital securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the capital securities and any terms required by or advisable under applicable laws or regulations.

The prospectus supplement relating to any series of capital securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, certain German income tax consequences, certain income tax consequences due to the jurisdiction of any relevant issuing branch and certain considerations under ERISA, in each case in relation to an investment in the capital securities.

Registration and Transfer of Capital Securities

Holders may present capital securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the capital securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the capital securities indenture (or any supplemental indenture thereto) or issuer order under which that series of capital securities is issued.

Holders may transfer capital securities in bearer form and/or the related coupons, if any, by delivery to the transferee.

If any of the capital securities are held in global form, the procedures for transfer of interests in those capital securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in the capital securities indenture or other provisions designed to protect holders of capital securities against a reduction in our creditworthiness that would afford holders of capital securities additional protection in the event of a recapitalization transaction, a change of control of the Bank, a merger or consolidation, a sale, lease or conveyance of all or substantially all of our assets or a highly leveraged transaction or any other transaction that might adversely affect holders of capital securities.

It may be that we will depend increasingly upon the earnings and cash flow of our subsidiaries to meet our obligations under the capital securities. Since the creditors of any of our subsidiaries would generally have a right to receive payment that is superior to our right to receive payment from the assets of that subsidiary, holders of capital securities will be effectively subordinated to creditors of our subsidiaries. In addition, there are various regulatory requirements applicable to some of our subsidiaries that limit their ability to pay dividends and make loans and advances to us.

No Defaults or Events of Default

In accordance with German law, there are no defaults or events of default under the capital securities indenture with respect to any series of the capital securities and, if German insolvency proceedings are opened with respect to us, holders of our subordinated debt securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

No Acceleration of Capital Securities. The capital securities indenture provides that there is no right of acceleration in the case of any non-payment of principal of, interest on or other amounts owing under any series of capital securities or a failure by us to perform any other covenant under the capital securities or under the capital securities indenture. Under no circumstances may the holders or the trustee declare the principal amount of any series of the capital securities and interest accrued thereon to be due and payable.

No Negative Pledge. The capital securities indenture contains no restrictions preventing us from incurring additional debt or from securing any of our debt by a pledge, lien or other encumbrance on any of our assets.

Indemnification of Trustee for Actions Taken on Your Behalf. The capital securities indenture provides that the trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of capital securities issued under the capital securities indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the capital securities indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a Non-Payment Event, to be indemnified by the holders of capital securities issued under the capital securities indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding capital securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder. The capital securities indenture provides that no individual holder of capital securities may institute any action against us under the capital securities indenture, except (to the extent required by the Trust Indenture Act and subject to the subordination and other provisions of any capital securities) actions to receive payment of the principal of and interest on capital securities on or after the respective due dates expressly provided for pursuant to the terms of such capital securities, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing Non-Payment Event;

•

the holders of not less than a majority in aggregate principal amount of the outstanding capital securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in aggregate principal amount of the outstanding capital securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

As may be further specified in the terms of the particular series of capital securities, distributions on capital securities may be paid only out of certain distributable items, and we may retain full discretion at all times to cancel distributions on capital securities qualifying as additional tier 1 capital for an unlimited period and on a non-cumulative basis, in particular if ordered by our competent authority to not make any such distributions. In addition, depending on the terms of the series of capital securities, the principal of a capital security may be written down automatically or, by order of a competent supervisory authority, the capital securities may be converted, if a minimum regulatory capital threshold is triggered. In such cases, a holder of the capital securities would not be able to bring an action. Additionally, the provisions governing the capital securities will not give the holder the right to accelerate future scheduled payments of interest or principal.

The capital securities indenture contains a covenant that we will file annually with the trustee a certificate of no non-compliance in the performance of any covenants or conditions contained in the capital securities indenture, or a certificate specifying any non-compliance that exists.

Discharge

We may only discharge all of our obligations under the capital securities indenture, other than as to transfers and exchanges, after we have:

•	paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding capital securities issued thereunder in accordance with their terms; or

•	delivered to the trustee for cancellation all of the outstanding capital securities issued thereunder.

Modification of the Capital Securities Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of capital securities issued under the indentures to:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of capital securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	establish the forms or terms of capital securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•	to give effect to any variation to the terms of the capital securities as a result of the imposition of any Resolution Measure.

Any such modification will be subject to the prior consent of our competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the capital securities as additional tier 1 capital.

Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding capital security without the consent of each holder that would be affected by such change:

•	if any capital security by its terms provides for a final maturity, change the final maturity thereof;

•	reduce the principal amount of such capital security in any manner not permitted pursuant to the terms of such capital security;

•	reduce the rate or change the time of payment of interest of such capital security in any manner not permitted pursuant to the terms of such capital security;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•

alter the terms on which holders of the capital securities may convert or exchange capital securities for other securities of the Bank or of other entities or for other property or the cash value of thereof, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the capital securities;

•	alter certain provisions of the capital securities indenture relating to capital securities not denominated in U.S. dollars;

•	modify the provisions of the capital securities indenture with respect to the subordination of the capital securities in a manner adverse to the holders;

•	reduce the percentage of capital securities the consent of whose holders is required for modification of the capital securities indenture; or

•

to the extent required by the Trust Indenture Act and subject to the subordination and other provisions of any capital securities, impair the right of any holder to institute actions to receive payment of the principal of and interest on capital securities on or after the respective due dates expressly provided for pursuant to the terms of such capital securities.

Any such change will be subject to the prior consent of our competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the capital securities as additional tier 1 capital.

Modification with Consent of Holders of a Majority. We and the trustee may make any other change to the capital securities indenture and to the rights of the holders of the capital securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding capital securities issued thereunder, voting as one class. Any such change will be subject to the prior consent of our competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the capital securities as additional tier 1 capital.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

Governing Law

The capital securities indenture is, and the capital securities will be, governed by and construed in accordance with the laws of the State of New York, other than with respect to the provisions relating to the ranking of the capital securities and their status, which provisions will be governed by and construed in accordance with German law, including, in relation to such provisions, any determination of whether a Resolution Measure has been imposed on us.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities – comprising subordinated debt securities, eligible liabilities senior debt securities, senior debt securities and senior debt funding securities – that may be offered pursuant to this prospectus by Deutsche Bank AG, acting through its head office or through one of its branches. The specific terms of the debt securities we are offering, and the extent to which the general terms described in this section apply to those securities, will be described in one or more related prospectus supplements at the time of the offer.

As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that Deutsche Bank AG issues, acting through its head office or through one of its branches, and in each case, the relevant trustee authenticates and delivers under the applicable indenture relating to such indebtedness. We refer to any such debt securities that constitute subordinated indebtedness as “subordinated debt securities”; we refer to any such debt securities that constitute eligible liabilities senior indebtedness as “eligible liabilities senior debt securities”; we refer to any such debt securities that constitute senior indebtedness as “senior debt securities”; and we refer to any such debt securities that constitute senior funding indebtedness as “senior debt funding securities.”

We may issue debt securities, acting through our head office or through one of our branches. Deutsche Bank AG as a whole is responsible for the obligations of its branches. Where, however, Deutsche Bank AG is delayed in performing or is unable, whether in whole or in part, to perform the obligations of the branch that issued any debt securities through such branch due to any law, requirement or any other act of state or of any authority in the jurisdiction of such branch, investors may be unable to seek performance of such obligations through any of Deutsche Bank’s other branches or offices (including its head office).

Subordinated Debt Securities

The Subordinated Indenture

We may issue subordinated debt securities, acting through our head office or through one of our branches. The subordinated debt securities offered pursuant to this prospectus will be issued in one or more series under, and will be governed by, a subordinated indenture, dated May 21, 2013, among us, as issuer, Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, transfer agent and registrar and authenticating agent, as supplemented by the first supplemental subordinated indenture, dated as of May 24, 2013, the second supplemental subordinated indenture, dated as of April 1, 2015, the third supplemental subordinated indenture, dated as of December 1, 2017, the fourth supplemental subordinated indenture, dated as of December 1, 2017, and as may be further amended and supplemented from time to time.

The subordinated indenture is qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the subordinated indenture and also as trustee under any other indenture under which securities of ours are issued, upon a default in any series of securities issued under either indenture, the trustee may be deemed to have a conflicting interest and may be required to resign and a successor trustee will be appointed.

In this sub-section “Description of Debt Securities—Subordinated Debt Securities,” we refer to the trustee under the subordinated indenture, including any successor trustee, as the “trustee” with respect to that indenture and the subordinated debt securities issued under it. We refer to the subordinated indenture, as it may be supplemented from time to time, as the “subordinated indenture.”

We have summarized below the material provisions of the subordinated indenture and the subordinated debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the subordinated indenture. The terms of the subordinated indenture will include both those stated in that indenture and those made part of that indenture by the Trust Indenture Act. The subordinated indenture is included as an exhibit to the registration statement of which this prospectus forms a part, and you should read the subordinated indenture for provisions that may be important to you.

We May Issue Different Series of Subordinated Debt Securities

The subordinated indenture does not limit the amount of indebtedness that may be issued. We may issue subordinated debt securities from time to time in one or more distinct series, at a price of 100%

of their principal amount or at a premium or a discount. This section summarizes terms of the subordinated debt securities that apply generally to all series. The provisions of the subordinated indenture allow us not only to issue subordinated debt securities with terms different from those of subordinated debt securities previously issued under that indenture, but also to “reopen” a previously issued series of subordinated debt securities and issue additional subordinated debt securities of that series. The subordinated debt securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.

Ranking; Status

The subordinated debt securities (and, in the case of subordinated debt securities in bearer form, any coupons to these securities) will constitute our unsecured obligations and will be subordinated to (i) the claims of our creditors that are not subordinated pursuant to applicable law, including claims against us under unsecured senior non-preferred debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including those that are subject to Section 46f(9) of the German Banking Act) or any successor provision and (ii) our other obligations which are mandatorily preferred by law (we refer to such claims and obligations in (i) and (ii) as the “Priority Claims”). The subordinated debt securities will rank equally and pari passu with all of our other unsecured and subordinated claims (it being understood that no Priority Claims constitute subordinated claims), except as otherwise provided by applicable law or by the terms of any other indebtedness, and in particular, if such other indebtedness is expressed to rank junior to the subordinated debt securities, then the securities shall rank senior to such junior debt, but junior to the Priority Claims.

Resolution Measures

By acquiring any subordinated debt securities issued on or after April 1, 2015, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure. In addition, by your acquisition of subordinated debt securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the subordinated debt securities and the paying agent, the transfer agent and the registrar and authenticating agent (which we refer to as the “subordinated note agents” herein) for, agree not to initiate a suit against such trustee or the subordinated note agents in respect of, and agree that such trustee and the subordinated note agents will not be liable for, any action that such trustee or the subordinated note agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the subordinated debt securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

Qualification as Regulatory Capital

We may issue subordinated debt securities that have terms that enable them to qualify as our tier 2 capital, as defined and provided for in the bank regulatory capital provisions to which we are subject. We will include in prospectus supplements descriptions of the terms of any subordinated debt securities that we intend to qualify for inclusion in our regulatory capital.

Subordination; No Set-off; No Security; Early Redemption

The discussion of subordination in this section applies to each of the subordinated debt securities issued by Deutsche Bank AG under the subordinated indenture, acting through its head office or through one of its branches.

The subordinated indenture provides that in the event of our dissolution or liquidation, or insolvency proceedings against us, the subordinated debt securities will be subordinated to the claims of all of our Priority Claims so that in any such event no amounts will be payable under the subordinated debt securities until the claims of all creditors of Priority Claims have been satisfied in full.

Furthermore, the subordinated indenture provides that, if any series of subordinated debt securities is to qualify for regulatory banking purposes as our tier 2 capital:

•	the claims of a holder of subordinated debt securities may not be set off against any of our claims;

•

no collateral of whatever kind is, or will at any time be, provided by us or any other person securing the rights of holders of subordinated debt securities arising under the subordinated debt securities, and any collateral that, notwithstanding the aforementioned, may have been provided in the past or will be provided in the future by us or any third party will not secure the claims arising from the subordinated debt securities;

•

no subsequent agreement may limit the subordination provisions applicable to any series of subordinated debt securities or amend the maturity date or redemption date of any subordinated debt securities to an earlier date or shorten any applicable notice period; and

•

any redemption of any series of subordinated debt securities prior to their stated maturity will be subject to our receipt of prior written approval of the competent supervisory authority if then required under applicable law, capital adequacy guidelines, regulations or policies of such competent supervisory authority.

If we fail to make payment on the subordinated debt securities when due for reasons other than (i) the subordination provisions preventing us from making such payment or (ii) any Resolution Measure imposed by the competent resolution authority, we will be in default on our obligations under the subordinated indenture. In such case, the trustee and the holders of subordinated debt securities could take action against us, but they may not accelerate the maturity of the subordinated debt securities and would not receive any money until the claims of the senior indebtedness have been fully satisfied. Furthermore, if we become subject to German insolvency proceedings, the trustee and the holders of our subordinated debt securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

Payments on the Subordinated Debt Securities

Denomination and Currency. The subordinated debt securities may be denominated and payable in U.S. dollars or other currencies.

Fixed Rate and Floating Rate Subordinated Debt Securities. Subordinated debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the subordinated debt securities. Subordinated debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Linked or Exchangeable Subordinated Debt Securities. We may issue subordinated debt securities from time to time with the principal amount and/or interest payable on any relevant payment date to be determined by reference to the performance, level or value of one or more of the following: other securities issued by us, securities of any entity affiliated or unaffiliated with us, indices, currencies, commodities, interest rates, intangibles, articles, goods or any other property, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items. Holders of these types of subordinated debt securities will receive payments of principal and/or interest (if any) that are determined by reference to the applicable underlying instrument or measurement. Such subordinated debt securities may provide either for cash settlement or for physical settlement by delivery of the applicable underlying property or other property of the type listed above. Such subordinated debt securities may also provide that the form of settlement may be determined at our option or at your option.

We may issue subordinated debt securities that are exchangeable, either mandatorily or at our or the holder’s option, into securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, such securities or other property.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any of the subordinated debt securities we are offering:

•	whether the subordinated debt securities will be issued by Deutsche Bank AG, acting through its head office or through one of its branches;

•	the specific designation;

•	whether the subordinated debt securities qualify for regulatory capital treatment and if so, the category of capital for which they qualify;

•

the ranking of the subordinated debt securities relative to our other outstanding securities, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the subordinated debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to extending or shortening the maturity date);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the subordinated debt securities;

•	any repayment, redemption or prepayment, including any redemption notice provisions;

•

whether we will issue the subordinated debt securities in registered form or bearer form or both and, if we are offering subordinated debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those subordinated debt securities in bearer form;

•	whether we will issue the subordinated debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

whether the subordinated debt securities are convertible or exchangeable securities and the terms on which holders of the subordinated debt securities may exchange them into or for one or more securities of ours or other entities or other property, or the cash value thereof, and the specific terms of and period in which such conversion or exchange may be made;

•

if the amount of principal, premium, if any, and/or interest payable on any date may be determined with respect to any currencies, commodities or securities of us or other entities, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, goods or any other property, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, the manner in which such amounts will be determined;

•	the identity of any agents for the subordinated debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the subordinated debt securities on any securities exchange;

•	whether the subordinated debt securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the subordinated debt securities and any terms required by or advisable under applicable laws or regulations.

The prospectus supplement relating to any series of subordinated debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, certain German income tax consequences, certain income tax consequences due to the jurisdiction of any relevant issuing branch and certain considerations under ERISA, in each case in relation to an investment in the subordinated debt securities.

Registration and Transfer of Subordinated Debt Securities

Holders may present subordinated debt securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the subordinated debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the subordinated indenture (or any supplemental indenture thereto) or issuer order under which that series of subordinated debt securities is issued.

Holders may transfer subordinated debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee.

If any of the subordinated debt securities are held in global form, the procedures for transfer of interests in those subordinated debt securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in the subordinated indenture or other provisions designed to protect holders of subordinated debt securities against a reduction in our creditworthiness that would afford holders of subordinated debt securities additional protection in the event of a recapitalization transaction, a change of control of the Bank, a merger or consolidation, a sale, lease or conveyance of all or substantially all of our assets or a highly leveraged transaction or any other transaction that might adversely affect holders of subordinated debt securities.

It may be that we will depend increasingly upon the earnings and cash flow of our subsidiaries to meet our obligations under the subordinated debt securities. Since the creditors of any of our subsidiaries would generally have a right to receive payment that is superior to our right to receive payment from the assets of that subsidiary, holders of subordinated debt securities will be effectively subordinated to creditors of our subsidiaries. In addition, there are various regulatory requirements applicable to some of our subsidiaries that limit their ability to pay dividends and make loans and advances to us.

Events of Default

In accordance with German law, there are no events of default under the subordinated indenture other than with respect to insolvency and, if German insolvency proceedings are opened with respect to us, holders of our subordinated debt securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

An event of default is defined under the subordinated indenture, with respect to any series of subordinated debt securities issued under that indenture, as the opening of insolvency proceedings against us by a German court having jurisdiction over us.

No Negative Pledge. The subordinated indenture does not contain any restrictions preventing us from incurring additional debt or from securing any of our debt by a pledge, lien or other encumbrance on any of our assets.

Acceleration Upon Event of Default. The subordinated indenture provides that if an event of default occurs or is continuing, either the trustee or the holders of not less than 33 1⁄3% in aggregate principal amount of all outstanding subordinated debt securities issued under the subordinated indenture, voting as one class, by notice in writing to the Bank, may declare the principal of all subordinated debt securities and interest accrued thereon to be due and payable immediately.

No Acceleration Upon Other Defaults. The subordinated indenture provides that there is no right of acceleration in the case of a default in the payment of principal of, interest on, or other amounts owing under any series of subordinated debt securities or a default in the performance of any of our other covenants under the subordinated debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf. The subordinated indenture provides that the trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of subordinated debt securities issued under the subordinated indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the subordinated indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of subordinated debt securities issued under that indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding subordinated debt securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder. The subordinated indenture provides that no individual holder of subordinated debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest at maturity or upon acceleration unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•

the holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Additionally, the provisions governing the subordinated debt securities will not give the holder the right to accelerate future scheduled payments of interest or principal, other than in the insolvency of the institution.

The subordinated indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge

We may only discharge all of our obligations under the subordinated indenture, other than as to transfers and exchanges, after we have:

•	paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding subordinated debt securities issued thereunder in accordance with their terms; or

•	delivered to the trustee for cancellation all of the outstanding subordinated debt securities issued thereunder.

Modification of the Subordinated Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental subordinated indentures without the consent of the holders of subordinated debt securities issued under the subordinated indenture to:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of subordinated debt securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	establish the forms or terms of subordinated debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•	give effect to any variation to the terms of the subordinated debt securities as a result of the imposition of any Resolution Measure.

Any such modification will be subject to the prior consent of our competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the subordinated debt securities as tier 2 capital.

Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding subordinated debt security without the consent of each holder that would be affected by such change:

•	change the final maturity of such subordinated debt security;

•	reduce the principal amount;

•	reduce the rate or change the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security provable in bankruptcy;

•

alter the terms on which holders of the subordinated debt securities may convert or exchange those subordinated debt securities for other securities of the Bank or of other entities or for other property or the cash value of thereof, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the subordinated debt securities;

•	alter certain provisions of the subordinated indenture relating to subordinated debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any subordinated debt security when due;

•	modify the ranking of a subordinated debt security in a manner adverse to the holders thereof; or

•	reduce the percentage of subordinated debt securities the consent of whose holders is required for modification of the subordinated indenture.

Any such change will be subject to the prior consent of our competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the subordinated debt securities as tier 2 capital.

Modification with Consent of Holders of a Majority. We and the trustee may make any other change to the subordinated indenture and to the rights of the holders of the subordinated debt securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding subordinated debt securities issued thereunder, voting as one class. Any such change will be subject to the prior consent of our competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the subordinated debt securities as tier 2 capital.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

Governing Law

The subordinated indenture is, and the subordinated debt securities will be, governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions thereof, which respectively is or will be governed by German law, and except as may otherwise be required by mandatory provisions of law.

Eligible Liabilities Senior Debt Securities

The Eligible Liabilities Senior Indenture

We may issue eligible liabilities senior debt securities, acting through our head office or through one of our branches. The eligible liabilities senior debt securities offered pursuant to this prospectus will be issued in one or more series under, and will be governed by, the eligible liabilities senior indenture, dated as of April 19, 2017, among us, as issuer, The Bank of New York Mellon, 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, authenticating agent, issuing agent and registrar as supplemented by the first supplemental eligible liabilities senior indenture, dated as of July 10, 2017, the second supplemental eligible liabilities senior indenture, dated as of July 21, 2018, and as may be further amended and supplemented from time to time.

The eligible liabilities senior indenture is qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the eligible liabilities senior indenture and also as trustee under any other indenture under which securities of ours are issued, upon a default in any series of securities issued under either indenture, the trustee may be deemed to have a conflicting interest and may be required to resign and a successor trustee will be appointed. As of the date of this prospectus, The Bank of New York Mellon acts both as trustee under the eligible liabilities senior indenture and as trustee under indentures relating to our trust preferred securities and our capital securities.

In this sub-section “Description of Debt Securities—Eligible Liabilities Senior Debt Securities,” we refer to the trustee under the eligible liabilities senior indenture, including any successor trustee, as the “trustee” with respect to that indenture and the eligible liabilities senior debt securities issued under it. We refer to the eligible liabilities senior indenture, as it may be supplemented from time to time, as the “eligible liabilities senior indenture.”

We have summarized below the material provisions of the eligible liabilities senior indenture and the eligible liabilities senior debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the eligible liabilities senior indenture. The terms of the eligible liabilities senior indenture will include both those stated in that indenture and those made part of that indenture by the Trust Indenture Act. The eligible liabilities senior indenture and the supplements thereto are included as exhibits to the registration statement of which this prospectus forms a part, and you should read the eligible liabilities senior indenture for provisions that may be important to you.

We May Issue Different Series of Eligible Liabilities Senior Debt Securities

The eligible liabilities senior indenture does not limit the amount of eligible liabilities senior debt securities that may be issued. We may issue eligible liabilities senior debt securities from time to time in one or more distinct series, at a price of 100% of their principal amount or at a premium or a discount. This section summarizes terms of the eligible liabilities senior debt securities that apply generally to all series. The provisions of the eligible liabilities senior indenture allow us not only to issue eligible liabilities senior debt securities with terms different from those of the eligible liabilities senior debt securities previously issued under that indenture, but also to “reopen” a previously issued series of eligible liabilities senior debt securities and issue additional eligible liabilities senior debt securities of that series. The eligible liabilities senior debt securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.

Ranking; Status

The eligible liabilities senior debt securities (and in the case of eligible liabilities senior debt securities in bearer form, any coupons to these securities) will constitute our unsecured and unsubordinated senior non-preferred obligations under debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) or any successor provision. Our obligations under the eligible liabilities senior debt securities will rank pari passu among themselves and pari passu with all of our other unsecured and unsubordinated senior non-preferred obligations under debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (including the senior non-preferred obligations under any such debt instruments that we issued before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act) or any successor provision.

In accordance with Section 46f(5) of the German Banking Act, if Resolution Measures are imposed on us or in the event of our dissolution, liquidation, insolvency or composition, or if other proceedings are opened for the avoidance of the insolvency of, or against, us, our obligations under the eligible liabilities senior debt securities will rank junior to the claims of our unsubordinated creditors not qualifying as obligations under our debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (including the senior non-preferred obligations under any such debt instruments that we issued before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act) or any successor provision. In any such event, no amounts will be payable in respect of the eligible liabilities senior debt securities until the claims of such other unsubordinated creditors have been satisfied in full.

A large portion of our liabilities consists of senior unsecured obligations that do not constitute debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (including those that are subject to Section 46f(9) of the German Banking Act). Among those unsecured unsubordinated obligations that do not constitute debt instruments are instruments with an initial maturity of less than one year as well as senior unsecured instruments of indebtedness whose terms provide that (i) the repayment or the amount of the repayment depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured instruments of indebtedness are issued or is settled in a way other than by monetary payment or (ii) the payment of interest or the amount of the interest payments depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured instruments of indebtedness are issued unless the payment of interest or the amount of the interest payments solely depends on a customary fixed or floating reference interest rate and is settled by monetary payment.

The order of priority set forth in the German Banking Act applies to any debt instruments outstanding at the time insolvency proceedings are opened or Resolutions Measures are imposed, irrespective of when the relevant instruments were issued. In a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to us, the competent regulatory authority or court would determine whether a security qualifies as a debt instrument, when it was issued, as well as which of our senior debt securities have the terms described in clauses (i) or (ii) above, referred to herein as the “structured” debt securities, and which do not, referred to herein as the “non-structured” debt securities. The relevant pricing supplement for each issuance may state in which category we expect such issuance to be classified, but the competent regulatory authority or court may classify the debt securities differently.

Our non-structured senior debt securities that were issued before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act (such as our then outstanding non-structured senior debt securities) and our eligible liabilities senior debt securities rank junior to our structured senior debt securities, our senior debt securities that were issued on or after July 21, 2018 and our senior debt funding securities.

If insolvency proceedings are opened against us or if Resolution Measures are imposed on us, our obligations that rank junior in insolvency would be written down or converted into common equity tier 1 instruments before any of our more senior-ranking obligations are written down or converted. Accordingly, our “senior non-preferred” debt instruments, including the non-structured senior debt securities issued before July 21, 2018 and the eligible liabilities senior debt securities, would be written down or converted prior to our “senior preferred” debt securities, including the non-structured senior debt securities issued on or after July 21, 2018, the structured senior debt securities and the senior debt funding securities. Consequently, higher losses could be allocated to the non-structured senior debt securities issued before July 21, 2018 and to our eligible liabilities senior debt securities than to our other outstanding unsecured unsubordinated obligations.

Resolution Measures

By acquiring any eligible liabilities senior debt securities, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure or increased losses incurred based on the order of priority under the German Banking Act. In addition, by your acquisition of eligible liabilities senior debt securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the eligible liabilities senior debt securities and the paying agent, the authenticating agent, the issuing agent and the registrar (which we refer to as the “eligible liabilities senior note agents” herein) for, agree not to initiate a suit against such trustee or the eligible liabilities senior note agents in respect of, and agree that such trustee and the eligible liabilities senior note agents will not be liable for, any action that such trustee or the eligible liabilities senior note agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the eligible liabilities senior debt securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

Qualification as “Eligible Liabilities”

The eligible liabilities senior debt securities will constitute senior non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act, and are intended to qualify as eligible liabilities instruments for the minimum requirement for own funds and eligible liabilities, as described and provided for in the bank regulatory capital provisions to which we are subject.

No Enhancement; No Set-off; No Security; Early Redemption

The eligible liabilities senior indenture provides that:

•

no subsequent agreement may enhance the seniority of our obligations under the eligible liabilities senior debt securities or shorten the term of any of the eligible liabilities senior debt securities or any applicable notice period;

•	no holder of the eligible liabilities senior debt securities may set off its claims arising under such eligible liabilities senior debt securities against any claims of ours;

•

no security or guarantee will be provided at any time securing claims of the holders under the eligible liabilities senior debt securities; any security or guarantee already provided or granted in the future in connection with other liabilities of ours may not be used for claims under the eligible liabilities senior debt securities; and

•

any redemption of any series of eligible liabilities senior debt securities prior to their stated maturity will be subject to (i) receipt by the Bank of prior approval of the competent authority, if then required under applicable law, capital adequacy guidelines, regulations or policies of such competent authority, and (ii) compliance with any other regulatory requirements. If the eligible liabilities senior debt securities are redeemed by us without the approval of such competent authority, if then legally required, then the amounts paid on the eligible liabilities senior debt securities must be returned to us irrespective of any agreement to the contrary.

If we fail to make payment on the eligible liabilities senior debt securities when due, we will be in default on our obligations under the eligible liabilities senior indenture. In such case, the trustee and the holders of eligible liabilities senior debt securities could take action against us, but they may not accelerate the maturity of the eligible liabilities senior debt securities.

Payments on the Eligible Liabilities Senior Debt Securities

Denomination and Currency. Unless otherwise specified in the applicable pricing supplement, the eligible liabilities senior debt securities will be denominated and payable in U.S. dollars.

Fixed Rate and Floating Rate Eligible Liabilities Senior Debt Securities. The eligible liabilities senior debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the eligible liabilities senior debt securities. The eligible liabilities senior debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any of the eligible liabilities senior debt securities we are offering:

•	whether the eligible liabilities senior debt securities will be issued by Deutsche Bank AG, acting through its head office or through one of its branches;

•	the specific designation;

•	the qualification of the eligible liabilities senior debt securities as eligible liabilities for bank regulatory purposes;

•

the ranking of the eligible liabilities senior debt securities relative to our other outstanding securities, including whether they provide for an explicit reference to their lower ranking as determined through § 46f(5) of the German Banking Act and to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	whether we are permitted to substitute the office through which we are acting for all purposes under the eligible liabilities senior debt securities;

•	the aggregate principal amount, purchase price and denomination;

•	the currency, if other than U.S. dollars, in which the eligible liabilities senior debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to postponing or shortening the maturity date to account for days that are not business days);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the eligible liabilities senior debt securities;

•	any redemption provisions, including any redemption notice provisions;

•

whether we will issue the eligible liabilities senior debt securities in registered form or bearer form or both and, if we are offering eligible liabilities senior debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those eligible liabilities senior debt securities in bearer form;

•	whether we will issue the eligible liabilities senior debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

the identity of any agents for the eligible liabilities senior debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the eligible liabilities senior debt securities on any securities exchange;

•	any additions to or modifications of our covenants set forth herein with respect to the eligible liabilities senior debt securities; and

•	any other specific terms of the eligible liabilities senior debt securities and any terms required by or advisable under applicable laws or regulations.

The prospectus supplement relating to any series of eligible liabilities senior debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, certain German income tax consequences, certain income tax consequences due to the jurisdiction of any relevant issuing branch and certain considerations under ERISA, in each case in relation to an investment in the eligible liabilities senior debt securities.

Registration and Transfer of Eligible Liabilities Senior Debt Securities

Holders may present eligible liabilities senior debt securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the eligible liabilities senior debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the eligible liabilities senior indenture (or any supplemental indenture thereto) or issuer order under which that series of eligible liabilities senior debt securities is issued.

Holders may transfer eligible liabilities senior debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee.

If any of the eligible liabilities senior debt securities are held in global form, the procedures for transfer of interests in those eligible liabilities senior debt securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in the eligible liabilities senior indenture or other provisions designed to protect holders of eligible liabilities senior debt securities against a reduction in our creditworthiness that would afford holders of eligible liabilities senior debt securities additional protection in the event of a recapitalization transaction, a change of control of the Bank, a merger or consolidation, a sale, lease or conveyance of all or substantially all of our assets or a highly leveraged transaction or any other transaction that might adversely affect holders of eligible liabilities senior debt securities.

It may be that we will depend increasingly upon the earnings and cash flow of our subsidiaries to meet our obligations under the eligible liabilities senior debt securities. Since the creditors of any of our subsidiaries would generally have a right to receive payment that is superior to our right to receive payment from the assets of that subsidiary, holders of eligible liabilities senior debt securities will be effectively subordinated to creditors of our subsidiaries. In addition, there are various regulatory requirements applicable to some of our subsidiaries that limit their ability to pay dividends and make loans and advances to us.

Events of Default

An event of default is defined under the eligible liabilities senior indenture, with respect to any series of eligible liabilities senior debt securities issued under that indenture, as the opening of insolvency proceedings against us by a German court having jurisdiction over us. There are no other events of default under the eligible liabilities senior indenture.

Acceleration Upon Event of Default. The eligible liabilities senior indenture provides if an event of default occurs or is continuing, either the trustee or the holders of not less than 33 1⁄3% in aggregate principal amount of all outstanding eligible liabilities senior debt securities issued under the eligible liabilities senior indenture, voting as one class, by notice in writing to the Bank, may declare the principal of all outstanding eligible liabilities senior debt securities issued under the eligible liabilities senior indenture, and interest accrued thereon, to be due and payable immediately.

No Acceleration Upon Other Defaults. The eligible liabilities senior indenture provides that there is no right of acceleration in the case of a default in the payment of principal of, interest on, or other amounts owing under any series of eligible liabilities senior debt securities issued under the eligible liabilities senior indenture or a default in the performance of any of our other covenants under the eligible liabilities senior debt securities.

No Negative Pledge. The eligible liabilities senior indenture does not contain any restrictions preventing us from incurring additional debt or from securing any of our debt by a pledge, lien or other encumbrance on any of our assets.

Indemnification of Trustee for Actions Taken on Your Behalf. The eligible liabilities senior indenture provides that the trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of eligible liabilities senior debt securities issued under the eligible liabilities senior indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the eligible liabilities senior indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of eligible liabilities senior debt securities issued under that indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding eligible liabilities senior debt securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder. The eligible liabilities senior indenture provides that no individual holder of eligible liabilities senior debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest at maturity or upon acceleration unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the default (including any event of default) and the continuance thereof;

•

the holders of not less than a majority in aggregate principal amount of the outstanding eligible liabilities senior debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity and/or security;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in aggregate principal amount of the outstanding eligible liabilities senior debt securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

The eligible liabilities senior indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge

We may only discharge all of our obligations under the eligible liabilities senior indenture, other than as to transfers and exchanges, after we have:

•

paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding eligible liabilities senior debt securities issued thereunder in accordance with their terms; or

•	delivered to the trustee for cancellation all of the outstanding eligible liabilities senior debt securities issued thereunder.

Office Substitution

We may issue series of eligible liabilities senior debt securities that permit us at any time, without the consent of the holders or the trustee, to designate our head office or another branch of ours (in this paragraph, we refer to each of our head office or any of our branches as an “office”) as substitute for the office through which we have acted to issue such series with the same effect as if such substitute office had been originally named as the office through which we had acted to issue such series for all purposes under the eligible liabilities senior indenture and such series. In order to give effect to such a substitution, we will give notice of the substitution to the trustee and the holders of such series of eligible liabilities senior debt securities. With effect from the substitution date, such substitute office will, without any amendment of such series of eligible liabilities senior debt securities or entry into any supplemental indenture, assume all of the obligations of the originally-named office as principal obligor under such series of eligible liabilities senior debt securities. The applicable pricing supplement will include a reference to office substitution if included as a term of a series of eligible liabilities senior debt securities.

Modification of the Eligible Liabilities Senior Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental eligible liabilities senior indentures without the consent of the holders of the eligible liabilities senior debt securities issued under the eligible liabilities senior indenture to:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of eligible liabilities senior debt securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	establish the forms or terms of eligible liabilities senior debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee; or

•	to give effect to any variation to the terms of the eligible liabilities senior debt securities as a result of the imposition of any Resolution Measure,

provided, that any such modification is permitted by relevant laws and regulations and subject to approval by the competent authority, as applicable.

Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding eligible liabilities senior debt security without the consent of each holder that would be affected by such change:

•	change the final maturity of such eligible liabilities senior debt security;

•	reduce the principal amount;

•	reduce the rate or change the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security provable in bankruptcy;

•	alter certain provisions of the eligible liabilities senior indenture relating to eligible liabilities senior debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any security when due; or

•	reduce the percentage of eligible liabilities senior debt securities the consent of whose holders is required for modification of the eligible liabilities senior indenture,

provided, that any such change is permitted by relevant laws and regulations and, if applicable, subject to approval by the competent authority.

Modification with Consent of Holders of a Majority. We and the trustee may make any other change to the eligible liabilities senior indenture and to the rights of the holders of the eligible liabilities senior debt securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding eligible liabilities senior debt securities issued thereunder, voting as one class provided, that any such change is permitted by relevant laws and regulations and subject to approval by the competent authority, as applicable.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

Governing Law

The eligible liabilities senior indenture is, and the eligible liabilities senior debt securities will be, governed by and construed in accordance with the laws of the State of New York, except as may be otherwise required by mandatory provisions of law and except with respect to the provisions relating to the ranking of such eligible liabilities senior debt securities and their status under Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz), which will be governed by and construed in accordance with German law, including, in relation to such provisions, any determination of whether a Resolution Measure has been imposed on us.

Senior Debt Securities

The Senior Indenture

We may issue senior debt securities, acting through our head office or through one of our branches. The senior debt securities offered pursuant to this prospectus will be issued in one or more series under, and will be governed by, the senior indenture, dated November 22, 2006, among us, as issuer, Delaware Trust Company (the legal successor to Law Debenture Trust Company of New York), 251 Little Falls Drive, Wilmington, Delaware 19808, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar, as supplemented by the first supplemental senior indenture, dated as of March 7, 2014, the second supplemental senior indenture dated as of January 1, 2015, the third supplemental senior indenture, dated as of January 1, 2016, the fourth supplemental senior indenture, dated as of March 15, 2016, the fifth supplemental senior indenture, dated as of July 21, 2018, and as may be further amended and supplemented from time to time.

The senior indenture is qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the senior indenture and also as trustee under any other indenture under which securities of ours are issued, upon a default in any series of securities issued under either indenture, the trustee may be deemed to have a conflicting interest and may be required to resign and a successor trustee will be appointed. As of the date of this prospectus, Delaware Trust Company acts both as trustee under the senior indenture and as trustee under the indenture relating to our senior debt funding securities.

In this sub-section “Description of Debt Securities—Senior Debt Securities,” we refer to the trustee under the senior indenture, including any successor trustee, as the “trustee” with respect to that indenture and the senior debt securities issued under it. We refer to the senior indenture, as it may be supplemented from time to time, as the “senior indenture.”

We have summarized below the material provisions of the senior indenture and the senior debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the senior indenture. The terms of the senior indenture will include both those stated in that indenture and those made part of that indenture by the Trust Indenture Act. The senior indenture and the supplements thereto are included as exhibits to the registration statement of which this prospectus forms a part, and you should read the senior indenture for provisions that may be important to you.

We May Issue Different Series of Senior Debt Securities

The senior indenture does not limit the amount of indebtedness that may be issued. We may issue senior debt securities from time to time in one or more distinct series, at a price of 100% of their principal amount or at a premium or a discount. This section summarizes terms of the senior debt securities that apply generally to all series. The provisions of the senior indenture allow us not only to issue senior debt securities with terms different from those of senior debt securities previously issued under that indenture, but also to “reopen” a previously issued series of senior debt securities and issue additional senior debt securities of that series. The senior debt securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.

Ranking; Status

The senior debt securities (and in the case of senior debt securities in bearer form, any coupons to these securities) will constitute our unsecured and unsubordinated obligations ranking pari passu among themselves and pari passu with all of our other unsecured and unsubordinated obligations (including our obligations under our senior debt funding securities described elsewhere in this prospectus), subject, however, to statutory priorities conferred upon certain unsecured and unsubordinated obligations in the event of any Resolution Measures imposed on us or in the event of our dissolution, liquidation, insolvency or composition, or if other proceedings are opened for the avoidance of the insolvency of, or against, us; and pursuant to Section 46f(5) of the German Banking Act (Kreditwesengesetz), the obligations under the senior debt securities will rank in priority to our senior non-preferred obligations under any of our debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (including the senior non-preferred obligations under any such debt instruments that we issued before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act) or any successor provision.

This order of priority will apply to our senior debt securities issued on or after July 21, 2018. Senior debt securities issued under the senior indenture prior to July 21, 2018 can constitute senior non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (including those that are subject to Section 46f(9) of the German Banking Act) or any successor provision. Any such outstanding senior debt securities would rank junior to senior debt securities issued on or after July 21, 2018, and pari passu with our eligible liabilities senior debt securities. For more information, please see the section “Description of Debt Securities—Eligible Liabilities Senior Debt Securities” above.

Resolution Measures

By acquiring any senior debt securities issued on or after January 1, 2015, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure or increased losses incurred based on the order of priority under the German Banking Act. In addition, by your acquisition of senior debt securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the senior debt securities and the paying agent, the registrar and the issuing agent (which we refer to as the “senior note agents” herein) for, agree not to initiate a suit against such trustee or the senior note agents in respect of, and agree that such trustee and the senior note agents will not be liable for, any action that such trustee or the senior note agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the senior debt securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

Payments on the Senior Debt Securities

Denomination and Currency. The senior debt securities may be denominated and payable in U.S. dollars or other currencies.

Fixed Rate and Floating Rate Senior Debt Securities. Senior debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the senior debt securities. Senior debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Linked or Exchangeable Senior Debt Securities. We may issue senior debt securities from time to time with the principal amount and/or interest payable on any relevant payment date to be determined by reference to the performance, level or value of one or more of the following: other securities issued by us, securities of any entity affiliated or unaffiliated with us, indices, currencies, commodities, interest rates, intangibles, articles, goods or any other property, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items. Holders of these types of senior debt securities will receive payments of principal and/or interest (if any) that are determined by reference to the applicable underlying instrument or measurement. Such senior debt securities may provide either for cash settlement or for physical settlement by delivery of the applicable underlying property or other property of the type listed above. Such senior debt securities may also provide that the form of settlement may be determined at our option or at your option.

We may issue senior debt securities that are exchangeable, either mandatorily or at our or the holder’s option, into securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, such securities or other property.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any of the senior debt securities we are offering:

•	whether the senior debt securities will be issued by Deutsche Bank AG, acting through its head office or through one of its branches;

•	the specific designation;

•	whether we are permitted to substitute the office through which we are acting for all purposes under the senior debt securities;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the senior debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to extending or shortening the maturity date);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the senior debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	if other than the principal amount thereof, the portion of the principal amount of the senior debt securities payable upon declaration of acceleration of maturity thereof;

•

whether we will issue the senior debt securities in registered form or bearer form or both and, if we are offering senior debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those senior debt securities in bearer form;

•	whether we will issue the senior debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

whether the senior debt securities are convertible or exchangeable securities and the terms on which holders of the senior debt securities may exchange them into or for one or more securities of ours or other entities or other property, or the cash value thereof, and the specific terms of and period in which such conversion or exchange may be made;

•

if the amount of principal, premium, if any, and/or interest payable on any date may be determined with respect to any currencies, commodities or securities of us or other entities, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, goods or any other property, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, the manner in which such amounts will be determined;

•	the identity of any agents for the senior debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the senior debt securities on any securities exchange;

•	whether the senior debt securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the senior debt securities and any terms required by or advisable under applicable laws or regulations.

The prospectus supplement relating to any series of senior debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, certain German income tax consequences, certain income tax consequences due to the jurisdiction of any relevant issuing branch and certain considerations under ERISA, in each case in relation to an investment in the senior debt securities.

Registration and Transfer of Senior Debt Securities

Holders may present senior debt securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the senior debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the senior indenture (or any supplemental indenture thereto) or issuer order under which that series of senior debt securities is issued.

Holders may transfer senior debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee.

If any of the senior debt securities are held in global form, the procedures for transfer of interests in those senior debt securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in the senior indenture or other provisions designed to protect holders of senior debt securities against a reduction in our creditworthiness that would afford holders of senior debt securities additional protection in the event of a recapitalization transaction, a change of control of the Bank, a merger or consolidation, a sale, lease or conveyance of all or substantially all of our assets or a highly leveraged transaction or any other transaction that might adversely affect holders of senior debt securities.

It may be that we will depend increasingly upon the earnings and cash flow of our subsidiaries to meet our obligations under the senior debt securities. Since the creditors of any of our subsidiaries would generally have a right to receive payment that is superior to our right to receive payment from the assets of that subsidiary, holders of senior debt securities will be effectively subordinated to creditors of our subsidiaries. In addition, there are various regulatory requirements applicable to some of our subsidiaries that limit their ability to pay dividends and make loans and advances to us.

Events of Default

The senior indenture provides holders of senior debt securities with remedies if we fail to perform specific obligations, such as making payments on the senior debt securities, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The senior indenture permits the issuance of senior debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

An event of default is defined under the senior indenture, with respect to any series of senior debt securities issued under that indenture, as any one or more of the following events having occurred and being continuing:

•	default is made in the payment of principal, interest or premium in respect of such series of senior debt securities for 30 days;

•

we fail to perform or observe any of our other obligations under the senior debt securities and such failure has continued for the period of 60 days following the service on us of notice by the trustee or holders of not less than 33 1⁄3% in aggregate principal amount of the senior debt securities of all series affected thereby requiring the same to be remedied, except that the failure to file with the trustee certain information required to be filed with the trustee pursuant to the Trust Indenture Act, will not constitute an event of default (although the trustee may bring suit to enforce such filing obligation); or

•	a court in Germany opens insolvency proceedings against us or we apply for or institute such proceedings or offer or make an arrangement for the benefit or our creditors generally.

Any additional or different events of default applicable to a particular series of senior debt securities issued under the senior indenture will be described in the prospectus supplement relating to such series.

No Negative Pledge. The senior indenture does not contain any restrictions preventing us from incurring additional debt or from securing any of our debt by a pledge, lien or other encumbrance on any of our assets.

Acceleration of Senior Debt Securities Upon an Event of Default. The senior indenture provides that:

•

if an event of default due to the default in payment of principal, interest or premium in respect of any series of senior debt securities issued under the senior indenture, or due to the default in the performance or breach of any other covenant or warranty of the Bank applicable to less than all outstanding series of senior debt securities issued under the senior indenture occurs and is continuing, other than a covenant for which the senior indenture specifies that the violation thereof does not give a right to accelerate or declare due and payable any securities issued under the senior indenture, either the trustee or the holders of not less than 33 1⁄3% in aggregate principal amount of the outstanding senior debt securities of all affected series, voting as one class, by notice in writing to the Bank, may declare the principal of all senior debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

•

if an event of default due to a default in the performance of any other of the covenants or agreements in the senior indenture applicable to all outstanding senior debt securities issued under the senior indenture or due to the specified events of bankruptcy, insolvency or reorganization of the Bank, occurs and is continuing, other than a covenant for which the senior indenture specifies that the violation thereof does not give a right to accelerate or declare due and payable any senior debt securities issued under the senior indenture, either the trustee or the holders of not less than 33 1⁄3% in aggregate principal amount of all outstanding senior debt securities issued under the senior indenture, voting as one class, by notice in writing to the Bank, may declare the principal of all senior debt securities and interest accrued thereon to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all events of default under the senior indenture, other than the non-payment of the principal of the senior debt securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding senior debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the senior debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf. The senior indenture provides that the trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of senior debt securities issued under the senior indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the senior indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of senior debt securities issued under that indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding senior debt securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder. The senior indenture provides that no individual holder of senior debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest at maturity or upon acceleration unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•

the holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in aggregate principal amount of the outstanding senior debt securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

The senior indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge and Defeasance

We have the ability to eliminate most or all of our obligations on any series of senior debt securities prior to maturity if we comply with the following provisions.

Discharge of Senior Indenture. We may discharge all of our obligations, other than as to transfers and exchanges, after we have:

•	paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding senior debt securities issued thereunder in accordance with their terms;

•	delivered to the trustee for cancellation all of the outstanding senior debt securities issued thereunder; or

•

if in the case of any series of senior debt securities on which the exact amount (including the currency of payment) of principal and any interest or premium, if any, due can be determined at the time of making the deposit referred to below, and which shall have become due or payable, or are by their terms to become due and payable or are scheduled for redemption, within one year, we have irrevocably deposited with the trustee, cash or, in the case of a series of senior debt securities payable only in U.S. dollars, U.S. government obligations, in trust for the benefit of the holders of securities of such series, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and any interest or premium, if any, on, and any mandatory sinking fund payments for, those securities.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of senior debt securities at any time, which we refer to as “defeasance.”

Defeasance may be effected only if, among other things:

•

we irrevocably deposit with the trustee cash or, in the case of senior debt securities payable only in U.S. dollars, U.S. government obligations, in trust for the benefit of the holders of senior debt securities of such series, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and any interest or premium, if any, on, and any mandatory sinking fund payments for, all outstanding senior debt securities of the series being defeased; and

•	we deliver to the trustee an opinion of counsel to the effect that:

•	the holders of the series of senior debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance; and

•	the defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of principal and interest payments on the series of senior debt securities being defeased.

This opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of this prospectus.

Office Substitution

We may issue series of senior debt securities that permit us at any time, without the consent of the holders or the trustee, to designate our head office or another branch of ours (in this paragraph, we refer to each of our head office or any of our branches as an “office”) as substitute for the office through which we have acted to issue such series with the same effect as if such substitute office had been originally named as the office through which we had acted to issue such series for all purposes under the senior indenture and such series. In order to give effect to such a substitution, we will give notice of the substitution to the trustee and the holders of such series of senior debt securities. With effect from the substitution date, such substitute office will, without any amendment of such series of senior debt securities or entry into any supplemental indenture, assume all of the obligations of the originally-named office as principal obligor under such series of senior debt securities. The applicable pricing supplement will include a reference to office substitution if included as a term of a series of senior debt securities.

Modification of the Senior Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental senior indentures without the consent of the holders of senior debt securities issued under the senior indenture to:

•	convey, transfer, assign, mortgage or pledge to the trustee as security for the senior debt securities of one or more series any property or assets;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of senior debt securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	establish the forms or terms of senior debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•	give effect to any variation to the terms of the senior debt securities as a result of the impositions of any Resolution Measure.

Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding senior debt security without the consent of each holder that would be affected by such change:

•	change the final maturity of such senior debt security;

•	reduce the principal amount;

•	reduce the rate or change the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•

alter the terms on which holders of the senior debt securities may convert or exchange those senior debt securities for other securities of the Bank or of other entities or for other property or the cash value of thereof, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the senior debt securities;

•	alter certain provisions of the senior indenture relating to senior debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any senior debt security when due; or

•	reduce the percentage of senior debt securities the consent of whose holders is required for modification of the senior indenture.

Modification with Consent of Holders of a Majority. We and the trustee may make any other change to the senior indenture and to the rights of the holders of the senior debt securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding senior debt securities issued thereunder, voting as one class.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

Governing Law

The senior indenture is, and the senior debt securities will be, governed by and construed in accordance with the laws of the State of New York, except as may be otherwise required by mandatory provisions of law.

Senior Debt Funding Securities

The Senior Debt Funding Indenture

We may issue senior debt funding securities, acting through our head office or through one of our branches. The senior debt funding securities offered pursuant to this prospectus will be issued in one or more series under, and will be governed by, the senior debt funding indenture, dated as of July 30, 2018, among us, as issuer, Delaware Trust Company, 251 Little Falls Drive, Wilmington, Delaware 19808, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, authenticating agent, issuing agent and registrar, as may be amended and supplemented from time to time.

The senior debt funding indenture will be qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the senior debt funding indenture and also as trustee under any other indenture under which securities of ours are issued, upon a default in any series of securities issued under either indenture, the trustee may be deemed to have a conflicting interest and may be required to resign and a successor trustee will be appointed. As of the date of this prospectus, Delaware Trust Company acts both as trustee under the senior debt funding indenture and as trustee under the senior indenture.

In this sub-section “Description of Debt Securities—Senior Debt Funding Securities,” we refer to the trustee under the senior debt funding indenture, including any successor trustee, as the “trustee” with respect to that indenture and the senior debt funding securities issued under it. We refer to the senior debt funding indenture, as it may be supplemented from time to time, as the “senior debt funding indenture.”

We have summarized below the material provisions of the senior debt funding indenture and the senior debt funding securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the senior debt funding indenture. The terms of the senior debt funding indenture will include both those stated in that indenture and those made part of that indenture by the Trust Indenture Act. The senior debt funding indenture is included as an exhibit to the registration statement of which this prospectus forms a part, and you should read the senior debt funding indenture for provisions that may be important to you.

We May Issue Different Series of Senior Debt Funding Securities

The senior debt funding indenture does not limit the amount of senior debt funding securities that may be issued. We may issue senior debt funding securities from time to time in one or more distinct series, at a price of 100% of their principal amount or at a premium or a discount. This section summarizes terms of the senior debt funding securities that apply generally to all series. The provisions of the senior debt funding indenture allow us not only to issue senior debt funding securities with terms different from those of the senior debt funding securities previously issued under that indenture, but also to “reopen” a previously issued series of senior debt funding securities and issue additional senior debt funding securities of that series. The senior debt funding securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.

Ranking; Status

The senior debt funding securities (and in the case of senior debt funding securities in bearer form, any coupons to these securities) will constitute our unsecured and unsubordinated obligations ranking pari passu among themselves and pari passu with all of our other unsecured and unsubordinated obligations (including our obligations under our senior debt securities described elsewhere in this prospectus), subject, however, to statutory priorities conferred upon certain unsecured and unsubordinated obligations in the event of any Resolution Measures imposed on us or in the event of our dissolution, liquidation, insolvency or composition, or if other proceedings are opened for the avoidance of the insolvency of, or against, us; and pursuant to Section 46f(5) of the German Banking Act (Kreditwesengesetz), the obligations under the senior debt funding securities will rank in priority to our senior non-preferred obligations under any of our debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (including the senior non-preferred obligations under any such debt instruments that we issued before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act) or any successor provision.

Resolution Measures

By acquiring any senior debt funding securities, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure or increased losses incurred based on the order of priority under the German Banking Act. In addition, by your acquisition of senior debt funding securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the senior debt funding securities and the paying agent, the authenticating agent, the issuing agent and the registrar (which we refer to as the “senior debt funding note agents” herein) for, agree not to initiate a suit against such trustee or the senior debt funding note agents in respect of, and agree that such trustee and the senior debt funding note agents will not be liable for, any action that such trustee or the senior debt funding note agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the senior debt funding securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

Qualification as “Eligible Liabilities”

The senior debt funding securities are intended to qualify as eligible liabilities instruments for the minimum requirement for own funds and eligible liabilities as described and provided for in the bank regulatory capital provisions to which we are subject, including restrictions on the aggregate amount of similar instruments that we may use for such purposes, but do not constitute senior non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act.

No Enhancement; No Set-off; No Security; Early Redemption

The senior debt funding indenture provides that:

•

no subsequent agreement may enhance the seniority of our obligations under the senior debt funding securities or shorten the term of any of the senior debt funding securities or any applicable notice period;

•	no holder of the senior debt funding securities may set off its claims arising under such senior debt funding securities against any claims of ours;

•

no security or guarantee will be provided at any time securing claims of the holders under the senior debt funding securities; any security or guarantee already provided or granted in the future in connection with other liabilities of ours may not be used for claims under the senior debt funding securities; and

•

any redemption of any series of senior debt funding securities prior to their stated maturity will be subject to (i) receipt by the Bank of prior approval of the competent authority, if then required under applicable law, capital adequacy guidelines, regulations or policies of such competent authority, and (ii) compliance with any other regulatory requirements. If the senior debt funding securities are redeemed by us without the approval of such competent authority, if then legally required, then the amounts paid on the senior debt funding securities must be returned to us irrespective of any agreement to the contrary.

If we fail to make payment on the senior debt funding securities when due, we will be in default on our obligations under the senior debt funding indenture. In such case, the trustee and the holders of senior debt funding securities could take action against us, but they may not accelerate the maturity of the senior debt funding securities.

Payments on the Senior Debt Funding Securities

Denomination and Currency. Unless otherwise specified in the applicable pricing supplement, the senior debt funding securities will be denominated and payable in U.S. dollars.

Fixed Rate and Floating Rate Senior Debt Funding Securities. The senior debt funding securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the senior debt funding securities. The senior debt funding securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any of the senior debt funding securities we are offering:

•	whether the senior debt funding securities will be issued by Deutsche Bank AG, acting through its head office or through one of its branches;

•	the specific designation;

•	the qualification of the senior debt funding securities as eligible liabilities for bank regulatory purposes;

•	whether we are permitted to substitute the office through which we are acting for all purposes under the senior debt funding securities;

•	the aggregate principal amount, purchase price and denomination;

•	the currency, if other than U.S. dollars, in which the senior debt funding securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to postponing or shortening the maturity date to account for days that are not business days);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the senior debt funding securities;

•	any redemption provisions, including any redemption notice provisions;

•

whether we will issue the senior debt funding securities in registered form or bearer form or both and, if we are offering senior debt funding securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those senior debt funding securities in bearer form;

•	whether we will issue the senior debt funding securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•	the identity of any agents for the senior debt funding securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the senior debt funding securities on any securities exchange;

•	any additions to or modifications of our covenants set forth herein with respect to the senior debt funding securities; and

•	any other specific terms of the senior debt funding securities and any terms required by or advisable under applicable laws or regulations.

The prospectus supplement relating to any series of senior debt funding securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, certain German income tax consequences, certain income tax consequences due to the jurisdiction of any relevant issuing branch and certain considerations under ERISA, in each case in relation to an investment in the senior debt funding securities.

Registration and Transfer of Senior Debt Funding Securities

Holders may present senior debt funding securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the senior debt funding securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the senior debt funding indenture (or any supplemental indenture thereto) or issuer order under which that series of senior debt funding securities is issued.

Holders may transfer senior debt funding securities in bearer form and/or the related coupons, if any, by delivery to the transferee.

If any of the senior debt funding securities are held in global form, the procedures for transfer of interests in those senior debt funding securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in the senior debt funding indenture or other provisions designed to protect holders of senior debt funding securities against a reduction in our creditworthiness that would afford holders of senior debt funding securities additional protection in the event of a recapitalization transaction, a change of control of the Bank, a merger or consolidation, a sale, lease or conveyance of all or substantially all of our assets or a highly leveraged transaction or any other transaction that might adversely affect holders of senior debt funding securities.

It may be that we will depend increasingly upon the earnings and cash flow of our subsidiaries to meet our obligations under the senior debt funding securities. Since the creditors of any of our subsidiaries would generally have a right to receive payment that is superior to our right to receive payment from the assets of that subsidiary, holders of senior debt funding securities will be effectively subordinated to creditors of our subsidiaries. In addition, there are various regulatory requirements applicable to some of our subsidiaries that limit their ability to pay dividends and make loans and advances to us.

Events of Default

An event of default is defined under the senior debt funding indenture, with respect to any series of senior debt funding securities issued under that indenture, as the opening of insolvency proceedings against us by a German court having jurisdiction over us. There are no other events of default under the senior debt funding indenture.

Acceleration Upon Event of Default. The senior debt funding indenture provides if an event of default occurs or is continuing, either the trustee or the holders of not less than 33 1⁄3% in aggregate principal amount of all outstanding senior debt funding securities issued under the senior debt funding indenture, voting as one class, by notice in writing to the Bank, may declare the principal of all outstanding senior debt funding securities issued under the senior debt funding indenture, and interest accrued thereon, to be due and payable immediately.

No Acceleration Upon Other Defaults. The senior debt funding indenture provides that there is no right of acceleration in the case of a default in the payment of principal of, interest on, or other amounts owing under any series of senior debt funding securities issued under the senior debt funding indenture or a default in the performance of any of our other covenants under the senior debt funding securities.

No Negative Pledge. The senior debt funding indenture does not contain any restrictions preventing us from incurring additional debt or from securing any of our debt by a pledge, lien or other encumbrance on any of our assets.

Indemnification of Trustee for Actions Taken on Your Behalf. The senior debt funding indenture provides that the trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of senior debt funding securities issued under the senior debt funding indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the senior debt funding indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of senior debt funding securities issued under that indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding senior debt funding securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder. The senior debt funding indenture provides that no individual holder of senior debt funding securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest at maturity or upon acceleration unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the default (including any event of default) and the continuance thereof;

•

the holders of not less than a majority in aggregate principal amount of the outstanding senior debt funding securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity and/or security;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in aggregate principal amount of the outstanding senior debt funding securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

The senior debt funding indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge

We may only discharge all of our obligations under the senior debt funding indenture, other than as to transfers and exchanges, after we have:

•	paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding senior debt funding securities issued thereunder in accordance with their terms; or

•	delivered to the trustee for cancellation all of the outstanding senior debt funding securities issued thereunder.

Office Substitution

We may issue series of senior debt funding securities that permit us at any time, without the consent of the holders or the trustee, to designate our head office or another branch of ours (in this paragraph, we refer to each of our head office or any of our branches as an “office”) as substitute for the office through which we have acted to issue such series with the same effect as if such substitute office had been originally named as the office through which we had acted to issue such series for all purposes under the senior debt funding indenture and such series. In order to give effect to such a substitution, we will give notice of the substitution to the trustee and the holders of such series of senior debt funding securities. With effect from the substitution date, such substitute office will, without any amendment of such series of senior debt funding securities or entry into any supplemental indenture, assume all of the obligations of the originally-named office as principal obligor under such series of senior debt funding securities. The applicable pricing supplement will include a reference to office substitution if included as a term of a series of senior debt funding securities.

Modification of the Senior Debt Funding Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental senior debt funding indentures without the consent of the holders of the senior debt funding securities issued under the senior debt funding indenture to:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of senior debt funding securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	establish the forms or terms of senior debt funding securities of any series; or

•	evidence the acceptance of appointment by a successor trustee; or

•	to give effect to any variation to the terms of the senior debt funding securities as a result of the imposition of any Resolution Measure,

provided, that any such modification is permitted by relevant laws and regulations and subject to approval by the competent authority, as applicable.

Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding senior debt funding security without the consent of each holder that would be affected by such change:

•	change the final maturity of such senior debt funding security;

•	reduce the principal amount;

•	reduce the rate or change the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security provable in bankruptcy;

•	alter certain provisions of the senior debt funding indenture relating to senior debt funding securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any security when due; or

•	reduce the percentage of senior debt funding securities the consent of whose holders is required for modification of the senior debt funding indenture,

provided, that any such change is permitted by relevant laws and regulations and, if applicable, subject to approval by the competent authority.

Modification with Consent of Holders of a Majority. We and the trustee may make any other change to the senior debt funding indenture and to the rights of the holders of the senior debt funding securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding senior debt funding securities issued thereunder, voting as one class provided, that any such change is permitted by relevant laws and regulations and subject to approval by the competent authority, as applicable.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

Governing Law

The senior debt funding indenture is, and the senior debt funding securities will be, governed by and construed in accordance with the laws of the State of New York, except as may be otherwise required by mandatory provisions of law.

DESCRIPTION OF WARRANTS

We may offer warrants separately or together with one or more additional warrants, ordinary shares, tradable subscription rights to subscribe for our ordinary shares, purchase contracts, capital securities and debt securities issued by us or debt obligations or other securities of an entity affiliated or not affiliated with us or any combination of those securities in the form of units, as described in the applicable prospectus supplement. The warrants offered pursuant to this prospectus will be issued pursuant to the warrant agreement, dated November 15, 2007, between us and Deutsche Bank Trust Company Americas as warrant agent, as amended by the first amendment to the warrant agreement, dated as of January 1, 2015, the second amendment to the warrant agreement, dated as of January 1, 2016, the third amendment to the warrant agreement, dated as of July 21, 2018, and as may be further amended and supplemented from time to time. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Warrants to purchase or sell securities of entities not affiliated with us issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

We may issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

We refer to the items described above as “warrant property.” We may satisfy our obligations, if any, with respect to any warrants by delivering the warrant property, the cash value of the warrant property or the cash value of the warrants determined by reference to the performance, level or value of the warrant property, all as described in the applicable prospectus supplement.

The warrants are our unsecured contractual obligations and will rank equally and pari passu with our other unsecured contractual obligations and with our unsecured and unsubordinated debt obligations, subject to any statutory priority regime of the jurisdiction of our incorporation (or, in the case of warrants issued by Deutsche Bank AG acting through a branch, of the jurisdiction where the branch is established) that provides certain claims will be satisfied first in a resolution or German insolvency proceeding with respect to us. In connection with the application of the order of priority under the German Banking Act, in a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to us, the warrants are expected to be among the unsecured unsubordinated obligations that would bear losses after the non-structured senior debt securities issued before July 21, 2018 and the eligible liabilities senior debt securities.

Unless otherwise specified in the relevant pricing supplement, by acquiring any warrants issued on or after January 1, 2015, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure. In addition, by your acquisition of the warrants, you waive, to the fullest extent permitted by applicable law, any and all claims against the warrant agent for, agree not to initiate a suit against the warrant agent in respect of, and agree that the warrant agent will not be liable for, any action that the warrant agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the warrants. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

We may issue warrants, acting through our head office or through one of our branches. Deutsche Bank AG as a whole is responsible for the obligations of its branches. Where, however, Deutsche Bank AG is delayed in performing or is unable, whether in whole or in part, to perform the obligations of the branch that issued any warrants through such branch due to any law, requirement or any other act of state or of any authority in the jurisdiction of such branch, investors may be unable to seek performance of such obligations through any of Deutsche Bank’s other branches or offices (including its head office).

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered warrants:

•	the specific designation;

•	whether we are permitted to substitute the office through which we are acting for all purposes under the warrants;

•	the aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	whether we will issue the warrants in registered form or bearer form or both;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

whether the warrants are put warrants, call warrants or spread warrants (entitling the holder to receive a cash value to be determined by reference to the amount, if any, by which a specified reference value of the warrant property at the time of exercise exceeds a specified base value of the warrant property), whether you or we will have the right to exercise the warrants and any conditions or restrictions on the exercise of the warrants;

•	the specific warrant property or cash value, and the amount or the method for determining the amount of the warrant property or cash value, deliverable upon exercise of each warrant;

•	the price at which and the currency with which the underlying securities, currencies or commodities may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

•	whether the warrant must be exercised by the payment of the exercise price in cash, on a cashless basis or by the delivery of any other security;

•	whether the exercise of the warrants is to be settled in cash or by delivery of the underlying securities, commodities, or both;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination or other agents;

•

certain U.S. federal income tax considerations, certain German income tax consequences and certain income tax consequences due to the jurisdiction of any relevant issuing branch, in each case in relation to an investment in the warrants;

•	the proposed listing, if any, of the warrants or any securities that may be acquired upon exercise of the warrants on any securities exchange;

•	whether the warrants are to be sold separately or with other securities as part of units; and

•	any additional terms of the agreement governing the warrants and any terms required by or advisable under applicable laws or regulations.

Office Substitution

We may issue series of warrants that permit us at any time, without the consent of the holders, to designate our head office or another branch of ours (in this paragraph, we refer to each of our head office or any of our branches as an “office”) as substitute for the office through which we have acted to issue such series with the same effect as if such substitute office had been originally named as the office through which we had acted to issue such series for all purposes under the warrant agreement and such series. In order to give effect to such a substitution, we will give notice of the substitution to the holders of such series of warrants. With effect from the substitution date, such substitute office will, without any amendment of such series of warrants or the warrant agreement, assume all of the obligations of the originally-named office as principal obligor under such series of warrants. The applicable pricing supplement will include a reference to office substitution if included as a term of a series of warrants.

Governing Law

The warrants will be governed by, and construed in accordance with, the laws of the State of New York, excluding choice of law provisions.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts (including purchase contracts issued as part of a unit with one or more warrants, capital securities or debt securities issued by us or debt obligations or other securities of an entity affiliated or not affiliated with us) to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

We refer to the property described above as “purchase contract property.”

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices (which may be based on a formula), all as described in the applicable prospectus supplement. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the purchase contract property, the cash value of such purchase contract property or the cash value of the purchase contract (which may be based on a formula or determined by reference to the performance, level or value of the purchase contract property), or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell the purchase contract property, any acceleration, cancellation or termination provisions, the identity of any purchase contract agent, other provisions relating to the settlement of a purchase contract or any other terms of the purchase contracts. The applicable prospectus supplement will also specify, if applicable, certain U.S. federal income tax considerations, certain German income tax consequences and certain income tax consequences due to the jurisdiction of any relevant issuing branch, in each case in relation to an investment in the purchase contracts.

Any provisions relating to the acknowledgment and acceptance of the effects of the imposition of any Resolution Measure on purchase contracts will be set out in the applicable prospectus supplement we will file in connection with their issuance.

Prepaid Purchase Contracts

Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these purchase contracts as “prepaid purchase contracts.” In certain circumstances, our obligation to settle prepaid purchase contracts on the relevant settlement date may be governed by the senior indenture and accordingly will rank on parity with all of our other unsecured and unsubordinated debt.

Purchase Contracts Issued as Part of Units

Purchase contracts issued as part of a unit will be governed by the terms and provisions of a unit agreement, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us. The applicable prospectus supplement will also describe, if applicable:

•

the designation and the terms of the units and of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us constituting the units, including whether and under what circumstances the ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us may be traded separately;

•	any additional terms of the agreement governing the units;

•

any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us constituting the units; and

•

certain U.S. federal income tax considerations, certain German income tax consequences and certain income tax consequences due to the jurisdiction of any relevant issuing branch, in each case in relation to an investment in the units.

The terms and conditions described under “Description of Ordinary Shares,” “Description of Tradable Subscription Rights to Subscribe for Ordinary Shares,” “Description of the Capital Securities,” “Description of Debt Securities,” “Description of Warrants” and “Description of Purchase Contracts” will apply to each unit and to any ordinary shares, tradable subscription rights to subscribe for ordinary shares, capital securities, debt securities, warrants and purchase contracts issued by us included in each unit, unless otherwise specified in the applicable prospectus supplement.

Any provisions relating to the acknowledgment and acceptance of the effects of the imposition of any Resolution Measure on units will be set out in the applicable prospectus supplement we will file in connection with their issuance.

RESOLUTION MEASURES

References to “you” in this “Resolution Measures” section means the holders of the capital securities, debt securities or warrants as the case may be (including the beneficial owners). “Beneficial owner” means (i) if any capital securities, debt securities or warrants are in global form, the beneficial owners of such securities (and any interest therein) and (ii) if any capital securities, debt securities or warrants are in definitive form, the holders in whose name such securities are registered in the security or warrant register, as applicable, and any beneficial owners holding an interest in such securities in definitive form.

Under the relevant resolution laws and regulations as applicable to us from time to time, the capital securities, debt securities and warrants may be subject to the powers exercised by the competent resolution authority to:

•

write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount or, if applicable, claims for delivery of any property in respect of the capital securities, debt securities or warrants;

•

convert the capital securities, debt securities or warrants into ordinary shares of (i) the Bank or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital (and issue to or confer on the holders (including the beneficial owners) such ordinary shares or instruments); and/or

•

apply any other resolution measure, including, but not limited to, (i) any transfer of the capital securities, debt securities or warrants to another entity, (ii) the amendment, modification or variation of the terms and conditions of the capital securities, debt securities or warrants or (iii) the cancellation of the capital securities, debt securities or warrants.

We refer to each of these measures as a “Resolution Measure.” When we refer to a “group entity,” we mean an entity that is included in the corporate group subject to a Resolution Measure, and when we refer to a “bridge bank,” we mean a newly chartered German bank that would receive some or all of our equity securities, assets, liabilities and material contracts, including those attributable to our branches and subsidiaries, in the event of the imposition of Resolution Measures. Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the Bank Recovery and Resolution Directive.

For the avoidance of doubt, any non-payment or, if applicable, non-delivery by us arising out of any such Resolution Measure will not constitute a failure by us under the terms of the capital securities, debt securities or warrants, or under the capital securities indenture, the senior indenture, the subordinated indenture or the warrant agreement, as applicable, to make a payment of principal of, interest on or other amounts owing, or deliverable, under the capital securities, debt securities or warrants.

Where applicable, we will include any further specific terms relating to the potential imposition of Resolution Measures with respect to future issuances of capital securities, debt securities and warrants in a prospectus supplement or a pricing supplement that we will file in connection with such issuance. The application of any Resolution Measure to purchase contracts and units will be described in the applicable prospectus supplement we will file in connection with their issuance.

With respect to the senior debt securities and the warrants only, the senior indenture and the warrant agreement were amended to reflect the terms relating to the potential imposition of a Resolution Measure with respect to the senior debt securities and warrants to be issued under those agreements on or after January 1, 2015. In particular, the second supplemental senior indenture and the first amendment to the warrant agreement, each dated January 1, 2015, provide that, unless otherwise specified, the holders of senior debt securities or warrants issued under the senior indenture or warrant agreement (as the case may be) on and after January 1, 2015 will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority. The third supplemental senior indenture and the second amendment to the warrant agreement, each dated January 1, 2016, amend and supplement the Resolution Measure provisions of the senior indenture and the warrant agreement, respectively, to implement certain changes to the Resolution Act and to revise the deemed agreement provisions as set forth below with respect to the senior debt securities and warrants issued on or after January 1, 2016. The fourth supplemental senior indenture and the third amendment to the warrant agreement, each dated July 21, 2018, amend and supplement the Resolution Measure provisions of the senior indenture and the warrant agreement, respectively, to implement certain changes to the Resolution Act and other laws (such as the German Banking Act in respect of the ranking of senior non-preferred debt instruments (Schuldtitel)) with respect to the senior debt securities and warrants issued on or after July 21, 2018.

Deemed Agreement to Resolution Measures

By your acquisition of the capital securities, debt securities or warrants (unless otherwise specified in the relevant pricing supplement), you will be deemed irrevocably to have agreed, and you will agree:

•

to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of the capital securities, debt securities or warrants to give effect to any Resolution Measure;

•	that you will have no claim or other right against us arising out of any Resolution Measure;

•

that, in the case of the capital securities and the debt securities, the imposition of any Resolution Measure will not constitute a default or an event of default (i) under such securities, (ii) under the relevant indenture or (iii) for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act) and applicable law; and

•	that, in the case of the warrants, the imposition of any Resolution Measure will not constitute a default (i) under the warrants or (ii) under the warrant agreement.

By your acquisition of the capital securities, debt securities or warrants, you will be deemed to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to the capital securities, debt securities or warrants, (ii) authorized, directed and requested The Depository Trust Company (in its capacity as the depositary, the “Depositary”) and any direct participant in the Depositary or other intermediary through which you hold such capital securities, debt securities or warrants to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the capital securities, debt securities or warrants as it may be imposed, without any further action or direction on your part or on the part of the relevant trustee, the relevant agents or the warrant agent, as applicable, and (iii) acknowledged and accepted that the Resolution Measure provisions described in this “Resolution Measures” section are exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings between you and us relating to the terms and conditions of the capital securities, debt securities or warrants.

Resolution Measures Applicable to the Capital Securities and the Debt Securities

Unless otherwise specified in the relevant pricing supplement (or in connection with any further issuances of senior debt securities with the same terms as senior debt securities originally issued prior to January 1, 2015), by acquiring any capital securities or debt securities, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority.

The terms and conditions of the capital securities or the debt securities, as the case may be, will continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the relevant securities, subject to any modification of the amount of interest payable, if any, to reflect the reduction of the principal amount, and any further modification of the terms of the relevant securities that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in Germany.

No repayment of any then-current principal amount of the capital securities or the debt securities or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) will become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by us under the laws and regulations of Germany then applicable to us.

By your acquisition of capital securities or the debt securities, as the case may be, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the relevant trustee or the relevant agents under the applicable indenture (which we refer to as the “agents” herein) for, agree not to initiate a suit against that trustee or those agents in respect of, and agree that that trustee and those agents will not be liable for, any action that that trustee or those agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the relevant securities.

Upon the imposition of a Resolution Measure by the competent resolution authority with respect to the capital securities or the debt securities, as the case may be, we will provide a written notice directly to the relevant holders in accordance with the relevant indenture as soon as practicable regarding such imposition of a Resolution Measure by the competent resolution authority for purposes of notifying such holders of such occurrence. We will also deliver a copy of such notice to the relevant trustee and the relevant agents for information purposes, and that trustee and those agents will be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by us to give notice will not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the relevant securities.

If, in the case of the capital securities, we have elected to redeem any capital securities or, in the case of the debt securities, any debt securities are called or being called for redemption by us, but prior to the payment of the redemption amount the competent resolution authority has imposed a Resolution Measure with respect to such securities, the relevant redemption notice will be automatically rescinded and will be of no force and effect, and no payment of the redemption amount will be due and payable.

Upon the imposition of any Resolution Measure by the competent resolution authority, the relevant trustee for the capital securities or the debt securities, as the case may be, will not be required to take any further directions from holders of the relevant securities pursuant to the relevant indenture, which authorizes holders of a majority in aggregate principal amount of the relevant securities at the time outstanding to direct certain actions relating to those securities, and if any such direction was previously given pursuant to the relevant indenture to the relevant trustee by the relevant holders, it will automatically cease to be effective, be null and void and have no further effect.

No indenture will impose any duties, obligations or liabilities upon the relevant trustee or the relevant agents whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority. The relevant trustee and the relevant agents will be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by the competent resolution authority, the capital securities or the debt securities remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the relevant securities), then the relevant trustee’s and each relevant agent’s duties under the relevant indenture will remain applicable with respect to the relevant securities following such completion to the extent that we, the relevant trustee and the relevant agents agree pursuant to a supplemental indenture, unless we, the relevant trustee and the relevant agents agree that a supplemental indenture is not necessary.

If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of capital securities or the debt securities, as the case may be, unless the relevant trustee or the relevant agents are otherwise instructed by us or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the relevant securities pursuant to the Resolution Measure will be made on a substantially pro rata basis among the relevant securities of any series.

Resolution Measures Applicable to the Warrants

Unless otherwise specified in the relevant pricing supplement, by acquiring any warrants issued on or after January 1, 2015, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority.

The terms and conditions of the warrants will continue to apply in relation to the residual notional amount of, or the amount due but unpaid in respect of, the warrants, subject to any modification of the amount payable, if any, to reflect the reduction of the notional amount or amount due but unpaid in respect of the warrants, and any further modification of the terms and conditions of the warrants that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in Germany.

No payment of any amount (or delivery of any property, if applicable) in respect of the warrants (to the extent of the portion thereof affected by the imposition of a Resolution Measure) will become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such payment or delivery would be permitted to be made by us under the laws and regulations of Germany then applicable to us.

By your acquisition of the warrants, you waive, to the fullest extent permitted by applicable law, any and all claims against the warrant agent for, agree not to initiate a suit against the warrant agent in respect of, and agree that the warrant agent will not be liable for, any action that the warrant agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the warrants.

Upon the imposition of a Resolution Measure by the competent resolution authority with respect to the warrants, we will provide a written notice directly to the holders in accordance with the warrant agreement as soon as practicable regarding such imposition of a Resolution Measure by the competent resolution authority for purposes of notifying holders of such occurrence. We will also deliver a copy of such notice to the warrant agent for information purposes, and the warrant agent will be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by us to give notice will not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the warrants.

If you have elected to exercise any warrants, but prior to the payment or delivery of the cash settlement amount or warrant property for the warrants the competent resolution authority has imposed a Resolution Measure with respect to the warrants, the exercise notice will be automatically rescinded and will be of no force and effect, and no payment or delivery of the cash settlement amount or warrant property for the warrants will be due and payable or deliverable.

The warrant agreement will impose no duties, obligations or liabilities upon the warrant agent whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority and the warrant agent will be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by the competent resolution authority, the warrants remain outstanding, then the warrant agent’s duties under the warrant agreement will remain applicable with respect to the warrants following such completion to the extent that we and the warrant agent agree pursuant to an amendment to the warrant agreement, unless we and the warrant agent agree that an amendment to the warrant agreement is not necessary.

If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding notional amount of warrants, unless the warrant agent is otherwise instructed by us or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the warrants pursuant to the Resolution Measure will be made on a substantially pro rata basis among the warrants of any series.

FORMS OF SECURITIES

Each capital security, debt security, warrant, purchase contract and unit will be represented either by:

•	one or more global securities representing the entire issuance of securities; or

•	a certificate issued in definitive form to a particular investor.

Certificated securities in definitive form and global securities both may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) in bearer form, where our obligation runs to the bearer of the security, subject to the limitations explained below under “—Limitations on Issuance of Bearer Securities” or, in the case of capital securities, the limitation to be described in the prospectus supplement relating to such capital security.

Unless the applicable prospectus supplement specifies otherwise, our ordinary shares will be issued in the form of global registered shares represented by one or more global securities.

Unless the applicable prospectus supplement specifies otherwise, tradable subscription rights to subscribe for our ordinary shares will be issued as book-entry interests in global registered form.

Legal Ownership

Global Securities. Global securities will name a depositary or its nominee as the owner of the capital securities, debt securities, warrants, purchase contracts or units represented by these global securities (other than global bearer securities, which name the bearer as owner). Investors in global securities can own only beneficial interests in such securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “—Global Securities.”

Definitive Securities. Definitive securities will name you or your nominee as the owner of the security (other than definitive bearer securities, which will specify the bearer as owner). In order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the relevant trustee, registrar, paying agent or other agent, as applicable.

Our Obligations Are to Legal Owners Only. Our obligations, as well as the obligations of the trustees under any indenture, and the obligations, if any, of any warrant agents, purchase contract agents and unit agents and any other agents of ours, any agents of any trustee or any agents of any warrant agents, purchase contract agents or unit agents, run only to the persons or entities named as holders of the securities in the relevant security register, in the case of registered securities, or the persons or entities that are the bearers of those securities, in the case of bearer securities.

Neither we nor any trustee, warrant agent, purchase contract agent, unit agent, other agent of ours, agent of any trustee or agent of the warrant agents, purchase contract agents or unit agents has obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.

Upon making a payment or giving a notice to the holder or bearer as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder or bearer is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so. Similarly, if we want to obtain the approval or consent of the holders or bearers of any securities for any purpose, we would seek the approval only from the holders or bearers, and not the indirect owners, of the relevant securities. Whether and how the holders or bearers contact the indirect owners would be governed by the agreements between such holders and bearers and the indirect owners.

Global Securities

Registered Global Securities. We may issue ordinary shares, registered capital securities, debt securities, warrants, purchase contracts and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases

(except with regard to ordinary shares), one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal, face amount or liquidation preference amount of the securities to be represented by registered global securities. In the case of ordinary shares, one or more registered global securities will be issued in the aggregate amount of the number of ordinary shares to be represented. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called “participants,” who have accounts with the depositary or persons who may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium (if any) and interest (if any) on, capital securities and debt securities, and any payments to holders with respect to ordinary shares, warrants, purchase contracts or units, represented by a registered global security registered in the name of a depositary or its nominee, will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Bank, the trustees, the warrant agents, the purchase contract agents, the unit agents or any other agent of the Bank, agent of any trustee or agent of the warrant agents, purchase contract agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of dividend, principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants, not us.

Discontinuance of Any Depositary. If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time request the withdrawal from the depositary of any of the securities represented by one or more registered global securities. Upon receipt of such request, the depositary will issue a notice to its participants of our request, and will process any withdrawal requests submitted by those participants in accordance with its procedures. If participants request withdrawal following our request, we will issue securities in definitive form in exchange for that portion of the registered global security or securities representing the securities held by participants requesting such withdrawal. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, purchase contract agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities

In compliance with U.S. federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by Notice 2012-20, implementing rules similar to former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D). Any underwriters, selling agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that:

•

they will not, in connection with the original issuance of any bearer securities or during the restricted period with respect to such securities (as defined in former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)(7)), which we refer to as the “restricted period,” offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above; and

•

they will not, at any time, offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above.

In addition, any underwriters, selling agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale or delivery of bearer securities.

Bearer securities, other than bearer securities that satisfy the requirements of Notice 2012-20, implementing rules similar to former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)(3)(iii) and any coupons or talons appertaining thereto, will not be delivered in definitive form, and no interest will be paid thereon, unless the Bank has received a signed certificate in writing, or an electronic certificate described in Notice 2012-20, implementing rules similar to former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

•	is owned by a person that is not a United States person; or

•	is owned by a United States person that:

(1)

is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, which we refer to as a “financial institution,” purchasing for its own account or for resale; or

(2)	is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date,

and in either case (1) or (2) above, each of those United States financial institutions agrees and certifies, on its own behalf or through its agent, that the Bank may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder; or

•

is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We will make payments on bearer securities only outside the United States and its possessions except as permitted by the above rules.

Bearer securities, other than temporary global securities, and any coupons issued with bearer securities will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of that bearer security or coupon.

As used in this section, the term bearer securities includes bearer securities that are part of units. As used herein, “United States person” means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in the Treasury regulations shall be considered United States persons.

Form of Securities Included in Units

The form of the warrant or purchase contract included in a unit will correspond to the form of the other components of the security.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the securities being offered by this prospectus in four ways: (1) acting through our head office or through one or more of our branches, (2) through selling agents, (3) through underwriters and/or (4) through dealers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of the Bank.

In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions or the possible range of commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If we use any underwriters to offer and sell these securities, we will enter into an purchase agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, who will purchase the securities as principal. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent – in each case, less other expenses attributable to issuance and distribution.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The underwriters may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or slow a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Bank in the ordinary course of business.

If so indicated in the prospectus supplement, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase ordinary shares, tradable subscription rights to subscribe for ordinary shares, capital securities, debt securities, warrants, purchase contracts or units, as the case may be, from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

Conflicts of Interest. To the extent an offering of the securities will be distributed by Deutsche Bank Securities Inc. or any other U.S. broker-dealer affiliate of the Bank, each such offering of securities must be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA,” regarding a FINRA member firm’s distribution of securities of affiliates and related conflicts of interest. No underwriter, selling agent or dealer utilized in the offering of securities that is an affiliate of the Bank will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of these securities, affiliates of the Bank may offer and sell these securities in the course of their businesses. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

EXPENSES OF THE ISSUE

The following is a statement of expenses, other than underwriting discounts and commissions, in connection with the distribution of the securities registered. Amounts shown, other than the Securities and Exchange Commission Registration Fee, are estimates.

Amount to be paid
Securities and Exchange Commission Registration Fee	$4,295,250.00
Federal Taxes, State Taxes and Fees	N/A
Trustees’ and Transfer Agents’ Fees	$20,000.00
Legal Fees	$500,000.00
Accounting Fees	$50,000.00
Printing and Engraving Costs	$20,000.00

Total	$4,885,250.00

Financial Industry Regulatory Authority Filing Fee[1]	$225,500.00

Total	$5,110,750.00

(1)	Applicable for securities not rated investment grade or not in the same series as investment grade rated securities.

LEGAL MATTERS

Certain legal matters with respect to German, United States and New York law relating to the validity of certain of the offered securities may be passed upon for the issuer of those securities by Cleary Gottlieb Steen & Hamilton LLP.

Certain legal matters with respect to United States and New York law relating to the validity of the senior debt securities and the warrants will be passed upon for the issuer of those securities by Davis Polk & Wardwell LLP.

Certain legal matters with respect to United States and New York law relating to the validity of the capital securities will be passed upon for the underwriters of, or dealers or selling agents with respect to, those securities by Davis Polk & Wardwell London LLP.

Certain legal matters with respect to German law relating to the validity of certain of the offered securities will be passed upon for the issuer of those securities by Group Legal Services of Deutsche Bank Aktiengesellschaft. Certain legal matters with respect to the validity of certain of the offered securities for any underwriters, dealers or selling agents will be passed upon by the firms or persons identified in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated balance sheets of Deutsche Bank Aktiengesellschaft and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes, and the specific disclosures described in Note 1 to the consolidated financial statements as being part of the financial statements, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, appearing in our Annual Report on Form 20-F for the year ended December 31, 2017, have been incorporated by reference herein in reliance upon the reports of KPMG AG Wirtschaftsprüfungsgesellschaft (which we refer to as “KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Bank and some of our affiliates may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code with respect to many employee benefit plans and perhaps certain other types of arrangements, such as individual retirement accounts. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the securities are acquired by or with the assets of a pension or other plan with respect to which the Bank or any of its affiliates is a service provider, unless those securities are acquired pursuant to an exemption from the applicable prohibited transaction rules. The assets of a pension or other plan may include assets held in certain investment funds or in the general account of an insurance company that are deemed to be “plan assets” under ERISA and the Internal Revenue Code. In addition, other employee benefit plans and accounts (such as governmental plans or non-U.S. plans) not subject to ERISA or the Internal Revenue Code may nonetheless be subject to similar rules under other applicable laws or documents. Any pension or other plan, or any person investing the assets of a pension or other plan, proposing to invest in the securities should read the Benefit Plan Investor Considerations set forth in the relevant prospectus or pricing supplement(s) applicable to the securities being purchased and should consult with legal counsel prior to investing in the securities.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in an accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank Aktiengesellschaft since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

Deutsche Bank

Aktiengesellschaft

Ordinary Shares

Tradable Subscription Rights to Subscribe for Ordinary Shares

Capital Securities

Debt Securities

Warrants

Purchase Contracts

Units

Prospectus

August 20, 2018

No person is authorized to give any information or to make any supplement representations other than those contained or incorporated by reference in this prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described herein or in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank AG since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

$500,000,000

Fixed to Floating Reset Rate

Subordinated Tier 2 Notes

due 2031

Lead Book-Running Manager

Deutsche Bank Securities

Joint-Lead Managers

Citigroup	BBVA	COMMERZBANK	Morgan Stanley

Santander	Standard Chartered Bank	TD Securities

Co-Managers

Academy Securities	AmeriVet Securities	Bancroft Capital	BNY Mellon Capital Markets, LLC

CAPIS	Citizens Capital Markets	KeyBanc Capital Markets	Mischler Financial Group, Inc.

Multi-Bank Securities, Inc.	Regions Securities LLC	R. Seelaus & Co., LLC	Siebert Williams Shank

June 29, 2020